                                     EXHIBIT





                            SHARE EXCHANGE AGREEMENT


                               Dated July 8, 2004

                                     Between


                            BREAKWATER RESOURCES LTD.

                                       and

                                 BOLIDEN LIMITED

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                                TABLE OF CONTENTS

1.   INTERPRETATION............................................................2

   1.1    DEFINITIONS..........................................................2
   1.2    CONSTRUCTION AND INTERPRETATION......................................7
   1.3    BUSINESS DAY.........................................................7
   1.4    USE OF THE WORD "INCLUDING"..........................................7
   1.5    USE OF THE WORDS "BEST KNOWLEDGE"....................................8
   1.6    GOVERNING LAW........................................................8
   1.7    SEVERABILITY.........................................................8
   1.8    TIME OF ESSENCE......................................................8
   1.9    SCHEDULES............................................................8

2.   SHARE EXCHANGE............................................................8

   2.1    SHARE EXCHANGE.......................................................8
   2.2    CASH ADVANCES ADJUSTMENT PAYMENT.....................................8
   2.3    ALLOCATION OF CONSIDERATION..........................................9

3.   REPRESENTATIONS OF BOLIDEN................................................9

   3.1    CORPORATE AND SHARE REPRESENTATIONS..................................9
   3.2    FINANCIAL AND TAX REPRESENTATIONS...................................10
   3.3    BUSINESS AND ASSET REPRESENTATIONS..................................11
   3.4    EMPLOYEE AND EMPLOYEE BENEFITS REPRESENTATIONS......................12
   3.5    GENERAL VENDOR REPRESENTATIONS......................................12
   3.6    ACKNOWLEDGMENT......................................................13
   3.7    CERTIFICATES........................................................13

4.   REPRESENTATIONS OF BREAKWATER............................................13

   4.1    REPRESENTATIONS OF BREAKWATER.......................................13
   4.2    CERTIFICATES........................................................14

5.   PRE AND POST CLOSING COVENANTS...........................................15

   5.1    PRE CLOSING TRANSFER OF ASSETS AND LIABILITIES......................15
   5.2    CONDUCT OF BUSINESS DURING INTERIM PERIOD...........................15
   5.3    ACCESS FOR DUE DILIGENCE............................................16
   5.4    MYRA FALLS LETTER OF CREDIT.........................................16
   5.5    CHANGE OF NAME......................................................16
   5.6    CONSENTS AND AUTHORIZATIONS.........................................16
   5.7    NOTICE OF UNTRUE REPRESENTATION OR WARRANTY.........................17
   5.8    ACTIONS TO SATISFY CLOSING CONDITIONS...............................17
   5.9    TRANSFER AND ISSUANCE OF SHARES AND WARRANTS........................17
   5.10   INDEBTEDNESS BY AND TO BOLIDEN......................................17
   5.11   BREAKWATER SHARE AND WARRANT OBLIGATIONS............................17
   5.12   BREAKWATER BOARD OF DIRECTORS.......................................18

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   5.13   CONFIDENTIALITY.....................................................18
   5.14   CONDUCT OF BUSINESS AFTER CLOSING...................................18
   5.15   BWCFL NOTE..........................................................19

6.   CONDITIONS OF CLOSING....................................................19

   6.1    BREAKWATER CONDITIONS OF CLOSING....................................19
   6.2    BOLIDEN CONDITIONS OF CLOSING.......................................20

7.   CLOSING..................................................................21

   7.1    CLOSING DATE........................................................21
   7.2    BOLIDEN CLOSING DOCUMENTS...........................................21
   7.3    BREAKWATER CLOSING DOCUMENTS........................................22
   7.4    CLOSING.............................................................23
   7.5    WAIVER..............................................................23
   7.6    CONSENT NOT RECEIVED BY CLOSING.....................................23

8.   BOLIDEN INDEMNIFICATION..................................................24

   8.1    RELIANCE............................................................24
   8.2    INDEMNIFICATION BY BOLIDEN..........................................24
   8.3    TIME LIMITATION.....................................................25
   8.4    AMOUNT LIMITATION...................................................25
   8.5    SUSPENSION OF OBLIGATION TO INDEMNIFY...............................25
   8.6    NOTICE AND CONDUCT OF CLAIM.........................................25
   8.7    NO RIGHT OF SET-OFF.................................................25
   8.8    RIGHT TO ACTION.....................................................26

9.   BREAKWATER INDEMNIFICATION...............................................26

   9.1    RELIANCE............................................................26
   9.2    INDEMNIFICATION BY BREAKWATER.......................................26
   9.3    TIME LIMITATION.....................................................27
   9.4    AMOUNT LIMITATION...................................................27
   9.5    NOTICE AND CONDUCT OF CLAIM.........................................27
   9.6    NO RIGHT OF SET-OFF.................................................27
   9.7    RIGHT TO ACTION.....................................................28

10.  TERMINATION..............................................................28

   10.1   TERMINATION WITHOUT NOTICE..........................................28
   10.2   TERMINATION BY BREAKWATER...........................................28
   10.3   TERMINATION BY BOLIDEN..............................................28
   10.4   EFFECT OF WAIVER....................................................28
   10.5   WITHOUT PREJUDICE...................................................28

11.  GENERAL..................................................................28

   11.1   SURVIVAL OF REPRESENTATIONS.........................................28
   11.2   ACCESS TO BWCL BOOKS AND RECORDS WITHIN BRITISH COLUMBIA............29
   11.3   BOLIDEN'S RIGHT TO INSPECT BWCL BOOKS AND RECORDS...................29
   11.4   ACCESS TO BWCL BOOKS AND RECORDS OUTSIDE BRITISH COLUMBIA...........29

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   11.5   PREMIER GOLD BOOKS AND RECORDS......................................29
   11.6   BREAKWATER'S RIGHT TO INSPECT OTHER RECORDS AND PREMIER
             GOLD RECORDS.....................................................29
   11.7   BOLIDEN'S RIGHT TO INSPECT PREMIER GOLD RECORDS.....................29
   11.8   COMMISSIONS, LEGAL FEES.............................................30
   11.9   PUBLIC ANNOUNCEMENTS................................................30
   11.10  ASSIGNMENT..........................................................30
   11.11  ENUREMENT...........................................................30
   11.12  NOTICES.............................................................30
   11.13  WAIVERS.............................................................31
   11.14  FURTHER ASSURANCES..................................................31
   11.15  REMEDIES CUMULATIVE.................................................31
   11.16  THIRD PARTY BENEFICIARIES...........................................31
   11.17  AMENDMENTS..........................................................31
   11.18  SUBMISSION TO JURISDICTION..........................................31
   11.19  ARBITRATION.........................................................32
   11.20  ENTIRE AGREEMENT....................................................32
   11.21  DELIVERY BY FAX.....................................................33
   11.22  COUNTERPARTS........................................................33

                            SHARE EXCHANGE AGREEMENT

THIS AGREEMENT made this 8th day of July, 2004.

BETWEEN

            BOLIDEN LIMITED
            Suite 4400, Bay Wellington Tower, BCE Place
            181 Bay Street
            Toronto, Ontario, M5J 2T3

            ("BOLIDEN")

AND:

            BREAKWATER RESOURCES LTD.
            Suite 950 - 95 Wellington Street West,
            Toronto, Ontario, M5J 2N7

            ("BREAKWATER")


WHEREAS:

A. Boliden is the registered holder and beneficial owner of all the issued and outstanding shares of Boliden Westmin (Canada) Limited ("BWCL") as follows:

        IN THE NAME OF                     CLASS AND NUMBER OF SHARES

        Boliden Limited                    10,000 Class A Common shares

        Boliden Limited                    11,057 Class B Common shares

B. As at June 1, 2004, BWCL is indebted to Boliden and its Affiliates on the following terms and in the following approximate amounts:

        CREDITOR                           INDEBTEDNESS AMOUNT

        Boliden Limited                    CDN$281,547,650

        Boliden Mineral AB                 CDN$ 31,467,850

C. In addition, on the Closing Date, BWCL anticipates being indebted to Boliden in the sum of $8,699,600, such indebtedness to be evidenced by a non-interest bearing demand promissory note to Boliden (the "BWCFL NOTE");

D. Boliden wishes to transfer the BWCL Shares and the BWCFL Note, and Breakwater wishes to acquire the BWCL Shares and the BWCFL Note, in exchange for Breakwater issuing common shares and warrants to Boliden on the terms and conditions hereinafter set out.

IN CONSIDERATION of the covenants and agreements in this Agreement, the Parties agree as follows:

1.      INTERPRETATION

1.1     DEFINITIONS

In this Agreement except as expressly provided or as the context otherwise requires:

        (a) "AFFILIATE" has the meaning given to such term in the CANADA BUSINESS CORPORATIONS ACT;

        (b) "AGREEMENT" means this agreement including any recitals and Schedules attached to this agreement, as amended, supplemented or restated from time to time;

        (c) "ANCILLARY AGREEMENTS" means all agreements, certificates and other instruments delivered or given pursuant to this Agreement;

        (d) "APPLICABLE LAWS" in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, permits, licences, guidelines, orders and policies of any Governmental Authority having or purporting to have authority over that Person, property transaction or event and all general principles of common law and equity;

        (e) "APPLICABLE SECURITIES LAWS" has the meaning given to such term in Section 4.1(b);

        (f) "ASSOCIATES" as describing the relationship between two Persons, means that they are "related persons" as defined in the TAX ACT;

        (g) "BOLIDEN INDEBTEDNESS" means the loans, advances and other indebtedness owing to Boliden and its Affiliates by BWCL as of June 1, 2004 as described in Recital B, being the approximate sum of CDN$313,015,500, plus or minus payments or other adjustments made in the course of the Pre-Closing BWCL Transactions but excluding the Net Cash Advance Amount and the indebtedness evidenced by the BWCFL Note;

        (h) "BOLIDEN INDEMNIFIED PERSONS" has the meaning given to such term in Section 9.2;

        (i) "BOLIDEN WESTMIN LIMITED" means the B.V.I. company formerly named Westmin Resources Limited and extra-provincially registered in British Columbia under no. A-61092;

        (j) "BOOKS AND RECORDS" means all books of account, tax records, sales and purchase records, customer and supplier lists, computer software, formulae, business reports, plans and projections and all other documents, files, correspondence and other information of BWCL (whether or not in written, printed, electronic or computer printout form) including minute books, share register books, share certificate books and annual reports;

        (k) "BREAKWATER INDEMNIFIED PERSONS" has the meaning given to such term in Section 8.2;

        (l) "BREAKWATER SHARES" means the 18,000,000 common shares of Breakwater to be issued on the Closing Date to Boliden or its nominees as designated by Boliden at least three Business Days before the Closing Date;

        (m) "BREAKWATER WARRANTS" means the 5,000,000 transferable warrants of Breakwater to be issued on the Closing Date to Boliden or its nominees (as designated by Boliden within three Business Days before the Closing Date) pursuant to the warrant indenture dated January 28, 2004 between Breakwater and Computershare Trust Company of Canada (a copy of which is attached as Schedule 1.1(m)), each of which will allow the holder to buy one common share of Breakwater for a price of $1 per common share so long as the right to purchase is exercised on or before January 28, 2009 in accordance with the terms of such warrant indenture;

        (n) "BUSINESS" means the business of operating the Myra Falls Mine and the Discovery Terminal as now conducted by BWCL;

        (o) "BUSINESS DAY" means a day other than a Saturday, Sunday or statutory holiday in either Ontario or British Columbia;

        (p) "BWCL" means Boliden Westmin (Canada) Limited, a corporation incorporated under the CANADA BUSINESS CORPORATIONS ACT;

        (q) "BWCL SHARES" means all (and not less than all) of the issued and outstanding shares of BWCL as more particularly described in Recital A;

        (r)     "BWCL LIABILITIES " means (i) all Environmental Liabilities and
                (ii) all those Liabilities of BWCL and its Subsidiaries not included in (i) above including all Liabilities to Glencore for pre payment of copper concentrate, if any, (such Glencore Liabilities not to exceed in the aggregate US$1,510,000 including accrued interest as at June 1, 2004), and all other Liabilities of Boliden Westmin Limited assumed in 1998 by BWCL or for which BWCL became liable or responsible as a consequence of or in connection with the acquisition of the Myra Falls Mine, the Discovery Terminal, the Gibraltar Mine and other assets, but excluding (iii) all Premier Gold Liabilities, (iv) all Boliden Indebtedness and (v) all Liabilities related to or associated with the Sold Corporations;

        (s) "BWCFL" means BW Finance Limited, a corporation incorporated under the BRITISH COLUMBIA BUSINESS CORPORATIONS ACT;

        (t)     "BWCFL NOTE" has the meaning given to such phrase in Recital C;

        (u)     "CLOSING" has the meaning given to such word in Section 2.1;

        (v) "CLOSING DATE" has the meaning given to such term in Section 7.1 or any other date to which the Parties agree;

        (w) "DISCOVERY TERMINAL" means the deep water shipping terminal and wharf located in or about Spit Road at Campbell River, British Columbia, on land and a water [Intentionally deleted - commercially sensitive information];

        (x) "DUE DILIGENCE DATE" means July 7, 2004 or such earlier or later date as the Parties may mutually agree upon;

        (y)     "EFFECTIVE DATE" means June 1, 2004;

        (z) "EMPLOYEE PLAN" means any written retirement, pension, RRSP, bonus, profit sharing, incentive, phantom stock, stock purchase or option, deferred compensation, severance or termination pay, insurance, health care, disability, salary continuation, legal benefits, vacation, incentive or other employee compensation or benefit plan, trust, arrangement, agreement, policy or practice (whether provided before or after retirement, funded or insured or not, formal or informal) which is maintained or otherwise made available for the benefit of any present or former employee, officer, or director of BWCL or any Subsidiary of BWCL;

        (aa) "ENVIRONMENTAL AUTHORITIES" means the Governmental Authorities having jurisdiction under any Environmental Laws, including any department, commission, bureau, board, administrative agency or body of any of the foregoing and including, the Ministry of Water, Land and Air Protection (British Columbia), the Department of Fisheries and Oceans (Canada) and Environment Canada (Canada); Alberta Environment (Alberta Ministry of Environment)

        (bb) "ENVIRONMENTAL LAWS" means all Applicable Laws relating to pollution, contamination, protection or preservation of land, water, groundwater, sediment or the environment, including wildlife and fisheries, or health and safety of any Person, including all common law, the ENVIRONMENTAL ASSESSMENT ACT (Canada), the TRANSPORTATION OF DANGEROUS GOODS ACT (Canada), the FISHERIES ACT (Canada), the CANADIAN ENVIRONMENTAL PROTECTION ACT (Canada), the WORKERS COMPENSATION ACT (British Columbia), the WASTE MANAGEMENT ACT (British Columbia), THE ENVIRONMENTAL ASSESSMENT ACT (British Columbia), the WATER ACT (British Columbia) , the MINES ACT (British Columbia), the MINERAL TENURE ACT (British Columbia and the ENVIRONMENTAL PROTECTION AND ENHANCEMENT ACT (Alberta);

        (cc) "ENVIRONMENTAL LIABILITIES" means (i) all Liabilities of BWCL relating to matters generally under all Environmental Laws and;
                (ii) all Liabilities of BWCL and Boliden Indemnified Persons relating to or arising from the properties (including Myra Falls Mine, Discovery Terminal and Gibraltar Mine) owned, leased or occupied from time to time by BWCL or its predecessors in title (including Boliden Westmin Limited and its predecessors), including reclamation, remediation, rehabilitation and restoration of mining, milling and tailings disposal properties, metal concentrate storage, handling and loading properties, access roads and rights of way and of the environment generally and all Liabilities for the removal or clean-up of Hazardous Substances or damages caused by same at or near such properties, whether or not initiated by Environmental Authorities or other Persons under Environmental Laws;

        (dd) "ENVIRONMENTAL NOTICE" means a Notice from a Governmental Authority which is based upon Environmental Laws and which requires any action enforceable by law;

        (ee) "ENVIRONMENTAL REPORTS" means the reports and documents listed in Schedule 3.3(k) relating to environmental matters in connection with BWCL and its Business;

        (ff) "EXPATRIATE" means Expatriate Resources Ltd., a reporting company whose common shares are traded on the TSX Venture Exchange;

        (gg)    "FINANCIAL STATEMENTS" has the meaning given to such term in
                Section 3.2(a);

        (hh) "GAAP" means generally accepted accounting principles in effect in Canada including the accounting recommendations published in the Handbook of the Canadian Institute of Chartered Accountants;

        (ii) "GIBRALTAR MINE" means the Gibraltar Mine, the processing and concentrate loadout facilities and other related or ancillary operations formerly owned or operated by BWCL and located approximately 17 Km northeast of McLeese Lake in the Cariboo Mining Division, British Columbia;

        (jj)    "GLENCORE" means Glencore International AG;

        (kk) "GOVERNMENTAL AUTHORITY" means any domestic or foreign government, including any federal, provincial, state, territorial or municipal government, and any government agency, tribunal, commission or other authority exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government;

        (ll) "HAZARDOUS SUBSTANCE" means any substance which is regulated under Environmental Laws, including any hazardous product, contaminant, toxic substance, deleterious substance, waste, special waste, dangerous goods or reportable substance;

        (mm) "INTELLECTUAL PROPERTY" means the trade-marks, trade names, business names, service names, copyrights, patents, technology rights, inventions, computer software, trade secrets, know-how, industrial designs and other industrial or intellectual property owned by BWCL or any Affiliate of BWCL and used exclusively in the Business and all applications therefore, including, all licences or similar rights used by or granted to BWCL or any Affiliate of BWCL in connection therewith and including those trademarks, proprietary software and other items listed in
                Schedule 1.1(mm);

        (nn) "INTERIM PERIOD" means the period between the Effective Date and the Closing Date;

        (oo) "INVENTORY" means all inventory of BWCL including ore, zinc, copper and gold concentrates, supplies, parts and stores;

        (pp) "LIABILITIES" means, in relation to a Person or to a property, all indebtedness, debts, adverse claims, liabilities and obligations of that Person or relating to that property, whether present or future, direct or indirect by way of guarantee, absolute or contingent, known or unknown, whether accrued or not, vested or otherwise, determined or determinable, including those arising under any Applicable Law (including any Environmental Law) and whether in contract, tort, strict liability or otherwise.

        (qq) "LEASES" means those leases which are material to the Business and listed in Schedule 3.3(e)

        (rr) "LIEN" means any mortgage, lien, charge, adverse claim, hypothec or encumbrance, whether fixed or floating, on, or any security interest in, any property, whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind (and including, in the case of shares or other securities, shareholders agreements, voting trust agreements and similar arrangements);

        (ss) "MATERIAL CONTRACT" means any written contract relating to the Business made after February 12, 1998 to which BWCL is a party which:

involves total expenditures to be made by BWCL after the Closing Date in excess of $500,000;

involves total revenues to be earned by BWCL after the Closing Date in excess of $500,000; or

cannot be terminated on less than six month's notice without the payment of $250,000 or more but excluding those contracts relating to Premier Gold which are being assigned to and assumed by Boliden as part of the Pre Closing BWCL Transactions;

        (tt) "MINERAL AND OTHER PROPERTY RIGHTS" means the mineral claims, mining leases and other subsurface rights, land, rights-of-way, licenses or rights of occupation, easements road use permits, special use permits or other similar rights held by BWCL or any Affiliate of BWCL which are material to the Business and listed in Schedule 1.1(tt);

        (uu) "MYRA FALLS LETTERS OF CREDIT" and "MYRA FALLS REPLACEMENT SECURITY" have the meanings set out in Section 5.4;

        (vv) "MYRA FALLS MINE" means the zinc and copper mine and milling operation known as the Myra Falls Mine located in Strathcona-Westmin Provincial Park on Vancouver Island, British Columbia;

        (ww) "NET CASH ADVANCE AMOUNT" means the net amount of cash advances (including interest) provided by Boliden and its Affiliates (including Boliden AB) to BWCL in the period between the Effective Date and the Closing Date as verified in accordance with Section 2.2;

        (xx) "NOTICE" means any notice, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from any Person;

        (yy) "PARTIES" means the parties to this Agreement and "PARTY" means any one of them;

        (zz) "PERMITS" means the licences, permits, operating authorities, registrations or authorizations issued by any Governmental Authority which are material to the Business and are listed in
                Schedule 3.3(c);

        (aaa) "PERMITTED ACTION" means any suit, action, or other proceeding in any way related to or arising out of this Agreement commenced in the courts of British Columbia or Ontario and all courts having appellate jurisdiction over those courts, by any Party to this Agreement against any other Party to this Agreement;

        (bbb) "PERMITTED ENCUMBRANCES" means the Liens and other encumbrances described in Schedule 1.1(bbb);

        (ccc) "PERSON" means any natural person, sole proprietorship, partnership, corporation, trust, joint venture, any Governmental Authority or any other incorporated or unincorporated entity or association of any nature;

        (ddd) "PRE CLOSING BWCL TRANSACTIONS" means the transactions described in Section 5.1;

        (eee) "PREMIER GOLD LIABILITIES" means all Liabilities of BWCL related to or associated with the Premier Gold property near Stewart, British Columbia;

        (fff) "PRIME RATE" on any day means the annual rate of interest announced by Royal Bank of Canada from time to time as its reference rate then in effect for determining interest rates on Canadian dollar commercial loans made by it in Canada;

        (ggg) "REQUIRED APPROVALS" means approvals, waivers, authorizations or consents by any Governmental Authority or other Person and declarations, filings or registrations with any Governmental Authority or other Person required in connection with the entering into and the performance of this Agreement;

        (hhh) "SOLD CORPORATIONS" means Strata Gold and Gibraltar Mines Finance Limited;

        (iii) "SOLD CORPORATIONS LIABILITIES" means all Liabilities of BWCL to the Sold Corporations;

        (jjj) "STRATA GOLD" means Strata Gold Corporation, a reporting company whose shares are traded on the TSX Venture Exchange;

        (kkk) "SUBSIDIARY" has the meaning given to such term in the CANADA BUSINESS CORPORATIONS ACT;

        (lll) "TAX" or "TAXES" includes all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges of any nature imposed by any Governmental Authority (including income, capital (including large corporations), withholding, capital gains, consumption, sales, use, transfer, goods and services or other value-added, excise, customs, anti-dumping, mineral, royalties, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and charges) together with all fines, interest, penalties on or in respect of, or in lieu of or for non-collection of, those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges; and

        (mmm)   "TAX ACT" means the INCOME TAX ACT (Canada).

1.2     CONSTRUCTION AND INTERPRETATION

The division of this Agreement into Sections, the insertion of headings and the provision of a table of contents are for convenience only, do not form a part of this Agreement and will not be used to affect the construction or interpretation of this Agreement. Unless otherwise specified:

        (a) each reference in this Agreement to "SECTION" and "SCHEDULE" is to a Section of, and a Schedule to, this Agreement respectively;

        (b) each reference to a statute is deemed to be a reference to that statute, and to the regulations made under that statute, as amended, re-enacted or replaced from time to time;

        (c) words importing the singular include the plural and vice versa and words importing gender or the neuter include both genders and neuter;

        (d) references to a time of day or a date mean the local time or date in Vancouver, British Columbia,

        (e) all references to amounts of money mean lawful currency of Canada, and

        (f) an accounting term has the meaning assigned to such term, and all accounting matters will be determined, in accordance with GAAP consistently applied.

1.3     BUSINESS DAY

If under this Agreement any payment or calculation is to be made, or any other action is to be taken, on or as of a day which is not a Business Day, the payment or calculation is to be made, or that other action is to be taken, on or as of the next day that is a Business Day.

1.4     USE OF THE WORD "INCLUDING"

The word "INCLUDING" when following any general term or statement will not be construed as limiting the general term or statement to the specific matter immediately following the word "including" or to similar matters, and the general term or statement will be construed as referring to all matters that reasonably could fall within the broadest possible scope of the general term or statement.

1.5     USE OF THE WORDS "BEST KNOWLEDGE"

The words "BEST KNOWLEDGE", "TO THE BEST OF ITS KNOWLEDGE", or "OF WHICH IT IS AWARE" or other expressions limiting the scope of any representation, warranty, acknowledgment, covenant or statement made by Boliden means that, as of the date of this Agreement, after having made reasonable inquiry, no information has come to the attention of the Chief Executive Officer (Jan Johansson), the Deputy Chief Executive Officer (Tom Niemi), Senior Vice President - Group Controlling (Jan Ohman), the Vice-President/ Corporate Counsel (Marianne Lindholm) or the General Manager - Business Development (Jim Jack) of Boliden AB, which has given any of them actual knowledge of facts contrary to the existence or absence of the facts indicated.

1.6     GOVERNING LAW

This Agreement and each of the documents contemplated by or delivered under or in connection with this Agreement are governed exclusively by, and are to be enforced, construed and interpreted exclusively in accordance with, the laws of British Columbia and the laws of Canada applicable in British Columbia which will be deemed to be the proper law of the Agreement.

1.7     SEVERABILITY

Each provision of this Agreement is several. If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect the legality, validity or enforceability of the remaining provisions of this Agreement or the legality, validity or enforceability of that provision in any other jurisdiction except that if on the reasonable construction of this Agreement as a whole, the applicability of the other provision presumes the validity and enforceability of the particular provision, the other provision will be deemed also to be invalid or unenforceable.

1.8     TIME OF ESSENCE

Time is of the essence of this Agreement.

1.9     SCHEDULES

The schedules attached to this Agreement will, for all purposes, form an integral part of the Agreement.

2.      SHARE EXCHANGE

2.1     SHARE EXCHANGE

On the basis of the representations, warranties and covenants contained in this Agreement and subject to the fulfilment of any condition that has not been waived by the Party entitled to the benefit thereof, Boliden and Breakwater will exchange the BWCL Shares and the BWCFL Note for the Breakwater Shares and the Breakwater Warrants on the terms and conditions herein set forth (such completion of the exchange being for the purposes of this Agreement the "Closing").

The Parties intend that the acquisition of BWCL by Breakwater contemplated by this Agreement will have economic effect as of the Effective Date and accordingly an adjustment may be required to be made as described in Section 2.2.

2.2     CASH ADVANCES ADJUSTMENT PAYMENT

Boliden will cause Deloitte & Touche LLP to provide Breakwater with its verification, together with supporting details, of the Net Cash Advance Amount not less than four Business Days before the Closing Date and, in addition to the Breakwater Shares and Breakwater Warrants, Breakwater will pay or cause to be paid the Net Cash Advance Amount at the Closing by wire transfer to such bank account as Boliden directs. Upon payment of the Net Cash Advance Amount, Boliden, on its behalf and on behalf of its Affiliates, will assign to Breakwater (or the Person designated by Breakwater) all its right, title and interest in and to all amounts included in the determination of the Net Cash Advance Amount as being owing by BWCL to Boliden and its Affiliates.

2.3     ALLOCATION OF CONSIDERATION

The Breakwater Shares and Breakwater Warrants will be allocated between the BWCL Shares and the BWCFL Note as follows:

BWCL Shares       1,000 Breakwater Shares

BWCFL Note        17,999,000 Breakwater Shares and 5,000,000 Breakwater Warrants

Neither Party will take a position with any Governmental Authority charged with the collection of any Taxes or in any judicial proceeding which would be inconsistent with the terms of any such allocation, without the written consent of the other Party.

3.      REPRESENTATIONS OF BOLIDEN

3.1     CORPORATE AND SHARE REPRESENTATIONS

As of the Effective Date, Boliden represents and warrants to Breakwater that:

        (A) INCORPORATION. BWCL is a corporation duly incorporated, organized and existing under the CANADA BUSINESS CORPORATIONS ACT (Canada), is a valid and subsisting corporation in good standing with respect to filing of annual reports with the Director of Corporations and is in good standing as an extra-provincial corporation in the jurisdictions listed in
                Schedule 3.1(a);

        (B) BUSINESS QUALIFICATION. BWCL carries on business only in and is duly qualified, licensed or registered in each of the jurisdictions listed in Schedule 3.1(a), does not carry on business or own or lease any assets and is not required to be registered or qualified in any other province or territory of Canada or in any other jurisdiction and BWCL has the corporate power to own, lease and operate its property and carry on the Business;

        (C) AUTHORIZED AND ISSUED CAPITAL. The authorized capital of BWCL is an unlimited number of Class A common shares, an unlimited number of Class B common shares and 10,000 preferred shares of which there are issued and outstanding as fully paid and non-assessable shares only 10,000 Class A common shares and 11,057 Class B common shares;

        (D) OWNERSHIP. The facts and information contained in the recitals to this Agreement are true in every respect;

        (E) VALID ISSUANCE AND TRANSFER. The BWCL Shares are validly issued and outstanding as fully paid and non-assessable shares of BWCL and have been issued in compliance with all Applicable Laws;

        (F)     LIENS. The BWCL Shares are free and clear of all Liens;

        (G) AUTHORITY. Subject to obtaining the consent of Boliden's lenders, Boliden has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to implement this Agreement and, in particular, to transfer to Breakwater the legal title and beneficial ownership of the BWCL Shares free and clear of all Liens;

        (H) NO OPTIONS, ETC. No Person, other than Breakwater or its nominee, has any right, present or future, contingent or absolute (whether by law, pre-emptive or contract), to purchase or acquire the BWCL Shares or to require BWCL to issue any share in its capital and, in particular, there are no outstanding securities of BWCL which are convertible into shares of BWCL and there are no outstanding options on or rights to subscribe for any of the unissued shares of BWCL;

        (I) CONSTATING DOCUMENTS. The articles and bylaws of BWCL have not been altered since December 20, 2000; and

        (J) DIRECTORS AND OFFICERS. The directors and officers of BWCL are listed together with their respective position in Schedule 3.1(j).

3.2     FINANCIAL AND TAX REPRESENTATIONS

As of the Effective Date, Boliden represents and warrants that:

        (A) ANNUAL FINANCIAL STATEMENTS. The audited financial statements of BWCL for the fiscal years ending December 31, 2002 and 2003 attached to this Agreement as Schedule 3.2(a) (the "FINANCIAL STATEMENTS") were prepared by BWCL in accordance with GAAP and were audited by Deloitte & Touche LLP;

        (B) INTERIM FINANCIAL STATEMENTS. The internally prepared financial statements of BWCL for the period ending March 31, 2004 attached to this Agreement as Schedule 3.2(b) were prepared by BWCL on a basis consistent with previous monthly statements during 2004 but have not been reconciled with the Financial Statements;

        (C) LOANS AND ADVANCES. Except for leasing arrangements in the normal course of business, BWCL has no liability for, or obligation in respect of, any amount borrowed from or advanced by any Person, other than Boliden or an Affiliate thereof as set out in Recital B, except that, on the Closing Date, (i) the amount of the Boliden Indebtedness (other than any amount of Net Cash Advance Amount included therein and the BWCFL Note, both of which will be assigned to and paid for by Breakwater or its nominee at Closing) will be zero and (ii) the Liability to Glencore will be paid in full;

        (D) GUARANTEES. BWCL has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any Person other than Boliden and its Affiliates as set out in Schedule 3.2(d) and each of such guarantees will be released to the satisfaction of Breakwater at Closing;

        (E) TAX RETURNS. All Tax returns and reports of BWCL required by Applicable Laws to be filed prior to the date hereof have been filed within the times and in the manner prescribed by law and all Taxes charged have been paid when due except as disclosed in
                Schedule 3.2(e);

        (F) TAX ASSESSMENTS. BWCL has received notices of assessments or reassessments for those Taxes described in Schedule 3.2(f) for years to and including the fiscal years set out in Schedule 3.2(f);

        (G) BOOKS AND RECORDS. The accounting and financial Books and Records of BWCL set out and disclose all material financial transactions of BWCL to the extent required by GAAP and are true and correct in all material respects. The Books and Records are not wholly or partly, recorded, stored or maintained or otherwise held by any means (including any electronic, mechanical or photographic process) not available to BWCL in the ordinary course of its business and the Books and Records are all located in Canada;

        (H) MINUTE BOOKS. The minute books and corporate records of BWCL contain, in all material respects, complete minutes of all meetings and proceedings of the shareholders, directors and committees of BWCL and the share certificate books, registers of transfer, registers of shareholders and registers of directors are complete in all material respects; and

        (I) BANK ACCOUNTS. Schedule 3.2(i) is a correct and complete list showing (i) the name of each bank with which BWCL has an account or safety deposit box and the names of all persons authorized to draw on the account or to have access to the safety deposit box or who holds a power of attorney from BWCL.

3.3     BUSINESS AND ASSET REPRESENTATIONS

As of the Effective Date, Boliden represents and warrants that, except as disclosed in Schedule 3.3:

        (A) BUSINESS. The Business is the only material business operation carried on by BWCL at present;

        (B) REGISTERED HOLDER. BWCL is the registered or recorded holder of the Mineral and Other Property Rights and, to the knowledge of Boliden, holds the Mineral and Other Property Rights free and clear of all Liens except Permitted Encumbrances;

        (C) PERMITS. BWCL holds the Permits described in Schedule 3.3(c), the Permits are valid and in full force and effect and, to the knowledge of Boliden, (i) there is no proceeding, pending or threatened, to revoke, amend or limit any of the Permits and
                (ii) BWCL complies with the terms and conditions of the Permits in all material respects;

        (D) MATERIAL CONTRACTS. BWCL is a party to the contracts described in Schedule 3.3(d) and, to the knowledge of Boliden, (i) BWCL has complied with the terms and conditions of those contracts in all material respects, (ii) there are no material defaults by BWCL or the other party to any of those contracts and (iii)
                Schedule 3.3(d) includes all Material Contracts;

        (E) LEASES. BWCL is a party to the Leases described in Schedule 3.3(e), the Leases are the only leases material to the Business and, to the knowledge of Boliden, (i) BWCL has not made any material default in the performance of the terms of the Leases that would entitle any of the lessors thereunder to terminate any of the Leases or would render BWCL liable in damages, (ii) BWCL has not assigned or encumbered any Leases and (iii) no written waiver, indulgence or postponement of BWCL's obligations have been granted by the lessors;

        (F) INTELLECTUAL PROPERTY. Boliden is not aware of any infringement of the Intellectual Property of BWCL and is not aware of any infringement by BWCL of any Intellectual Property of a third party;

        (G) EXPROPRIATION. Boliden has received no notice and has no knowledge of any intention of any Governmental Authority to expropriate all or a substantial portion of the Mineral and Other Property Rights;

        (H) LITIGATION. To the knowledge of Boliden, there are no actions, suits, judgments, investigations, arbitrations, alternative dispute resolution processes or proceedings outstanding or pending or threatened in writing against or affecting BWCL at law or at equity or before or by any Governmental Authority;

        (I) ENVIRONMENTAL NOTICES. To the knowledge of Boliden, BWCL has not received any Environmental Notice within the preceding three years with respect to either the Myra Falls Mine or Discovery Terminal which has not been resolved to the satisfaction of the issuer of the Environmental Notice;

        (J) PROSECUTION. BWCL has not been prosecuted for an offence alleging non-compliance with any Environmental Law, and since December 31, 2000, BWCL has not settled any written allegation of non-compliance short of prosecution;

        (K) ENVIRONMENTAL REPORTS. Boliden has provided Breakwater with access to copies of all Environmental Reports.

3.4     EMPLOYEE AND EMPLOYEE BENEFITS REPRESENTATIONS

As of the Effective Date, Boliden represents and warrants that:

        (A) EMPLOYEES. As at the Effective Date, BWCL has approximately 405 employees and Schedule 3.4 contains a substantially complete list of each employee of BWCL, whether actively at work or not, their salaries, wage rates, bonus arrangements, benefits, positions, status as full-time or part-time employees and length of service;

        (B) UNIONIZATION. As described in Schedule 3.4, BWCL is a party to collective agreements with trade unions, BWCL has been certified by the Labour Relations Board, or its predecessor, and BWCL has recognized the trade unions as bargaining agent for its employees as described in Schedule 3.4;

        (C) COMPLIANCE WITH LAWS. To the knowledge of Boliden, BWCL is in material compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and hours of work;

        (D) DISABILITIES. As at the Effective Date, no employees are on long term disability except those employees identified as such in
                Schedule 3.4;

        (E) LAID OFF EMPLOYEES. As at the Effective Date, no employees are laid off except those employees identified as such in Schedule 3.4; and

        (F) EMPLOYEE PLANS. There are no Employee Plans affecting BWCL other than those specified in Schedule 3.4 and, to the knowledge of Boliden, there are no impending investigations by any Governmental Authority involving or relating to any Employee Plan and no pending or threatened claims (except for claims for benefits payable in the normal operation of the Employee Plans), suits or proceedings relating to any Employee Plan.

3.5     GENERAL VENDOR REPRESENTATIONS

As of the Effective Date, Boliden represents and warrants that:

        (A) CORPORATE STATUS. Boliden is a corporation validly existing under the CANADA BUSINESS CORPORATIONS ACT and has all necessary corporate power and authority to enter into this Agreement and carry out its obligations hereunder and to sell or cause the sale of the BWCL Shares and the BWCFL Note;

        (B) NO CONFLICT. Subject to obtaining the consent of Boliden's lenders, the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not conflict with or result in the breach of, or the acceleration of, any terms, provisions or conditions of or constitute a default under the articles or bylaws of BWCL, Boliden or any indenture, mortgage, deed of trust, agreement, lease, franchise, certificate, or other instrument to which BWCL or Boliden is a party or are bound or subject to obtaining the Required Approvals, any term or provision of any licenses, registrations or qualifications of Boliden or any order of any Governmental Authority or Applicable Laws;

        (C) AUTHORIZATIONS. Schedule 3.5(c) sets forth a true and complete list of the Required Approvals required by Boliden in connection with the completion of the transactions, performance of and compliance with the terms of this Agreement by Boliden and BWCL;

        (D) CANADIAN RESIDENT. Boliden is not a non-resident of Canada for all purposes of the Tax Act;

        (E) ENFORCEABILITY. This Agreement has been duly executed and delivered by Boliden and is a legal, valid and binding obligation of Boliden, enforceable by Breakwater against Boliden in accordance with its terms subject to applicable bankruptcy, insolvency and other laws affecting creditors' remedies generally and subject to the availability of equitable remedies including specific performance or injunctive relief; and

        (F) ACCREDITED INVESTOR. Boliden is an "accredited investor" as defined in Ontario Securities Commission Rule 45 - 501 and Multilateral Instrument 45-103 in that it is a company that has net assets of at least $5,000,000 as reflected in its most recently prepared financial statements and Boliden is acquiring the Breakwater Shares and the Breakwater Warrants as principal.

3.6     ACKNOWLEDGMENT

Boliden makes no representation or warranty regarding environmental matters relating to BWCL or any of its Affiliates and Associates, the Business, the assets or any other property owned, leased or used from time to time by BWCL or the existence of Hazardous Substances or any other substances detrimental to the environment or to health on or about any property or asset owned, leased or used from time to time by BWCL except as set out in Sections 3.3 (i) through (k). Breakwater has inspected or has had the opportunity to inspect all assets and properties owned, leased or used in the Business or otherwise by BWCL which Breakwater has been advised are owned, leased or used by BWCL and has satisfied itself as to their environmental condition and existence of Hazardous Substances or any other detrimental substances on or about any of such properties. Breakwater accepts the environmental condition of the assets and properties owned, leased or used from time to time by BWCL on an "as is" basis.

3.7     CERTIFICATES

All certificates of Boliden delivered to Breakwater and its representatives pursuant to this Agreement, and the information contained in each, will be deemed to be part of the representations and warranties of Boliden contained in this Section 3.

4.      REPRESENTATIONS OF BREAKWATER

4.1     REPRESENTATIONS OF BREAKWATER

As of the Effective Date, Breakwater represents and warrants that:

        (A) CORPORATE STATUS. Breakwater is a corporation duly incorporated under the CANADA BUSINESS CORPORATIONS ACT, is a valid and subsisting company in good standing with respect to filing of annual reports with the Director of Corporations and is in good standing as an extra-provincial corporation in the Office of the Registrar of Companies of the Province of British Columbia;

        (B) REPORTING ISSUER STATUS. Breakwater is a reporting issuer in all provinces and territories of Canada and, to the best of its knowledge, Breakwater is not in default of any material requirement of the Applicable Laws relating to securities ("APPLICABLE SECURITIES LAWS");

        (C) NO CONFLICT. The making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not conflict with or result in the breach of, or the acceleration of, any terms, provisions or conditions of or constitute a default under: (i) the articles or bylaws of Breakwater; (ii) any indenture, mortgage, deed of trust, agreement, lease, franchise, certificate or other instrument to which Breakwater is a party or is bound; or (iii) any term or provision of any licenses, registrations or qualifications of Breakwater or any order of any Governmental Authority or Applicable Law;

        (D) AUTHORIZATIONS. Schedule 4.1(d) sets forth a true and complete list of the Required Approvals required by Breakwater in connection with the completion of the transactions contemplated herein;

        (E) LISTED SHARES. The common shares of Breakwater are listed on the Toronto Stock Exchange ("TSE") and Breakwater is not in default of any of the material listing requirements or policies of the TSE;

        (F) MATERIAL FACTS. All prospectuses, annual information forms, material change reports, shareholder communications, press releases and other disclosure documents of Breakwater, including all publicly filed financial statements, were prepared in accordance with and complied with Applicable Securities Laws as at the date of preparation in all material respects;

        (G) MATERIAL CHANGES. Since December 31, 2003 there has not been any adverse Material Change (as that term is used under Applicable Securities Laws) of any kind whatsoever in the financial position or condition of Breakwater, or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or assets of Breakwater, or the right or capacity of Breakwater to carry on its business as now conducted;

        (H) INVESTMENT CANADA. Breakwater is not a non-Canadian as that term is defined in the INVESTMENT CANADA Act; and

        (I) ENFORCEABILITY. This Agreement has been duly executed and delivered by Breakwater and is a legal, valid and binding obligation of Breakwater, enforceable by Boliden against Breakwater in accordance with its terms subject to applicable bankruptcy, insolvency and other laws affecting creditors' remedies generally and subject to the availability of equitable remedies including specific performance or injunctive relief.

4.2     CERTIFICATES

All certificates of Breakwater delivered to Boliden and its representatives pursuant to this Agreement, and the information contained in each, will be deemed to be part of the representations and warranties of Breakwater contained in this Section 4.

5.      PRE AND POST CLOSING COVENANTS

5.1     PRE CLOSING TRANSFER OF ASSETS AND LIABILITIES

Before the Closing, Boliden will, at its cost and subject to the receipt of all necessary third party consents and approvals, which Boliden will use all reasonable commercial efforts to obtain and will not agree to conditions to the granting of such consents and approvals which impose costs or liabilities (other than those that are incidental or immaterial) against BWCL without first obtaining the consent of Breakwater, acting reasonably, complete the transactions described in Schedule 5.1 ("PRE CLOSING BWCL TRANSACTIONS").

5.2     CONDUCT OF BUSINESS DURING INTERIM PERIOD

During the Interim Period, Boliden will cause BWCL to carry on its business in the ordinary and normal course in a prudent, businesslike, and efficient manner and substantially in accordance with the procedures and practices in effect on the date hereof. Boliden will consult with and obtain the consent of Breakwater before making any decision or taking any action concerning or with respect to BWCL that would reasonably be expected to have a material effect on BWCL or the Business.

Without limiting the generality of the foregoing, during the Interim Period Boliden will not, and will not permit BWCL to, without the prior consent in writing of Breakwater or except as expressly permitted herein:

        (a) purchase or sell, consume or otherwise dispose of any of its assets except Inventories sold in the ordinary course of business or assets which are not material to the Business or assets which are obsolete or in the aggregate do not exceed $100,000;

        (b) enter into any contract or assume or incur any liability except in the ordinary course of business;

        (c)     waive or surrender any material right;

        (d) make any capital expenditures or commitment therefor in excess of $50,000;

        (e) issue any shares in its capital or any rights or options to acquire any shares in its capital;

        (f) increase or improve any compensation, pension, bonus, share of profits or other benefit to, or for the benefit of, any employee, director, or officer of BWCL except in the ordinary course of business;

        (g) pay or declare any dividends, make any distributions, or redeem or repurchase any of the shares of BWCL;

        (h) take any steps or proceedings that will have or would reasonably be expected to have a material adverse affect on the working capital of BWCL (other than causing BWCL to pay all its cash on hand to Boliden or its Affiliates on or about May 31, 2004);

        (i)     alter the articles and/ or the by-laws of BWCL; or

        (j) pay out any cash from BWCL to Boliden or its Affiliates except the payment made on May 28, 2004 of US$3,664,883 except as expressly contemplated and in accordance with the Pre Closing BWCL Transactions.

5.3     ACCESS FOR DUE DILIGENCE

During the Interim Period, Boliden will cause BWCL at all reasonable times to permit representatives of Breakwater full access to the Material Contracts, the Employee Plan documents, the Environmental Reports, the Books and Records and other information relating to BWCL, the Business and assets of BWCL as reasonably required by Breakwater and to give Breakwater and its representatives copies of such information as may be reasonably required and to permit Breakwater to make such audit of the books of account of BWCL and physical verification of the Inventory of BWCL as Breakwater may see fit. Boliden will cause BWCL to cause its senior officers to discuss and answer fully any and all questions relating to the business and affairs of BWCL. Breakwater acknowledges that all information which has been or will be provided by Boliden, BWCL or third parties is subject to the provisions of Sections 5.13 and 11.20.

5.4     MYRA FALLS LETTER OF CREDIT

As soon as practicable after Closing and in any event on or before June 13, 2005, Breakwater will arrange for the issuance of letters of credit by a Canadian chartered bank or other form of security that is acceptable to the applicable Governmental Authorities ("MYRA FALLS REPLACEMENT SECURITY") so that the applicable Governmental Authorities will agree to release and return to Boliden or its Affiliate the letters of credit in place from Boliden or its Affiliates to support environmental and reclamation security requirements associated with the Myra Falls Mine and the Business in an aggregate amount of approximately $13,800,000 as further described in Schedule 5.4 ("MYRA FALLS LETTERS OF CREDIT"). On or before June 13, 2005, Breakwater will make the necessary arrangements with the applicable Governmental Authorities to exchange the Myra Falls Letters of Credit with the Myra Falls Replacement Security and to deliver the Myra Falls Letters of Credit to Boliden together with evidence, acceptable to Boliden acting reasonably that the Myra Falls Letters of Credit are thereby released.

On or before the Closing Date, Boliden will use all reasonable commercial efforts to amend the Myra Falls Letters of Credit that now expire in July and December, 2004 so that they will expire on or about June 30, 2005.

5.5     CHANGE OF NAME

On or before the Closing Date, Boliden will cause BWCL to pass the necessary corporate resolutions to change its name to NVI Mining Ltd. or such other name as is acceptable to Breakwater. Breakwater will not use, and will not permit any of its Affiliates to use the name "Boliden" or the Boliden trade mark for any purpose including as a corporate, business or trade name or mark. Breakwater consents to Boliden filing such change of name with the Director of Corporations after the Closing.

5.6     CONSENTS AND AUTHORIZATIONS

Both before and after the Closing Date:

        (a) Boliden will use its reasonable commercial efforts to assist Breakwater in obtaining all Required Approvals in form and terms satisfactory to counsel for Breakwater as are necessary or required in order to permit the transfer and assignment of all of the right, title and interest of Boliden in and to the BWCL Shares to Breakwater; and

        (b) Breakwater will use its reasonable commercial efforts to assist Boliden in obtaining all required third party consents and approvals in form and terms satisfactory to counsel for Boliden as are necessary or required in order to carry out the Pre Closing BWCL Transactions.

5.7     NOTICE OF UNTRUE REPRESENTATION OR WARRANTY

Boliden will promptly notify Breakwater, and Breakwater will promptly notify Boliden, if any representation or warranty made by it in this Agreement or any Ancillary Agreement becomes untrue or incorrect in any material respect during the Interim Period and such notice will set out particulars of the untrue or incorrect representation and details of any actions being taken to rectify that state of affairs.

5.8     ACTIONS TO SATISFY CLOSING CONDITIONS

Boliden will use reasonable commercial efforts to ensure compliance with all of the conditions set forth in Section 6.1 within its control including ensuring that during the Interim Period and at Closing, there is no breach of any of its representations and warranties. Breakwater will use its reasonable commercial efforts to ensure compliance with all of the conditions set forth in Section 6.2 within its control including ensuring that during the Interim Period and at Closing, there is no breach of any of its representations and warranties.

5.9     TRANSFER AND ISSUANCE OF SHARES AND WARRANTS

Boliden will take all necessary corporate steps and corporate proceedings to permit good title to the BWCL Shares and the BWCFL Note to be duly and validly transferred and assigned to Breakwater at the Closing, free of all Liens (other than Liens in favour of the creditors of Breakwater). Breakwater will take all necessary corporate steps and corporate proceedings to duly and validly issue the Breakwater Shares from treasury and to duly and validly issue Breakwater Warrants to Boliden at the Closing, subject to voting restrictions and trade restrictions as may be imposed by operation of Applicable Securities Laws and the policies of the TSE.

5.10    INDEBTEDNESS BY AND TO BOLIDEN

At Closing, Boliden, on its own behalf and on behalf of its Affiliates and Associates, will take all steps and proceedings to release BWCL from any Boliden Indebtedness (other than the Net Cash Advance Amount and the BWCFL Note, both of which will be assigned to and paid for by Breakwater or its nominee at Closing) and will cause BWCL to release Boliden, its Affiliates and Associates from all Liabilities of Boliden, its Affiliates and Associates to BWCL.

5.11    BREAKWATER SHARE AND WARRANT OBLIGATIONS

At Closing, Breakwater will represent and warrant that as at the Closing Date:

        (a) the Breakwater Shares are validly issued and outstanding as fully paid and non-assessable common shares of Breakwater registered in the names of Boliden or its nominees, subject to voting restrictions and trade restrictions as may be imposed by operation of Applicable Securities Laws and the policies of the TSE;

        (b) the Breakwater Warrants are validly issued and outstanding in the name of Boliden or its nominees, subject to voting restrictions and trade restrictions as may be imposed by operation of Applicable Securities Laws and the policies of the TSE;

        (c) Breakwater has filed with the TSE all required documents and has done all things required by the rules and policies of the TSE in order to obtain the approval of the TSE for the issuance and trading of the Breakwater Shares and the Breakwater Warrants issued to Boliden or its nominees, subject only to the filing of required documents and fees; and

        (d) the Breakwater Shares and Breakwater Warrants have been issued on a private placement basis in Ontario and British Columbia by way of exemptions from the prospectus filing and registration requirements of Applicable Securities Laws.

5.12    BREAKWATER BOARD OF DIRECTORS

On or before the Closing Date, Breakwater will appoint Jan Johansson to its Board of Directors as Boliden's nominee to the Breakwater Board. If Mr. Johansson or other nominee resigns or otherwise is no longer a director, then Boliden will be entitled to nominate a new director acceptable to Breakwater, acting reasonably, to fill such vacancy and, upon receipt of such notice, Breakwater will appoint such nominee to the Board. At any time and from time to time, Boliden may give notice to remove its nominee and to designate a replacement director acceptable to Breakwater and, upon receipt of such notice, Breakwater will appoint such nominee to the Board. The rights of Boliden under this Section 5.12 will end when Breakwater fully satisfies its obligations under
Section 5.4.

5.13    CONFIDENTIALITY

If for any reason the transaction herein provided for is not consummated, and except as required by Applicable Law, then for a period of two years after the termination of this Agreement, Breakwater will not and will not permit its Subsidiaries to:

        (a) directly or indirectly, use for their own purposes any information, trade secrets or confidential data relating to BWCL, its business (including its customers, its operations or the methods of conducting its business) discovered or acquired by Breakwater or its authorized representatives as a result of Boliden making available to Breakwater or its authorized representatives any of the information and materials in connection with the transaction contemplated under this Agreement; or

        (b) disclose, divulge or communicate, orally, in writing or otherwise, any such information, trade secrets or confidential data to any other Person;

and, upon request by Boliden, Breakwater will forthwith return to BWCL or destroy all materials or documents containing any such information, trade secrets or confidential data. Boliden acknowledges that the foregoing does not apply to information or material that is or becomes publicly available other than by breach of this Agreement or is lawfully received from a third party without breach of any obligation of confidentiality by that third party to Boliden.

If the transactions herein provided for are consummated, then the Parties will continue to keep confidential the terms and conditions of this Agreement and any other information regarding the business and affairs of the Parties and not disclose such information or material to any Person except on a "need to know" basis as is necessary or as required by Applicable Law except that this provision will not apply to such information that is or becomes publicly available other than by breach of this Agreement or is lawfully received from a third party without breach of any obligation of confidentiality by that third party.

5.14    CONDUCT OF BUSINESS AFTER CLOSING

At all times during the period from the Closing Date to the day Breakwater fully satisfies its obligations under Section 5.4, Breakwater will cause BWCL to carry on its business in the ordinary and normal course in a prudent, businesslike, and efficient manner and will not permit BWCL to take, or fail to take any action or proceeding that will or might cause a Governmental Authority to (i) make a claim against or draw down on the Myra Falls Letters of Credit or any one of them or (ii) amend the applicable Permit or Permits to change the form or amount of security posted thereunder.

Until such time as Breakwater fully satisfies its obligations under Section 5.4, the Myra Falls Mine and the Discovery Terminal will be owned or leased, and the Business owned and operated, by a corporation that is, directly or indirectly, a wholly owned subsidiary of Breakwater.

If, after the Closing Date and for any reason whatsoever, a Governmental Authority makes a claim against or draws down on the Myra Falls Letters of Credit or any one of them, then Breakwater will forthwith pay to Boliden the principal amount of the claim or draw down plus any interest paid by Boliden or its Affiliate as a consequence of the claim or draw down of the Myra Falls Letters of Credit.

After the Closing Date, Breakwater will cause BWCL to perform all obligations under all BWCL Liabilities including paying and fully satisfying all BWCL Liabilities as they become due and payable.

5.15    BWCFL NOTE

At Closing, Boliden will represent and warrant that, as at the Closing Date,

        (A) NO ASSIGNMENT. the BWCFL Note has not been previously assigned and there is no outstanding option, right, commitment or other agreement of any character obligating Boliden to sell, transfer, pledge or otherwise encumber the BWCFL Note;

        (B)     LIENS. The BWCFL Note is free and clear of all Liens;

        (C) AUTHORITY. Boliden has good and sufficient right and authority to transfer to Breakwater the legal title and beneficial ownership of the BWCFL Note free and clear of all Liens.

6.      CONDITIONS OF CLOSING

6.1     BREAKWATER CONDITIONS OF CLOSING

Breakwater's obligation to carry out the terms of this Agreement and to complete the exchange referred to in Section 2.1 is subject to the conditions, each waivable unilaterally by Breakwater at its election, that:

        (a) the representations and warranties of Boliden contained in this Agreement, taken as a whole, or in any certificate or other document delivered to Breakwater pursuant hereto, will be true and correct in all material respects on or as of the Closing Date except with respect to those Mineral and Other Property Rights, Contracts, Permits and Leases which have expired or been renewed in accordance with their terms during the Interim Period;

        (b) all the material obligations of Boliden under this Agreement to be performed at or before the Closing will have been so performed;

        (c) on or before 5:00 p.m. (Vancouver time) on the Due Diligence Date, Breakwater will have given notice to Boliden that it is satisfied with the results of its due diligence investigation of the business and affairs of BWCL and with the terms and conditions of the indemnity provided by Governmental Authorities in connection with the Gibraltar Mine;

        (d) during the Interim Period, there will have been no material adverse change in the affairs or the assets of BWCL (taken as a whole) except as a consequence of the completion of the Pre Closing BWCL Transactions;

        (e) at or before the Closing Date, there will have been obtained from all Governmental Authorities and any other Persons all Required Approvals required by Breakwater as described in Schedule

                4.1(d) in form and on terms satisfactory to Breakwater, acting reasonably, as may be required to permit the change of ownership of the BWCL Shares and the BWCFL Note without resulting in any cancellation or termination of any right under any Permit or Material Contract held by BWCL;

        (f) as at the Closing Date, the amount of the Net Cash Advance Amount will not exceed $5,000,000 except that, if the Closing Date is after July 23, 2004, then the Net Cash Advance Amount will not exceed $7,000,000;

        (g) on or before the Closing Date the Myra Falls Letters of Credit that now expire in July and December, 2004 will have been amended or replaced so that they will not expire before June 30, 2005;

        (h) on or before the Due Diligence Date, Breakwater will have received in writing consents from The Bank of Nova Scotia, on its own behalf and/ or as agent, satisfactory to Breakwater, acting reasonably, in respect of the completion of the transactions contemplated hereby;

        (i) no action or proceeding (excluding vexatious or frivolous proceedings) will have been taken under Applicable Law which:

makes illegal or otherwise directly or indirectly restrains, enjoins or prohibits the exchange of the BWCL Shares and the BWCFL Note for the Breakwater Shares and the Breakwater Warrants contemplated hereby; or

results or could reasonably be expected to result in a judgment, order, decree or assessment of damages, directly or indirectly, relating to the exchange of BWCL Shares and the BWCFL Note for the Breakwater Shares and the Breakwater Warrants contemplated hereby which is, or could be, materially adverse to Breakwater; and

        (j) subject to receiving all necessary consents and approvals from Governmental Authorities and other third parties, the Pre Closing BWCL Transactions will have been completed in a manner satisfactory to Breakwater, acting reasonably.

6.2     BOLIDEN CONDITIONS OF CLOSING

The obligation of Boliden to carry out the terms of this Agreement and to complete the exchange referred to in Section 2.1 is subject to the conditions, each waivable unilaterally by Boliden at its election, that:

        (a) the representations and warranties of Breakwater contained in this Agreement, taken as a whole, or in any certificate or other document delivered to Boliden pursuant hereto will have been true and correct in all material respects on or as of the Effective Date and will be true and correct in all material respects on or as of the Closing Date;

        (b) all the material obligations of Breakwater under this Agreement to be performed at or before the Closing will have been so performed;

        (c) on or before 5:00 p.m. (Vancouver time) on the Due Diligence Date, Boliden will have given notice to Breakwater that it is satisfied with the results of its due diligence investigation of the business and affairs of Breakwater;

        (d) Glencore will have released and returned to Boliden Mineral AB the guarantee to Glencore from Boliden Mineral AB dated May 21, 2002 after payment of approximately US$1,510,000;

        (e) on or before the Closing Date, Boliden will have made the necessary arrangements with the applicable Governmental Authorities to exchange the existing Myra Falls Letters of Credit that now expire in July and December, 2004 with the Myra Falls Letters of Credit that expire no later than June 30, 2005;

        (f) at or before the Closing Date, there will have been obtained from all Governmental Authorities and any other Persons (including Breakwater's and Boliden's lenders) all Required Approvals required by Boliden as described in Schedule 3.5(c) in form and on terms satisfactory to Boliden acting reasonably;

        (g) during the Interim Period, there will have been no material adverse change in the affairs, business, ownership or the assets of Breakwater;

        (h) no action or proceeding (excluding vexatious or frivolous proceedings) will have been taken under Applicable Law which:

        (i) makes illegal or otherwise directly or indirectly restrains, enjoins or prohibits the exchange of the BWCL Shares and the BWCFL Note for the Breakwater Shares and the Breakwater Warrants contemplated hereby; or

        (j) results or could reasonably be expected to result in a judgment, order, decree or assessment of damages, directly or indirectly, relating to the exchange of BWCL Shares and the BWCFL Note for the Breakwater Shares and the Breakwater Warrants contemplated hereby which is, or could be, materially adverse to Boliden; and

        (k) subject to receiving all necessary consents and approvals from Governmental Authorities and other third parties, the Pre Closing BWCL Transactions will have been completed in a manner satisfactory to Boliden, acting reasonably.

7.      CLOSING

7.1     CLOSING DATE

The closing date is, and the Closing of the exchange of the BWCL Shares and the BWCFL Note for the Breakwater Shares and the Breakwater Warrants contemplated by this Agreement will take place at 10:00 a.m. on the third Business Day following notice from Boliden to Breakwater that the Pre-Closing BWCL Transactions have been completed in a manner satisfactory to Boliden but in any event not before July 15, 2004 ("CLOSING DATE") at the offices of Bull, Housser & Tupper, Vancouver or such earlier or later time or date or other place as the parties hereto may agree in writing.

If, on the Closing Date, either the Myra Falls Mine or Discovery Terminal is shutdown due to strike, lockout or such similar labour disruption, then the Closing will be delayed and the Closing Date will be automatically extended to the third Business Day following notice from one Party to the other Party that both Myra Falls Mine and Discovery Terminal are no longer shutdown except that any notice given will not be effective if the Agreement has been terminated in accordance with Section 10.1.

7.2     BOLIDEN CLOSING DOCUMENTS

At the Closing, Boliden will tender, or cause to be procured and tendered:

        (a) a certificate of a senior officer of Boliden directed to the accuracy of the representations and warranties of Boliden set forth in Section 3 hereof (as if such representations and warranties were made as of the Effective Date and as of the Closing Date except for any representation that specifically references a particular date in the applicable subsection of
                Section 3 in which case the
                certificate will only apply to the accuracy of that representation on the date specified therein) and the fulfilment at the Closing of the covenants of Boliden set forth in Section 5 hereof and providing particulars of any inaccuracy or non-performance;

        (b) resignations in writing of all directors and officers of BWCL and any Subsidiaries;

        (c) releases by each director or officer of BWCL and any Subsidiaries so long as such releases will not require the directors or officers to release BWCL from liability relating to their employment or to release BWCL from any obligation to indemnify for actions taken in their capacity as directors or officers of BWCL and any Subsidiaries;

        (d) certified copies of resolutions of the directors of BWCL authorizing the transfer of the BWCL Shares and the BWCFL Note and the registration of the BWCL Shares in the name of Breakwater or a wholly owned subsidiary of Breakwater as Breakwater may direct in writing and authorizing the issue of new share certificates representing the BWCL Shares in the name of Breakwater or its nominee;

        (e)     every common seal of BWCL;

        (f) share certificates representing the BWCL Shares duly endorsed for transfer and duly executed share certificates representing the BWCL Shares in the name of Breakwater or such nominee as Breakwater may direct in writing;

        (g) an opinion satisfactory to Breakwater from Bull, Housser & Tupper of Vancouver, British Columbia substantially in the form attached as Schedule 7.2(g) and opining as to the validity of the incorporation of BWCL, as to the good standing of BWCL, as to the validity of the issue and non-assessibility of the outstanding shares of BWCL, as to the validity of the sale and transfer to Breakwater of the BWCL Shares and the BWCFL Note and the enforceability of this Agreement, subject to the usual qualifications;

        (h) documents evidencing the release and discharge of any Liens on the BWCL Shares in favour of Glencore;

        (i)     an assignment of the BWCFL Note; and

        (j) all such instruments or documents, duly executed, which in the opinion of Breakwater, acting reasonably, are necessary to effect and evidence, or are desirable in connection with, the transfer of the BWCL Shares and the BWCFL Note to Breakwater free and clear of all Liens.

7.3     BREAKWATER CLOSING DOCUMENTS

At the Closing, Breakwater will tender and cause and procure to be tendered:

        (a) a certificate of a senior officer of Breakwater directed to the accuracy as of the Closing Date of the representations and warranties of Breakwater set forth in Section 4 hereof and the fulfilment at the Closing of the covenants of Breakwater set forth in Section 5 hereof and providing particulars of any inaccuracy or non-performance and that it has no knowledge that any of the representations and warranties made by Boliden are incorrect or untrue;

        (b) certified copies of resolutions of the directors of Breakwater authorizing the issuance of the Breakwater Shares and the Breakwater Warrants and the registration of the Breakwater Shares in the name of Boliden, authorizing the issue of share certificates representing the Breakwater Shares and warrant certificates representing the Breakwater Warrants in the name of Boliden and appointing a person designated by Boliden to the Board of Directors of Breakwater;

        (c) duly executed share and warrant certificates representing the Breakwater Shares and Breakwater Warrants in the name of Boliden or its nominee;

        (d) an opinion satisfactory to Boliden from Fraser Milner Casgrain LLP substantially in the form attached as Schedule 7.3(d) and opining as to the validity of the incorporation of Breakwater, as to the good standing of Breakwater, as to the validity of the issue and non-assessibility of the Breakwater Shares and the validity of the issue of the Breakwater Warrants and the enforceability of this Agreement, subject to the usual qualifications; and

        (e) all such instruments or documents, duly executed, which in the opinion of Boliden, acting reasonably, are necessary to effect and evidence, or are desirable in connection with, the issuance of the Breakwater Shares and Breakwater Warrants to Boliden in accordance with Section 5.11.

7.4     CLOSING

The Closing will be effected by:

        (a) the delivery to Breakwater of the documents and other items tendered by Boliden under Section 7.2; and

        (b) the delivery to Boliden of the documents and other items tendered by Breakwater under Section 7.3 and the payment of the Net Cash Advance Amount by wire transfer to an account specified by Boliden.

7.5     WAIVER

The conditions set forth in Section 6.1 of this Agreement are for the exclusive benefit of Breakwater and may be waived by Breakwater in writing in whole or in part at or prior to the Closing and the conditions set forth in Section 6.2 of this Agreement are for the exclusive benefit of Boliden and may be waived by Boliden in writing in whole or in part at or prior to the Closing. The acceptance of the certificate referred to in Section 7.2(a) or in Section 7.3(a) and the closing of the transaction herein provided for will not be or construed as a waiver of any of the representations and warranties contained in this Agreement.

7.6     CONSENT NOT RECEIVED BY CLOSING

If: (i) a consent, approval or acknowledgment of a third party is required to permit the transfer or assignment of certain rights and other assets to BWCL as contemplated in Section 5.1, (ii) such consent, approval or acknowledgment is not received by BWCL or Boliden on or before the Closing and (iii) the transactions contemplated in Section 2.1 complete on the Closing Date, then the transfer or assignment of those rights and other assets in respect of which the required consent, approval or acknowledgment has not been received on or before the Closing will not be effective in each case until the applicable consent, approval or acknowledgment has been received and such rights or asset will be held by the owner thereof following the Closing in trust for the benefit and exclusive use of BWCL. After Closing, Boliden and Breakwater will use all reasonable efforts to obtain the required consent, approval or acknowledgment to transfer such rights and other assets to BWCL and for BWCL to assume all liabilities associated with the rights and assets being transferred.

If: (i) a consent, approval or acknowledgment of a third party is required to permit the transfer or assignment of certain rights and other assets by BWCL to Boliden or its Affiliates as contemplated in Section 5.1, (ii) such consent, approval or acknowledgment is not received by BWCL or Boliden on or before the Closing and (iii) the transactions contemplated in Section 2.1 complete on the Closing Date, then the transfer or assignment of those rights and other assets in respect of which the required consent, approval or acknowledgment has not been received on or before the Closing will not be effective in each case until the applicable consent, approval or acknowledgment has been received and such rights and other assets will be held by BWCL following the Closing in trust for the benefit and exclusive use of the intended transferee. After Closing, Boliden and Breakwater will use all reasonable efforts to obtain the required consent, approval or acknowledgment to transfer the rights and other assets by BWCL to the intended transferee and for the intended transferee to assume all liabilities of BWCL associated with the rights and assets being transferred.

8.      BOLIDEN INDEMNIFICATION

8.1     RELIANCE

Boliden acknowledges and agrees that Breakwater has entered into this Agreement relying on the representations, warranties, covenants and agreements of Boliden. Notwithstanding the foregoing or any other term of this Agreement, if Breakwater knew, or should have known, before Closing that any of the representations and warranties of Boliden in this Agreement or any Ancillary Agreement is or has become untrue or incorrect in any material respect prior to Closing, and elects to complete the Closing, then Breakwater will not have any right or recourse against Boliden after Closing, including any right of indemnity under Section 8.2(a), in respect of that representation or warranty.

8.2     INDEMNIFICATION BY BOLIDEN

Subject to section 8.1, Boliden will indemnify and save harmless each of Breakwater, its Affiliates and Associates and the current and former directors and officers of Breakwater and its Affiliates and Associates (including BWCL and the directors and officers thereof after the Closing Date) (the "BREAKWATER INDEMNIFIED PERSONS") from and against:

        (a) any and all losses, claims, damages (excluding lost profits and consequential damages) liabilities and costs including lawyers fees (on a solicitor and his own client basis) and disbursements incurred or suffered by Breakwater Indemnified Persons by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any covenant or the inaccuracy of any representation or warranty of Boliden contained or referred to in this Agreement or in any Ancillary Agreement; and

        (b) any and all losses, claims, damages (excluding lost profits and consequential damages) liabilities and costs including lawyers fees (on a solicitor and his own client basis) and disbursements incurred or suffered by Breakwater Indemnified Persons by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the failure by Boliden to pay all amounts (including interest and penalties) due and owing under any assessment or re-assessment of BWCL by the Income Taxation Branch of the British Columbia Ministry of Provincial Revenue under the CORPORATION CAPITAL TAX ACT (British Columbia) relating to the period up to the Closing Date; and

        (c) any and all payments made by Breakwater or BWCL on account of Premier Gold Liabilities or the Sold Corporations Liabilities after the Closing Date and any other losses, claims, damages (excluding lost profits and consequential damages), liabilities and costs, including lawyers fees (on a solicitor and his own client basis) and disbursements, incurred or suffered by Breakwater Indemnified Persons by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the failure of Boliden, its Affiliates or Associates, to make such payments when due.

8.3     TIME LIMITATION

Any claim made by Breakwater, on its own behalf or on behalf of another Breakwater Indemnified Persons, against Boliden will be in writing. If the claim is made pursuant to Section 8.2(a) for a breach of a representation and warranty or breach of a covenant to be performed on or before Closing, then such claim must be made within two years after the Closing Date and if such claim is not made within the time prescribed above will thereafter be barred. There will be no time limit for claims made pursuant to Sections 8.2(b) or (c) or for claims made for breach of a covenant that is to be performed by Boliden after the Closing Date.

8.4     AMOUNT LIMITATION

Notwithstanding any inaccuracy or incorrectness of any provision in this Agreement or any Ancillary Agreement, no claim for indemnification, damages or other relief will be valid against Boliden except in accordance with and subject to the following:

        (a)     the amount of the damages will be on a net after-tax basis;

        (b) no claim may be made against Boliden for any single item of loss or expense incurred or payable which is less than $100,000; and

        (c) the aggregate of all claims against Boliden may not exceed $10,000,000.

8.5     SUSPENSION OF OBLIGATION TO INDEMNIFY

Notwithstanding Section 8.2 but subject to the provisions of Section 8.6, Boliden will have no obligation to satisfy any claim made by Breakwater, on its own behalf or on behalf of the other Breakwater Indemnified Persons, against Boliden before Breakwater has fully satisfied its obligations under Section 5.4 or if and for so long as Breakwater is in breach of its obligations under
Section 5.14. Nothing herein will be construed as limiting the rights and remedies of Boliden against Breakwater under Part 9 or affecting the time periods in Section 8.3 which will continue to run during the period of suspension. For the purposes of this Section, if Breakwater has satisfied all its obligations under Section 5.4 on or before June 14, 2005 except only the obligation to proceed "as soon as practicable", then Breakwater will be deemed to have fully satisfied its obligations under Section 5.4.

8.6     NOTICE AND CONDUCT OF CLAIM

If a claim is made by third parties against BWCL or a Breakwater Indemnified Person for which claim Boliden is liable to compensate a Breakwater Indemnified Person by virtue of Section 8.2, Breakwater will as soon as practicable notify Boliden thereof and Boliden, in its sole discretion, may either take conduct of or assist in any matter or proceeding involving third parties in order to contest and/or settle such claim. Breakwater will not take any step or proceeding to waive or extend any applicable limitation period. If Boliden takes conduct of such matter or proceeding, Boliden is authorized to make such investigations and negotiations as it deems expedient. No settlement will be entered into without the written consent of both Boliden and Breakwater neither of which will be unreasonably withheld. All expenses incurred in connection with such contest or settlement will be paid by Boliden. [Sentence intentionally deleted due to commercial sensitivity].

8.7     NO RIGHT OF SET-OFF

Boliden will not exercise, or purport to exercise, any right of set off or make any claim of set off against any amount payable by Boliden to Breakwater under this Agreement.

8.8     RIGHT TO ACTION

Any claim by Breakwater, on its own behalf or on behalf of another Breakwater Indemnified Persons, against Boliden with respect to any matter arising out of or relating to this Agreement and the transactions contemplated herein including any incorrectness in, breach of or default under any representation and warranty or covenant and including any claim for negligence or negligent misstatement will only be made pursuant to and subject to the provisions of this Section 8.

9.      BREAKWATER INDEMNIFICATION

9.1     RELIANCE

Breakwater acknowledges and agrees that Boliden has entered into this Agreement relying on the representations, warranties, covenants and agreements of Breakwater. Notwithstanding the foregoing or any other term of this Agreement, if Boliden knows, or should have known, before Closing that any of the representations and warranties of Breakwater in this Agreement or any Ancillary Agreement is or has become untrue or incorrect in any material respect prior to Closing, and elects to complete the Closing, then Boliden will not have any right or recourse against Breakwater after Closing, including any right of indemnity under Section 9.2(a), in respect of that representation or warranty.

9.2     INDEMNIFICATION BY BREAKWATER

Subject to section 9.1, Breakwater will indemnify and save harmless each of Boliden and its Affiliates and Associates and the current and former directors and officers of Boliden and its Affiliates and Associates (the "BOLIDEN INDEMNIFIED PERSONS") from and against:

        (a) any and all losses, claims, damages (excluding lost profits and consequential damages) liabilities and costs including lawyers fees (on a solicitor and his own client basis) and disbursements incurred or suffered by Boliden Indemnified Persons by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any covenant (other than a breach of Section 5.4 or 5.14 to the extent dealt with in
                Section 9.2(c) below) or the inaccuracy of any representation or warranty of Breakwater contained or referred to in this Agreement or in any Ancillary Agreement;

        (b) any and all BWCL Liabilities whether or not incurred before or after Closing and any and all losses, claims, damages (including lost profits and consequential damages) liabilities and costs including lawyers fees (on a solicitor and his own client basis) and disbursements, costs of investigation, testing, repair, clean-up, reclamation, restoration and remediation and all other out-of-pocket expenses on account of any actual or alleged loss, injury or damage to any Person or to any property or incurred or suffered by Boliden Indemnified Persons by reason of, arising out of or in connection with the failure of BWCL to pay or otherwise fully satisfy the BWCL Liabilities;

        (c) any and all amounts paid to or drawn down by Governmental Authorities on account of one or more of the Myra Falls Letters of Credit and any other losses, claims, damages (excluding lost profits and consequential damages), liabilities and costs, including lawyers fees (on a solicitor and his own client basis) and disbursements, incurred or suffered by Boliden Indemnified Persons by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the draw down by Governmental Authorities of one or more of the Myra Falls Letters of Credit or any breach by Breakwater of the terms and conditions of Sections 5.4 and 5.14; and

        (d) any and all losses, claims, damages (excluding lost profits and consequential damages) liabilities and costs including lawyers fees (on a solicitor and his own client basis) and disbursements incurred or suffered by Boliden Indemnified Persons by reason of, resulting from, in connection with, or arising in any manner whatsoever out of any claim by Taseko Mines Limited and its Affiliates under an asset purchase agreement dated April 22, 1999 between Boliden, BWCL , Boliden Westmin Limited, Taseko Mines Limited and Gibraltar Mines Ltd.

9.3     TIME LIMITATION

Any claim made by Boliden against Breakwater, on its own behalf or on the behalf of another Boliden Indemnified Person, will be in writing. If the claim is made pursuant to Section 9.2(a) for a breach of representation and warranty or breach of a covenant to be performed on or before Closing, then such claim must be made within two years after the Closing Date and if such claim is not made within the time prescribed above will thereafter be barred. There will be no time limit for claims made pursuant to Sections 9.2(b), (c) or (d) or for claims made for breach of a covenant that is to be performed by Breakwater after the Closing Date.

9.4     AMOUNT LIMITATION

Notwithstanding any inaccuracy or incorrectness of any provision in this Agreement or any Ancillary Agreement, no claim for indemnification, damages or other relief will be valid against Breakwater except in accordance with and subject to the following:

        (a)     the amount of the damages will be on a net after-tax basis; and

        (b) no claim may be made against Breakwater for any single item of loss or expense incurred or payable which is less than $100,000; and

        (c) the aggregate of all claims against Breakwater other than claims referred to in items (i) and (ii) below may not exceed $10,000,000. With respect to (i) claims relating to or arising out of Environmental Liabilities or under Section 9.2(d) and
                (ii) claims for a breach of, or the failure to fully satisfy the terms and conditions of, Sections 5.4 or 5.14, there will be no limit.

9.5     NOTICE AND CONDUCT OF CLAIM

If a claim is made by third parties against a Boliden Indemnified Person for which Breakwater is liable to compensate a Boliden Indemnified Person by virtue of Section 9.2, Boliden will as soon as practicable notify Breakwater thereof and Breakwater, in its sole discretion, may either take conduct of or assist in any matter or proceeding involving third parties in order to contest and/or settle such claim. Boliden will not take any step or proceeding to waive or extend any applicable limitation period. If Breakwater takes conduct of such matter or proceeding, Breakwater is authorized to make such investigations and negotiations as it deems expedient. No settlement will be entered into without the written consents of Boliden and Breakwater which will not be unreasonably withheld. All expenses incurred in connection with such contest or settlement will be paid by Breakwater.

9.6     NO RIGHT OF SET-OFF

Breakwater will not exercise, or purport to exercise, any right of set off or make any claim of set off against any amount payable by Breakwater to Boliden under this Agreement.

9.7     RIGHT TO ACTION

Any claim by Boliden against Breakwater, on its own behalf or on the behalf of another Boliden Indemnified Person, with respect to any matter arising out of or relating to this Agreement and the transactions contemplated herein including any incorrectness in, breach of or default under any representation, warranty or covenant and including any claim for negligence or negligent misstatement will only be made pursuant to and subject to the provisions of this Section 9.

10.     TERMINATION

10.1    TERMINATION WITHOUT NOTICE

This Agreement may be terminated by any Party upon notice to the other Parties if the Closing has not taken place by August 13, 2004.

10.2    TERMINATION BY BREAKWATER

If any of the conditions set forth in Section 6.1 has not been fulfilled or waived at or before the Closing, Breakwater may terminate this Agreement by notice in writing to Boliden whereupon Breakwater will be released from all obligations except for its obligations under Sections 5.13, 11.8 and 11.9 which will survive. Boliden will only be released from its obligations if the condition or conditions for the non-performance of which Breakwater has terminated this Agreement are not reasonably capable of being performed or caused to be performed by Boliden.

10.3    TERMINATION BY BOLIDEN

If any of the conditions set forth in Section 6.2 has not been fulfilled or waived at or before the Closing, Boliden may terminate this Agreement by notice in writing to Breakwater whereupon Boliden will be released from all obligations hereunder except for its obligations under Sections 11.8 and 11.9 which will survive. Breakwater will only be released from its obligations if the condition or conditions for the non-performance of which Boliden have terminated this Agreement are not reasonably capable of being performed or caused to be performed by Breakwater.

10.4    EFFECT OF WAIVER

A waiver by either Breakwater or Boliden of any one or more of the conditions referred to in Section 10.2 or Section 10.3 will be without prejudice to its right to terminate in respect of any other non-fulfillment of any other of the conditions.

10.5    WITHOUT PREJUDICE

Termination by Breakwater pursuant to Section 10.2 or by Boliden pursuant to
Section 10.3 will be without prejudice to the right, subject to the limitations, exceptions and restrictions set out in this Agreement, to recover damages for any misrepresentations, breach of warranty or non-fulfillment of any covenant or agreement of the other.

11.     GENERAL

11.1    SURVIVAL OF REPRESENTATIONS

The representations, warranties, covenants and agreements of the Parties contained in this Agreement and any Ancillary Agreement will survive the closing of the transactions contemplated herein and, subject to Sections 8 and 9, will remain in full force and effect notwithstanding any waiver by an aggrieved Party unless such waiver was made after notice in writing by the aggrieved Party setting forth the breach.

11.2    ACCESS TO BWCL BOOKS AND RECORDS WITHIN BRITISH COLUMBIA

On Closing, Boliden will, subject to Section 11.5, deliver to Breakwater all Books and Records for the period before Closing ("BC RECORDS") in its possession within British Columbia. For a period of six years from the Closing Date or longer if required by Applicable Law, Breakwater will or will cause BWCL to retain all original BC Records at its Vancouver or Myra Falls office (or at the offices of such other Person as Breakwater may designate from time to time), but Breakwater or BWCL will not be responsible or liable to Boliden for any accidental loss, destruction or damage of or to any of the BC Records.

11.3    BOLIDEN'S RIGHT TO INSPECT BWCL BOOKS AND RECORDS

So long as the BC Records are retained by Breakwater or BWCL, Boliden will have the reasonable right to inspect and make copies (at its own expense) of them, during normal business hours and upon reasonable notice, for any proper purpose and without undue interference to the business operations of BWCL. Breakwater will have the right to have its representatives present during any such inspection.

11.4    ACCESS TO BWCL BOOKS AND RECORDS OUTSIDE BRITISH COLUMBIA

To the extent that any of the Books and Records for the period before Closing are in the possession of Boliden within Canada outside of British Columbia ("OTHER RECORDS"), Boliden will retain all original Other Records in Ontario at the offices of Iron Mountain (195 Summerlea Road, Brampton, Ontario, L6T 4P6) or such other Person as Boliden may designate for a period of six years from the Closing Date or longer if required by Applicable Law, but Boliden will not be responsible or liable to Breakwater for any accidental loss, destruction or damage of or to any of the Other Records.

11.5    PREMIER GOLD BOOKS AND RECORDS

To the extent that Boliden wishes to take or retain any of the Books and Records for the period before Closing which pertain to Premier Gold or the Sold Corporations ("PREMIER GOLD RECORDS"), Boliden may take and retain such Premier Gold Records either in Ontario or British Columbia at the offices of Iron Mountain (195 Summerlea Road, Brampton, Ontario, L6T 4P6) or such other Person as Boliden may designate for a period of six years from the Closing Date or longer if required by Applicable Law, but Boliden will not be responsible or liable to Breakwater for any accidental loss, destruction or damage of or to any of the Premier Gold Records. To the extent that Boliden does not wish to take any Premier Gold Records now held by BWCL, Breakwater will cause BWCL to retain all such Premier Gold Records at its Vancouver or Myra Falls office (or at the offices of such other Person as Breakwater may designate from time to time) for a period of six years from the Closing Date or longer if required by Applicable Law, but Breakwater or BWCL will not be responsible or liable to Boliden for any accidental loss, destruction or damage of or to any of the Premier Gold Records.

11.6    BREAKWATER'S RIGHT TO INSPECT OTHER RECORDS AND PREMIER GOLD RECORDS

So long as the Other Records or the Premier Gold Records are held by Boliden, Breakwater will have the reasonable right to inspect and make copies (at its own expense) of them, during normal business hours and upon reasonable notice, for any proper purpose. Boliden will have the right to have its representatives present during any such inspection.

11.7    BOLIDEN'S RIGHT TO INSPECT PREMIER GOLD RECORDS

So long as the Premier Gold Records are held by Breakwater or BWCL, Boliden will have the reasonable right to inspect and make copies (at its own expense) of them, during normal business hours and upon reasonable notice, for any proper purpose. Breakwater will have the right to have its representatives present during any such inspection.

11.8    COMMISSIONS, LEGAL FEES

Each of the Parties will bear the fees and disbursements of the respective lawyers, accountants and consultants engaged by them in connection with this Agreement.

11.9    PUBLIC ANNOUNCEMENTS

The Parties will coordinate public disclosure with respect to the transactions contemplated herein and will not make any public announcement or other disclosure with respect to the matters dealt with herein except as mutually agreed or if otherwise required by Applicable Law based on the advice of counsel. If either Party is required by Applicable Law to make a public announcement with respect to the matters dealt with herein, such Party will provide as much notice to the other Party as is reasonably possible, including the proposed text of the announcement.

11.10   ASSIGNMENT

No Party will assign this Agreement, or any part of this Agreement, without the consent of the other Party, which consent may be unreasonably withheld or delayed except that either Party may assign this Agreement to its wholly owned subsidiary without further consent so long as the assignment is substantially in the form as attached as Schedule 11.10. Any purported assignment without the required consent is not binding or enforceable against any Party. No permitted assignment will release or relieve the assignor of any of its obligations, and the assignor will remain jointly and severally liable with the assignee, as principal and not as surety, under this Agreement.

11.11   ENUREMENT

This Agreement enures to the benefit of and binds the Parties and their respective successors and permitted assigns.

11.12   NOTICES

Each Notice to a Party must be given in writing. A Notice may be given by delivery to an individual or by fax, and will be validly given if delivered on a Business Day to an individual at the following address, or, if transmitted on a Business Day by fax addressed to the following Party:

(a)     if to Boliden:

        BOLIDEN LIMITED
        c/o Boliden AB
        P.O. Box 44
        Klarabergsviadukten 90
        SE-101 20
        Stockholm, Sweden

        Attention:  Marianne Lindholm, VP and Corporate Counsel
        Fax No.:  +46 8 309 536

(b)     if to Breakwater:

        BREAKWATER RESOURCES LTD.
        95 Wellington Street West
        Suite 950
        Toronto, Ontario, M5J 2N7

        Attention:  Colin Benner,  President & CEO
        Fax No.:  416.363.8020
or to any other address, fax number or individual that the party designates. Any
Notice:

        (a) if validly delivered, will be deemed to have been given when delivered;

        (b) if validly transmitted by fax before 3:00 p.m. (local time at the place of receipt) on a Business Day, will be deemed to have been given on that Business Day, and

        (c) if validly transmitted by fax after 3:00 p.m. (local time at the place of receipt) on a Business Day, will be deemed to have been given on the Business Day after the date of the transmission.

11.13   WAIVERS

No waiver of any provision of this Agreement is binding unless it is in writing and signed by all the Parties except that any provision which does not give rights or benefits to particular Parties may be waived in writing, signed only by those parties who have rights under, or hold the benefit of, the provision being waived if those Parties promptly send a copy of the executed waiver to all other Parties. No failure to exercise, and no delay in exercising, any right or remedy under this Agreement will be deemed to be a waiver of that right or remedy. No waiver of any breach of any provision of this Agreement will be deemed to be a waiver of any subsequent breach of that provision or of any similar provision.

11.14   FURTHER ASSURANCES

Before and after the Closing Date, each Party will execute and deliver promptly at the other Party's expense and request all further documents and take all further action reasonably necessary or appropriate to give effect to the provisions and intent of this Agreement and to complete the transactions contemplated by this Agreement.

11.15   REMEDIES CUMULATIVE

The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise. No single or partial exercise by a Party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that Party may be entitled.

11.16   THIRD PARTY BENEFICIARIES

Except as otherwise provided in Section 11.10, the Parties intend that this Agreement will not benefit or create any right or cause of action in, or on behalf of, any other Person and no other Person, will be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum. Boliden is and will be deemed to be acting as agent or trustee on behalf of and for the benefit of each of the Boliden Indemnified Persons and Breakwater is and will be deemed to be acting as agent or trustee on behalf of and for the benefit of each of the Breakwater Indemnified Persons.

11.17   AMENDMENTS

Except as permitted for certain waivers in Section 11.13, no amendment, supplement, restatement or termination of any provision of this Agreement is binding unless it is in writing and signed by each Person that is a party to this Agreement at the time of the amendment, supplement, restatement or termination.

11.18   SUBMISSION TO JURISDICTION

Subject to Section 11.19, each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of British Columbia and Ontario in any Permitted Action and each Party to this Agreement waives, and will not assert by way of motion, as a defence, or otherwise, in any Permitted Action, any claim that:

        (a) that Party is not subject to the jurisdiction of the courts of Ontario or British Columbia;

        (b)     the Permitted Action is brought in an inconvenient forum;

        (c)     the venue of the Permitted Action is improper; or

        (d) any subject matter of the Permitted Action may not be enforced in or by the courts of Ontario or British Columbia.

In any suit or action brought to obtain a judgment for the recognition or enforcement of any final judgment rendered in a Permitted Action, no Party to this Agreement will seek any review with respect to the merits of any Permitted Action, whether or not that Party appears in or defends the Permitted Action.

11.19   ARBITRATION

If there is a dispute or other failure to agree arising out of or in connection with this Agreement, a Party may give notice to the other Party requiring that the dispute or issue be referred to the chief executive officer of each Party. When this notice is given, each Party will cause its respective chief executive officer to promptly begin discussions with each other with a view to settling the dispute or issue. A unanimous decision of the chief executive officers which is communicated by notice from them to the Parties will be binding on the Parties. If the chief executive officers do not communicate a unanimous decision by notice within 15 days after the date of the Notice referring the matter to them, then the dispute or issue will be submitted to a single arbitrator under the COMMERCIAL ARBITRATION ACT (British Columbia). The place of arbitration will be Vancouver, British Columbia. The award of the arbitrator will be final and binding on the Parties.

11.20   ENTIRE AGREEMENT

This Agreement and the Ancillary Agreements delivered under or in connection with this Agreement, constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede the letter of intent between the Parties dated February 16, 2004 (which is hereby terminated) and all other prior agreements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or oral, express or implied, statutory or otherwise. There are no warranties, representations or other agreements or understandings between the Parties in connection with BWCL, its Business, assets or Liabilities except as specifically set forth herein. Breakwater acknowledges that no Person (including employees or other representatives of BWCL and Boliden) has any authority to make any representation, warranty or covenant and that Breakwater has executed this Agreement without reliance upon any such representation, warranty or covenant from such Person. Breakwater specifically disclaims reliance on any statements, information or data, written or oral, provided by any Person to Breakwater or its representatives with respect to BWCL, the BWCL Shares, and the BWCFL Note, the Business or the assets or Liabilities of BWCL that does not expressly form part of this Agreement.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

11.21   DELIVERY BY FAX

Any Party may deliver an executed copy of this Agreement by fax but that Party will immediately dispatch by delivery in person to the other Parties an originally executed copy of this Agreement.

11.22   COUNTERPARTS

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts with the same effect as if all Parties had all signed and delivered the same document and all counterparts will be construed together to be an original and will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

BOLIDEN LIMITED                                BREAKWATER RESOURCES LTD.


Per:  ______________________                   Per:  _______________________
      Authorized Signatory                           Authorized Signatory

                        LIST OF SCHEDULES FILED HEREWITH


        SCHEDULE                     DESCRIPTION
        --------                     -----------

        1.1(m)                       Breakwater Warrant Indenture
        1.1(tt)                      Mineral Claims and Other Property Rights
        1.1(bbb)                     Permitted Encumbrances
        3.1(a)                       Jurisdictions
        3.1(j)                       Directors and Officers
        3.3(c)                       Permits
        3.2(a)                       Financial Statements
        11.10                        Assignment and Assumption Agreement

The balance of the schedules have not been filed because they are either subject to confidentiality obligations or contain commercially sensitive information.

                                 SCHEDULE 1.1(M)







                            BREAKWATER RESOURCES LTD.


                                     - and -


                      COMPUTERSHARE TRUST COMPANY OF CANADA


                                WARRANT INDENTURE











                          Dated as of January 28, 2004

                           Fraser Milner Casgrain LLP

                                TABLE OF CONTENTS

ARTICLE ONE

   DEFINITIONS AND INTERPRETATION
   Section 1.01       Definitions:.............................................1
   Section 1.02       Number and Gender:.......................................5
   Section 1.03       Interpretation Not Affected by Headings Etc.:............5
   Section 1.04       Day Not a Business Day:..................................5
   Section 1.05       Currency:................................................5
   Section 1.06       Applicable Law:..........................................5
   Section 1.07       References to This Indenture:............................5
   Section 1.08       Schedule:................................................6

ARTICLE TWO

   ISSUE AND FORM OF WARRANTS
   Section 2.01       Issue and Form of Warrants:..............................6
   Section 2.02       Terms and Delivery of Warrants:..........................7
   Section 2.03       Warrantholder Not a Shareholder:.........................7
   Section 2.04       Signing of Warrant Certificate:..........................7
   Section 2.05       Countersignature by the Warrant Agent:...................7
   Section 2.06       Issue in Substitution for Lost Warrant Certificate:......8
   Section 2.07       Exchange of Warrant Certificates:........................8
   Section 2.08       Registration and Transfer of Warrants:...................9
   Section 2.09       Ownership of Warrants:..................................11
   Section 2.10       Warrants to Rank Pari Passu:............................11

ARTICLE THREE

   DISTRIBUTION OF WARRANT CERTIFICATES
   Section 3.01       Warrant Certificates:...................................11

ARTICLE FOUR

   EXERCISE OF WARRANTS
   Section 4.01       Method of Exercise of Warrants:.........................11
   Section 4.02       Effect of Exercise of Warrants:.........................14
   Section 4.03       Subscription for Less Than Entitlement:.................14
   Section 4.04       Warrant Certificates for Fractions of Common Shares:....15
   Section 4.05       Expiration of Warrants:.................................15

ARTICLE FIVE

   ADJUSTMENTS
   Section 5.01       Adjustment of Exercise Price and Number of Common
                         Shares Purchasable Upon Exercise:....................15
   Section 5.02       Rules Regarding Calculation of Adjustment of Exercise
                         Price and Number of Common Shares Purchasable Upon
                         Exercise:............................................18
   Section 5.03       Postponement of Subscription:...........................20

   Section 5.04       Notice of Adjustment of Exercise Price and Number of
                         Common Shares Purchasable Upon Exercise:.............20

ARTICLE SIX

   PURCHASES BY THE CORPORATION
   Section 6.01       Optional Purchases by the Corporation:..................21
   Section 6.02       Surrender of Warrant Certificates:......................21

ARTICLE SEVEN

   COVENANTS OF THE CORPORATION
   Section 7.01       General Covenants of the Corporation:...................21
   Section 7.02       Warrant Agent's Remuneration and Expenses:..............22
   Section 7.03       Notice of Issue:........................................23
   Section 7.04       Performance of Covenants by Warrant Agent:..............23

ARTICLE EIGHT

   ENFORCEMENT
   Section 8.01       Suits by Warrantholders, Etc.:..........................23
   Section 8.02       Immunity of Shareholders, Etc.:.........................23
   Section 8.03       Limitation of Liability:................................23

ARTICLE NINE

   MEETINGS OF WARRANTHOLDERS
   Section 9.01       Right to Convene Meetings:..............................23
   Section 9.02       Notice:.................................................24
   Section 9.03       Chairman:...............................................24
   Section 9.04       Quorum:.................................................24
   Section 9.05       Power to Adjourn:.......................................24
   Section 9.06       Show of Hands:..........................................24
   Section 9.07       Poll:...................................................24
   Section 9.08       Voting:.................................................25
   Section 9.09       Regulations:............................................25
   Section 9.10       Corporation and Warrant Agent May be Represented:.......25
   Section 9.11       Powers Exercisable by Extraordinary Resolution:.........25
   Section 9.12       Extraordinary Resolution:...............................26
   Section 9.13       Powers Cumulative:......................................27
   Section 9.14       Minutes:................................................27
   Section 9.15       Instruments in Writing:.................................27
   Section 9.16       Binding Effect of Resolutions:..........................28
   Section 9.17       Holdings by Corporation Disregarded:....................28

ARTICLE TEN

   SUPPLEMENTAL INDENTURES
   Section 10.01      Provision for Supplemental Indentures for
                         Certain Purposes:....................................28
   Section 10.02      Successor Corporation:..................................29

                                       2.

ARTICLE ELEVEN

   CONCERNING THE WARRANT AGENT
   Section 11.01      Trust Indenture Legislation:............................29
   Section 11.02      Rights and Duties of Warrant Agent:.....................29
   Section 11.03      Evidence:...............................................30
   Section 11.04      Experts and Advisers:...................................30
   Section 11.05      Warrant Agent Not Required to Give Security:............31
   Section 11.06      Protection of Warrant Agent:............................31
   Section 11.07      Replacement of Warrant Agent; Successor by Merger:......31
   Section 11.08      Conflict of Interest:...................................32
   Section 11.09      Acceptance of Trust:....................................32
   Section 11.10      Actions by Warrant Agent to Protect Interest:...........33
   Section 11.11      Documents, Money, Etc. Held by Warrant Agent:...........33
   Section 11.12      Warrant Agent Not to be Appointed Receiver:.............33

ARTICLE TWELVE

   NOTICE TO WARRANTHOLDERS
   Section 12.01      Notice:.................................................33

ARTICLE THIRTEEN

   GENERAL
   Section 13.01      Notice to the Corporation and the Warrant Agent:........33
   Section 13.02      Time of the Essence:....................................34
   Section 13.03      Counterparts:...........................................35
   Section 13.04      Satisfaction and Discharge of Indenture:................35
   Section 13.05      Provisions of Indenture and Warrant Certificate
                         for the Sole Benefit of Parties and Warrantholders:..35

Schedule A - Form of Warrant Certificate




                                       3.

                THIS WARRANT INDENTURE dated as of the 28th day of January, 2004.

B E T W E E N:

                BREAKWATER RESOURCES LTD. a corporation existing under the CANADA BUSINESS CORPORATIONS ACT

                (hereinafter called the "Corporation")

                                                               OF THE FIRST PART

                                     - and -

                COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada

                (hereinafter called the "Warrant Agent"),

                                                              OF THE SECOND PART

                WHEREAS the Corporation is authorized to issue an unlimited number of Common Shares (as hereinafter defined);

                AND WHEREAS the Corporation proposes to issue up to 57,142,858 units, each such unit being comprised of one Common Share and one-half of one Warrant (as hereinafter defined), and with each one Warrant entitling the holder thereof to subscribe for and purchase one Common Share at the price and upon the other terms and conditions hereinafter set forth;

                AND WHEREAS the Corporation is authorized under the laws applicable to it to create and issue the Warrants as hereinafter provided;

                AND WHEREAS the Warrants will be represented by Warrant Certificates issued and countersigned in accordance with the provisions hereof;

                AND WHEREAS all things necessary have been or will be done and performed by the Corporation to make each of the Warrants and the Warrant Certificates, when countersigned by the Warrant Agent and issued in accordance with the provisions hereof, legal, valid and binding obligations of the Corporation with the benefits and subject to the provisions hereof;

                NOW THEREFORE THIS INDENTURE WITNESSETH that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed and declared as follows:

                                   ARTICLE ONE
                         DEFINITIONS AND INTERPRETATION

SECTION 1.01    DEFINITIONS:

In this Indenture and in the Warrant Certificates, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined in this section 0 shall, for the purpose of this Indenture and all supplemental indentures hereto and for the purpose of the Warrant Certificates, have the respective meanings specified in this section 0:

        (a) "1933 Act" means the United States SECURITIES ACT OF 1933, as amended;

        (b) "Applicable Legislation" means such provisions of any statute of Canada or a province thereof, and of the regulations under any such statutes, relating to warrant indentures or to the rights, duties and obligations of trustees and of corporations under warrant indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

        (c) "Business Day" means a day which is not a Saturday or Sunday or a civic or statutory holiday in any of the cities where Warrant Certificates may be surrendered to the Warrant Agent pursuant to the provisions hereof;

        (d) "Capital Reorganization" means any of the events described in subparagraphs 0, 0 or 0 hereof;

        (e) "Certified Resolution" means a copy of a resolution certified by the President or the Secretary of the Corporation, which may but need not be under the corporate seal of the Corporation, which has been passed by the Directors and is in full force and effect on the date of such certification;

        (f) "Common Shares" means the common shares which the Corporation is authorized to issue as such common shares are constituted at the close of business on the Effective Date; provided that in the event of any adjustment pursuant to the provisions of article five hereof, "Common Shares" shall thereafter mean the shares or other securities or property resulting from such adjustment;

        (g) "Corporation" means Breakwater Resources Ltd, a corporation existing under the CANADA BUSINESS CORPORATIONS ACT and includes any successor corporation thereto;

        (h) "Corporation's Auditors" means the firm of chartered accountants appointed as the auditors of the Corporation at the particular time;

        (i) "Counsel" means a barrister and solicitor or a firm of barristers and solicitors, who may be counsel for the Corporation, acceptable to the Warrant Agent;

        (j) "Current Market Price" of the Common Shares at any date means the price per share equal to the weighted average trading price at which the Common Shares have traded on the Toronto Stock Exchange or, if the Common Shares are not then listed on the Toronto Stock Exchange, on such other stock exchange as may be selected by the directors of the Corporation for such purpose or, if the Common Shares are not then listed on any stock exchange, in the over-the-counter market, during the period of any 20 consecutive trading days ending not more than five Business Days before such date; provided that the weighted average trading price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said 20 consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any stock exchange or traded in the over-the-counter market, then the Current Market Price shall be determined by a firm of independent chartered accountants selected by the Directors;

        (k) "Director" means a director of the Corporation for the time being, and, unless otherwise specified herein, reference to "action by the Directors" means action by the directors of the Corporation as a board or, whenever empowered, action by any committee of the directors;

        (l) "Dividends Paid In The Ordinary Course" means dividends paid in any financial year of the Corporation, whether in (i) cash, (ii) shares of the Corporation, (iii) warrants or similar rights to

                                       2.

                purchase any shares of the Corporation or property or other assets of the Corporation, or (iv) property or other assets of the Corporation, as the case may be, as determined by action of the Directors except that, in the case of warrants or similar rights to purchase Common Shares or securities convertible into or exchangeable for Common Shares such fair market value of the warrants or similar rights shall be equal to the number of Common Shares which may be purchased thereby (or the number of Common Shares issuable upon conversion or exchange) as of the date of distribution of such warrants or similar rights, multiplied by the Current Market Price of the Common Shares on the date of such distribution, provided that the value of such dividends does not in such financial year in the aggregate exceed the greater of

                (1) 150% of the aggregate amount of dividends paid by the Corporation on the Common Shares in the 12 month period ending immediately prior to the first day of such financial year, and
                (2) 100% of the consolidated net income from continuing operations of the Corporation, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net income from continuing operations to be computed in accordance with generally accepted accounting principles in Canada);

        (m)     "Effective Date" means the date of issue of the Warrants;

        (n) "Exercise Date" with respect to any Warrant means the date on which such Warrant is surrendered for exercise in accordance with the provisions of article four hereof;

        (o) "Exercise Price" means $1.00 per Common Share, unless such amount shall have been adjusted pursuant to the provisions of article five hereof in which case such term shall mean the adjusted price in effect at the applicable time;

        (p)     "Expiry Date" means January 28, 2009;

        (q) "Extraordinary Resolution" means, subject as hereinafter provided in sections 0, 0 and 0 hereof, a motion proposed at a meeting of Warrantholders called for that purpose and held in accordance with the provisions of article nine hereof at which there are present in person or represented by proxy Warrantholders entitled to subscribe for and purchase at least 35% of the aggregate number of Common Shares which could be subscribed for and purchased pursuant to all of the Warrants outstanding as of the date of the meeting and passed by the affirmative votes of Warrantholders entitled to subscribe for and purchase not less than 66 2/3% of the aggregate number of Common Shares which could be subscribed for and purchased pursuant to all of the Warrants represented at the meeting and voted on such motion;

        (r) "Original U.S. Purchaser" means a U.S. Person or a Person in the United States who purchased the Warrant from the Corporation;

        (s) "Person" means an individual, corporation, partnership, trust or any unincorporated organization;

        (t) "Regulation S" means Regulation S adopted by the United States Securities and Exchange Commission under the 1933 Act;

        (u) "Rights Offering" means any of the events described in subsection 0 hereof;

                                       3.

        (v) "Rights Period" means any period determined for the purposes of subsection 0 hereof;

        (w)     "Shareholder" means a holder of record of one or more Common
                Shares;

        (x) "Share Reorganization" means any of the events described in paragraphs 0, 0, iv) or 0 hereof;

        (y) "Special Distribution" means any of the events described in subsection 0 hereof;

        (z) "Subsidiary" means a corporation, of which voting securities carrying a majority of the votes attached to all outstanding voting securities, directly or indirectly, are owned by the Corporation, by the Corporation and one or more subsidiaries thereof, or by one or more of the subsidiaries of the Corporation, and, as used in this definition, "voting securities" means securities, other than debt securities, carrying the right to elect directors either under all circumstances or under some circumstances that have occurred and are continuing;

        (aa) "Time of Expiry" means 5:00 o'clock in the afternoon, Toronto time, on the Expiry Date;

        (bb) "Trading Day" with respect to any stock exchange or over-the-counter market, means a day on which shares may be traded through the facilities of such stock exchange or in such over-the-counter market and otherwise means a day on which shares may be traded through the facilities of the principal stock exchange on which the Common Shares are then listed (or if the Common Shares are not then listed on any stock exchange, then in the over-the-counter market);

        (cc) "Transfer Agent" means the transfer agent for the time being of the Common Shares;

        (dd) "United States" means the United States of America, the territories or possessions thereof, any state thereof or the District of Columbia;

        (ee) "U.S. Person" means any natural person resident in the United States, any partnership or corporation organized or incorporated under the laws of the United States, any estate of which any executor or administrator is a U.S. Person, any trust of which any trustee is a U.S. Person, any agency or branch of a foreign entity located in the United States, any non-discretionary custodial account or similar account (other than a trust or estate) held by a dealer or other fiduciary for the benefit or the account of a U.S. Person and any discretionary custodial account or similar account (other than a trust or estate) held by a dealer or other professional fiduciary organized or incorporated, or, if an individual, resident, in the United States or any partnership or corporation organized or incorporated under the laws of a jurisdiction other than the United States if formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act;

        (ff) "Warrant Agent" means Computershare Trust Company of Canada, or the successor thereof for the time being of the trusts hereby created;

        (gg) "Warrant Certificates" means the certificates representing the Warrants substantially in the form attached as schedule A hereto issued and countersigned hereunder and for the time being outstanding;

                                       4.

        (hh) "Warrantholders" or "holders" without reference to Common Shares means the persons for the time being who are registered holders of Warrant Certificates;

        (ii) "Warrantholders' Request" means an instrument signed in one or more counterparts by Warrantholders entitled to purchase in the aggregate not less than 25% of the aggregate number of Common Shares which could be purchased pursuant to all Warrants then unexercised and outstanding, requesting the Warrant Agent to take some action or proceeding specified therein;

        (jj) "Warrants" means the warrants issued hereunder, each one of which warrants will entitle the holder thereof to purchase one Common Share for an exercise price of $1.00 at any time up to the Time of Expiry, subject to adjustment in accordance with article five hereof; and

        (kk) "Written Order of the Corporation", "Written Request of the Corporation", "Written Consent of the Corporation" and "Certificate of the Corporation" mean respectively a written order, request, consent or certificate signed in the name of the Corporation by its President, a Vice-President or a Director and, in addition, by its Secretary or a Director, and may consist of one or more instruments so executed.

SECTION 1.02    NUMBER AND GENDER:

Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing the masculine include the feminine and neuter genders.

SECTION 1.03    INTERPRETATION NOT AFFECTED BY HEADINGS ETC.:

The division of this Indenture into articles, sections, subsections and paragraphs, the provision of the table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

SECTION 1.04    DAY NOT A BUSINESS DAY:

If the day on or before which any action that would otherwise be required to be taken hereunder is not a Business Day in the place where the action is required to be taken, that action will be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

SECTION 1.05    CURRENCY:

All references to currency herein and in the Warrant Certificates are to lawful money of Canada unless otherwise specified herein.

SECTION 1.06    APPLICABLE LAW:

This Indenture, the Warrant Certificates and the Warrants represented by the Warrant Certificates shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 1.07    REFERENCES TO THIS INDENTURE:

The words and phrases "this Warrant Indenture", "this Indenture", "herein", "hereby" and similar expressions mean or refer to this indenture and any indenture, deed or instrument supplemental hereto and the words "article", "section", "subsection" and "paragraph" followed by a number mean and refer to the specified article, section, subsection or paragraph of this Indenture


                                       5.

SECTION 1.08     SCHEDULE:

The following schedule is attached to, forms part of and shall be deemed to be incorporated into this Indenture.


              SCHEDULE                                    TITLE
                 A                             Form of Warrant Certificate


                                      12.
                           ISSUE AND FORM OF WARRANTS

SECTION 2.01    ISSUE AND FORM OF WARRANTS:

        a)      AUTHORIZATION OF WARRANTS:

                (i) Warrants: The Warrants authorized to be issued hereunder are limited in respect of the aggregate number of Common Shares which can be subscribed for and purchased pursuant thereto, and Warrants may be issued only upon and subject to the terms and conditions hereinafter set forth. The Corporation is hereby authorized to issue up to 28,571,429 Warrants entitling the holders thereof to subscribe for and purchase up to an aggregate of 28,571,429 Common Shares together with such additional indeterminate number of Common Shares as may be required to be issued pursuant to any adjustment required to be made by the provisions of article five hereof, and such Warrants are hereby authorized to be issued.

        b)      Form of Warrant Certificate:

                i. WARRANTS: The Warrant Certificates shall be substantially in the form of the certificate attached hereto as schedule A, shall be dated as of the date of issue thereof (including all replacements issued in accordance with this Indenture) and may bear a facsimile of the seal of the Corporation and such distinguishing letters and numbers as the Corporation may, with the approval of the Warrant Agent, prescribe. Irrespective of any adjustments required to be made by the provisions of article five hereof, all replacement Warrant Certificates shall continue to express the number of Common Shares purchasable upon the exercise of the Warrants represented thereby and the Exercise Price as if such Warrant Certificates were issued as of the initial date of issue thereof pursuant hereto.

        c)      LEGENDS ON WARRANT CERTIFICATES:

                i. U.S. PERSONS: Warrant Certificates representing Warrants issued to U.S. Persons, to Persons in the United States or to Persons for the account or benefit of a U.S. Person or a Person in the United States shall bear the following legend:

                        "THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT."


                                       6.

SECTION 2.02    TERMS AND DELIVERY OF WARRANTS:

                a) TERMS: Each one Warrant issued hereunder shall entitle the holder thereof to subscribe for and purchase one Common Share at the Exercise Price at any time after the date of issue thereof until the Time of Expiry, subject to any adjustments required to be made pursuant to article five hereof.

                b) DELIVERY OF WARRANT CERTIFICATES: Warrant Certificates in definitive form representing the Warrants authorized to be issued in paragraph 1(a)(i) hereof shall be created and executed by the Corporation, shall be countersigned by the Warrant Agent and shall be delivered by the Warrant Agent.

                c) ADJUSTMENT: The Exercise Price and the number of Common Shares which can be subscribed for and purchased pursuant to the Warrants shall be adjusted in the events and in the manner specified in article five hereof.

                d) NO FRACTIONAL WARRANTS: No Warrant Certificate representing a fractional Warrant shall be issued or otherwise provided for, and a holder of a Warrant Certificate shall not be entitled to subscribe for or purchase a fractional Common Share or be entitled to any cash or other consideration such holder might otherwise be entitled to based upon the holding of such Warrant Certificate. If the number of Warrants to which a Warrantholder would otherwise be entitled is not a whole number, then the number of Warrants to be issued to such Warrantholder shall be rounded down to the next whole number and the Warrantholder shall not be entitled to any compensation in respect of such fractional Warrant.

                e) SPLITS, COMBINATIONS ETC.: Subject to section 0 hereof, the number of Warrants represented by any Warrant Certificate or any Warrant Certificates may be split, combined or exchanged for a Warrant Certificate or Warrant Certificates representing the same number of Warrants in the aggregate.

                f) ISSUE OF COMMON SHARES: The Corporation shall issue Common Shares to give effect to any exercise of Warrants.

SECTION 2.03    WARRANTHOLDER NOT A SHAREHOLDER:

Nothing in this Indenture nor in the holding of a Warrant represented by a Warrant Certificate, or otherwise, shall be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of Shareholders or any other proceedings of the Corporation or the right to receive dividends or other distributions.

SECTION 2.05    SIGNING OF WARRANT CERTIFICATE:

Warrant Certificates shall be signed by (a) the Chairman, the President, the Chief Executive Officer or any Vice-President of the Corporation and by (b) the Secretary, the Chief Financial Officer or the Treasurer of the Corporation and may, but need not be, under the seal of the Corporation or a reproduction thereof (which shall be deemed to be the seal of the Corporation). The signatures of such officers may be mechanically reproduced in facsimile and Warrant Certificates bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such officers. Notwithstanding that any of the persons whose manual or facsimile signature appears on any Warrant Certificate as one of such officers may no longer hold office at the date of such Warrant Certificate or at the date of the countersigning or delivery thereof, any Warrant Certificate signed as aforesaid and countersigned by the Warrant Agent shall be valid and binding upon the Corporation and the holder thereof shall be entitled to the benefits of this Indenture.

                                       7.

SECTION 2.06    COUNTERSIGNATURE BY THE WARRANT AGENT:

                a) COUNTERSIGNATURE: No Warrant Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the holder to the benefits hereof until it has been countersigned by the Warrant Agent by means of a manual signature of one of its authorized officers, substantially in the form of the countersignature contained on the Warrant Certificate or in some other form approved by the Corporation and the Warrant Agent and such countersignature by the Warrant Agent upon any Warrant Certificate shall be conclusive evidence as against the Corporation that the Warrant Certificate so countersigned has been issued hereunder and that the holder thereof is entitled to the benefits hereof.

                b) NO REPRESENTATION: The countersignature by the Warrant Agent on Warrant Certificates issued hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or of the Warrant Certificate (except the due countersignature thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrant Certificates or any of them or of the consideration ~herefore, except as otherwise specified herein.

SECTION 2.07    ISSUE IN SUBSTITUTION FOR LOST WARRANT CERTIFICATE:

                a) SUBSTITUTION: In case any Warrant Certificate issued and countersigned hereunder shall become mutilated, lost, destroyed or stolen, the Corporation, subject to applicable law, shall issue and thereupon the Warrant Agent shall countersign and deliver a new certificate for the same class of Warrants and of like date and tenor, and bearing the same legends, if any, as the one mutilated, lost, destroyed or stolen (i) in exchange for and in place of and upon cancellation of such mutilated certificate, or (ii) in lieu of and in substitution for such lost, destroyed or stolen certificate and the substituted certificate shall be in a form approved by the Warrant Agent and shall be entitled to the benefit hereof and shall rank equally in accordance with its terms with all Warrants of the same class either issued or to be issued hereunder.

                b) ISSUE OF NEW WARRANT CERTIFICATES: The applicant for the issue of a new Warrant Certificate pursuant to subsection 0 hereof shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft, as the case may be, of the certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Warrant Agent in their discretion, acting reasonably, and such applicant may also be required to furnish indemnity or security in amount and form satisfactory to the Corporation and the Warrant Agent in their discretion, acting reasonably, to save each of them harmless, and shall pay the reasonable expenses, charges and any taxes applicable thereto of the Corporation and the Warrant Agent in connection therewith.

SECTION 2.07    EXCHANGE OF WARRANT CERTIFICATES:

                a) EXCHANGE: Warrant Certificates issued and countersigned hereunder representing any specified number of Warrants to subscribe for and purchase Common Shares may, upon compliance with the reasonable requirements of the Warrant Agent, be exchanged for Warrant Certificates representing in the aggregate the same number of Warrants and entitling the holder thereof to subscribe for and purchase an equal aggregate number of Common Shares at the same Exercise Price and on the same terms as the Warrant Certificates so exchanged.

                b) PLACES OF EXCHANGE: Warrant Certificates may be exchanged at the principal office of the Warrant Agent in the City of Toronto, Ontario, or at any other place that is designated by the Corporation with the approval of the Warrant Agent. Any Warrant Certificate tendered for exchange shall be surrendered to the Warrant Agent and cancelled by the Warrant Agent. The Corporation shall sign and the Warrant Agent shall countersign all Warrant Certificates necessary to carry out such exchanges.

                                       8.

                c) CHARGES FOR EXCHANGE: For each Warrant Certificate exchanged, the Warrant Agent, except as otherwise herein provided, shall, if required by the Corporation, charge the Warrantholder a reasonable amount for each new Warrant Certificate issued. Payment for any and all taxes or governmental or other charges required to be paid shall be made by the Warrantholder requesting such exchange, as a condition precedent thereto.

SECTION 2.08    REGISTRATION AND TRANSFER OF WARRANTS:

                a) REGISTER: The Corporation will cause to be kept by the Warrant Agent at the principal office in Toronto, Ontario, of the Warrant Agent:

                        i. a register of holders in which shall be entered in alphabetical order the names and addresses of the holders of Warrants and particulars of the Warrants held by them; and

                        ii. a register of transfers in which all transfers of Warrants and the date and other particulars of each such transfer shall be entered.

                b) VALID TRANSFERS: No transfer of any Warrant will be valid unless entered on the appropriate register of transfers referred to in subsection 0 hereof, or on any branch registers maintained pursuant to subsection 0 hereof. Upon surrender to the Warrant Agent of the Warrant Certificate representing such Warrant, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Warrant Agent executed by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, and, upon compliance with such requirements and such other reasonable requirements as the Warrant Agent may prescribe, such transfer will be recorded on the appropriate register of transfers by the Warrant Agent.

                c) REGISTER OF TRANSFERS: The transferee of any Warrant will, after surrender to the Warrant Agent of the Warrant Certificate representing such Warrant as required by subsection 00 hereof and upon compliance with all other conditions in respect thereof required by this Indenture or by law, be entitled to be entered on the appropriate register of holders referred to in subsection 0 hereof, or on any branch registers of holders maintained pursuant to subsection 0 hereof, as the owner of such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Warrant, except in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

                d) REFUSAL OF REGISTRATION: The Corporation will be entitled, and may direct the Warrant Agent, to refuse to recognize any transfer, or enter the name of any transferee, of any Warrant on the registers referred to in subsection 0 hereof, or on any branch registers maintained pursuant to subsection 0 hereof, if such transfer would constitute a violation of the securities laws of any jurisdiction or the rules, regulations or policies of any regulatory authority having jurisdiction.

                e) NO NOTICE OF TRUSTS: Subject to applicable law, neither the Corporation nor the Warrant Agent will be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Warrant, and may transfer any Warrant on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

                f) INSPECTION: The registers referred to in subsection 0 hereof, and any branch registers maintained pursuant to subsection 0 hereof, will at all reasonable times be open for inspection by the Corporation and any Warrantholder. The Warrant Agent will from time to time when requested to do so in writing by the Corporation or any Warrantholder (upon payment of the reasonable charges of the Warrant Agent and upon providing the Warrant Agent with an affidavit

                                       9.

                setting out the information required to be stated by subsection 21(7) of the CANADA BUSINESS CORPORATIONS ACT (or any successor or replacement for such subsection under such statute or replacement for such statute)), furnish the Corporation or such Warrantholder with a list of the names and addresses of holders of Warrants (in the case of a Warrantholder of the same class as such Warrantholder) entered on such registers and showing the number of Warrants (in the case of a Warrantholder of the same class as such Warrantholder) held by each such holder thereof.

                g) LOCATION OF REGISTERS: The Corporation may at any time and from time to time change the place at which the registers referred to in subsection 0 hereof are kept, cause branch registers of holders or transfers to be kept at other places and close such branch registers or change the place at which such branch registers are kept, in each case subject to the approval of the Warrant Agent. Notice of all such changes or closures shall be given by the Corporation to the Warrant Agent and to holders of Warrants in accordance with article twelve hereof.

                h) TRANSFERS BY U.S. PERSONS: If the Warrant Certificate surrendered pursuant to subsection 0 hereof bears the legend set forth in paragraph 0 hereof, the Warrant Agent shall not register such transfer unless (A) the transfer is made to the Corporation or (B) the holder thereof delivers to the Warrant Agent a declaration to substantially the following affect (or such other form as the Corporation may otherwise prescribe from time to time):

                "The undersigned:

                i. acknowledges that the sale of the warrants of Breakwater Resources Ltd. (the "Corporation") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States SECURITIES ACT OF 1933, as amended (the "U.S. Securities Act"); and

                ii. certifies that (1) the undersigned is not an "affiliate" of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act), (2) the offer of such warrants was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of a "Designated Offshore Securities Market" as defined in Rule 902 of Regulation S under the U.S. Securities Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on behalf of any of them has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), and (5) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S."

                provided, that if any Warrants are being sold outside the United States in accordance with Rule 904 of Regulations S under the 1933 Act, and provided that the Corporation is a "foreign issuer" within the meaning of Regulation S under the 1933 Act at the time of such sale, any such legend may be removed upon receipt by the Warrant Agent of the declaration set forth in this subsection 00.

                i) RELIANCE BY WARRANT AGENT: The Warrant Agent shall have no obligation to ensure or verify compliance with any Applicable Legislation or regulatory requirements on the issue, exercise or transfer of any Warrants or any Common Shares or other securities issued upon the exercise of any Warrants. The Warrant Agent shall be entitled to process all proferred transfers and exercises of Warrants upon the presumption that such transfers or exercises are permissible pursuant to all Applicable Legislation and regulatory requirements and the terms of the Indenture

                                      10.

                and the related Warrant Certificates in the absence of prima facie evidence to the contrary. The Warrant Agent may assume for the purposes of this Indenture that the address on the register of Warrantholders of any Warrantholder is the actual address of such Warrantholder and is also determinative of the residency of such Warrantholder and that the address of any transferee to whom any Warrants or Common Shares or other securities issuable upon the exercise of any Warrants are to be registered, as shown on the transfer document, is the actual address of the transferee and is also determinative of the residency of the transferee.

SECTION 2.09    OWNERSHIP OF WARRANTS:

                a) OWNER: The Corporation and the Warrant Agent may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes, and such person will for all purposes of this Indenture be and be deemed to be the absolute owner thereof, and the Corporation and the Warrant Agent will not be affected by any notice or knowledge to the contrary except as required by statute or by order of a court of competent jurisdiction.

                b) RIGHTS OF REGISTERED HOLDER: The registered holder of any Warrant will be entitled to the rights evidenced thereby free from all equities and rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly, and the issue and delivery to any such registered holder of the Common Shares issuable pursuant thereto will be a good discharge to the Corporation and the Warrant Agent ~herefore and neither the Corporation nor the Warrant Agent will be bound to inquire into the title of any such registered holder.

SECTION 2.10    WARRANTS TO RANK PARI PASSU:

All Warrants shall rank pari passu, whatever may be the actual date of issue of any Warrants.

                                  ARTICLE THREE
                      DISTRIBUTION OF WARRANT CERTIFICATES

SECTION 3.01    WARRANT CERTIFICATES:

Warrant Certificates, issuable only in registered form, will be issued and mailed or delivered to the holders of Warrants upon the exchange thereof in accordance with the terms thereof.

                                  ARTICLE FOUR
                              EXERCISE OF WARRANTS

SECTION 4.01    METHOD OF EXERCISE OF WARRANTS:

                a) EXERCISE: Subject to subsection 0 hereof, the holder of any Warrant may exercise the right thereby conferred on such holder to subscribe for and purchase Common Shares by surrendering, after the date of issue of the Warrant but prior to the Time of Expiry, to the Warrant Agent at the place specified in subsection 0 hereof or any other place or places that may be designated by the Corporation with the approval of the Warrant Agent:

                iii. the Warrant Certificate, with a properly completed and executed subscription form in substantially the form contained on the Warrant Certificate; and

                iv. a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation at par in the city where such Warrant Certificate is surrendered for exercise, in an amount equal to the product obtained by multiplying the Exercise Price by the number of Common Shares subscribed for pursuant to such Warrant Certificate.

                                      11.

                        A Warrant Certificate with the completed and executed subscription form referred to in paragraph i.a.i.1.iii above, together with the certified cheque, bank draft or money order referred to in paragraph 00iv above, shall be deemed to be surrendered only upon delivery thereof or, if sent by mail or other means of transmission, upon receipt thereof, in each case at the office of the Warrant Agent provided for in subsection 0 hereof or any such other place designated by the Corporation with the approval of the Warrant Agent.

                b) PROHIBITION ON EXERCISE BY U.S. PERSONS: The Common Shares to be issued upon the exercise of the Warrants have not been and will not be registered under the 1933 Act, and Warrants may not be exercised by any U.S. Person, by any Person in the United States or by any other Person for the account or benefit of a U.S. Person or a Person in the United States other than by the Original U.S. Purchaser and no Common Shares issuable upon the exercise of Warrants will be delivered into the United States other than to the Original U.S. Purchaser of such Warrants, provided that such Original U.S. Purchaser signs and delivers to the Corporation and the Warrant Agent a letter substantially in the form attached hereto as schedule B. Accordingly, neither the Corporation nor the Warrant Agent shall be obligated to or will accept subscriptions for Common Shares pursuant to the exercise of Warrants from any Person who is, appears to be, or who either of them believes to be, a U.S. Person, a Person in the United States or any other Person who is, appears to be, or who either of them believes to be, exercising Warrants for the account or benefit of a U.S. Person or a Person in the United States other than the Original U.S. Purchaser of such Warrants. Any certificate representing Common Shares issued upon the exercise in accordance with this article four of Warrants represented by a Warrant Certificate bearing the legend set forth in paragraph 0 hereof shall bear the following legend:

                "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (C) WITHIN THE UNITED STATES
                (1) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS AND THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION PRIOR TO SUCH OFFER, SALE OR TRANSFER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES MAY NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT 'GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE. IF THE CORPORATION IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S AT THE TIME OF TRANSFER, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA, AS REGISTRAR AND TRANSFER AGENT OF THE CORPORATION, UPON DELIVERY OF THIS CERTIFICATE AND AN EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.";

                provided, that if any Common Shares are being sold outside the United States in accordance with Rule 904 of Regulations S under the 1933 Act, and provided that the Corporation is a "foreign

                                      12.

                issuer" within the meaning of Regulation S under the 1933 Act at the time of such sale, any such legend may be removed by providing a declaration to the registrar and transfer agent for the Common Shares to the following effect (or as the Corporation may otherwise prescribe from time to time):

                "The undersigned:

                i. acknowledges that the sale of the common shares of Breakwater Resources Ltd. (the "Corporation") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States SECURITIES ACT OF 1933, as amended (the "U.S. Securities Act"); and

                ii. certifies that (1) the undersigned is not an "affiliate" of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act), (2) the offer of such common shares was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of a "Designated Offshore Securities Market" as defined in Rule 902 of Regulation S under the U.S. Securities Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on behalf of any of them has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), and (5) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S.";

                and provided, further, that, if any Common Shares are being sold within the United States pursuant to Rule 144 under the 1933 Act, the legend may be removed by delivery to the registrar and transfer agent for the Common Shares and the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

                c) SUBSCRIPTION FORM COMPLETION: Any subscription form referred to in subsection 0 hereof shall be signed by the Warrantholder and shall specify, among other things, (A) the number of Common Shares which the holder desires to subscribe for and purchase, such number being not more than the number which the holder is entitled to subscribe for and purchase pursuant to the Warrant Certificate surrendered, (B) the name and address of the person or persons in whose name or names such Common Shares are to be issued, and (C) the number of Common Shares to be issued to each such person if more than one is so specified. If any of the Common Shares subscribed for are to be issued to a person or persons other than the Warrantholder, the Warrantholder shall pay to the Warrant Agent all applicable transfer or similar taxes, if any, and, the Corporation and the Warrant Agent shall not be required to issue or deliver certificates representing Common Shares unless or until such Warrantholder shall have paid to the Warrant Agent the amount of such tax, if any, or shall have established to the satisfaction of the Warrant Agent that such tax has been paid or that no tax is due.

                d) PLACES FOR EXERCISE: The Corporation has appointed the Warrant Agent, at its principal office in the City of Toronto, Ontario, as the place at which the Warrants may be exercised. The Corporation will give notice to the Warrantholders pursuant to article twelve hereof of the location of any other place appointed by the Corporation and approved by the Warrant Agent and of the change in the location of any new or existing place where Warrants may be exercised.

                                      13.

                e) ACCOUNTING TO CORPORATION: The Warrant Agent shall as soon as practicable account to the Transfer Agent and the Corporation with respect to Warrants exercised. All such monies, and any securities or other instruments, from time to time received by the Warrant Agent shall be received in trust for the Corporation. Within five Business Days after receipt thereof the Warrant Agent shall forward to the Corporation all monies received through the exercise of Warrants pursuant to this article four.

                f) RECORD OF EXERCISE: The Warrant Agent shall record the particulars of the Warrants exercised which particulars shall include the names and addresses of the persons who become holders of Common Shares, if any, on exercise, the Exercise Date and the Exercise Price. Within five Business Days of each Exercise Date, the Warrant Agent shall provide such particulars in writing to the Corporation and the Transfer Agent.

SECTION 4.02    EFFECT OF EXERCISE OF WARRANTS:

                a) EFFECT OF EXERCISE: Upon compliance by the holder of any Warrant Certificate with the provisions of section 0 hereof, but subject to the provisions of subsection 0 hereof, the number of Common Shares subscribed for and purchased shall be deemed to have been issued and the person or persons to whom such Common Shares are to be issued shall be deemed to have become the holder or holders of record of such Common Shares on the Exercise Date thereof unless the transfer books of the Corporation shall be closed on such date, in which case the Common Shares subscribed for and purchased shall be deemed to have been issued, and such person or persons shall be deemed to have become the holder or holders of record of such Common Shares on the date on which such transfer books are reopened but such Common Shares shall be issued at the Exercise Price in effect on the Exercise Date.

                b) ISSUE OF SHARE CERTIFICATES: When the transfer books of the Corporation have been open for three Business Days after the exercise of a Warrant as aforesaid, the Corporation shall forthwith (A) cause to be mailed to the person or persons in whose name or names the Common Shares so subscribed for and purchased are to be issued, as specified in the subscription completed on the Warrant Certificate, at the address specified in such subscription form, or (B) if specified in such subscription form, cause to be delivered to such person or persons at the office of the Warrant Agent where such Warrant Certificate was surrendered, a certificate or certificates representing the appropriate number of Common Shares to which the Warrantholder is entitled and elected to subscribe for and purchase pursuant to the Warrant Certificate surrendered to the Warrant Agent.

SECTION 4.03    SUBSCRIPTION FOR LESS THAN ENTITLEMENT:

                a) EXERCISE FOR LESS THAN MAXIMUM: The holder of any Warrant Certificate may subscribe for and purchase a number of Common Shares less than the maximum number which the holder is entitled to subscribe for and purchase pursuant to the surrendered Warrant Certificate, provided that in no event shall fractional Common Shares be issued in connection with the exercise of Warrants. In such event, the holder thereof upon exercise thereof shall, in addition, be entitled to receive a new Warrant Certificate complying with section 0 hereof in respect of the balance of the Common Shares which such holder was entitled to subscribe for and purchase and which were not then subscribed for and purchased.

                b) NO FRACTIONAL COMMON SHARES: Notwithstanding any adjustment provided for in article five hereof or otherwise, the Corporation shall not be required upon the exercise of a Warrant to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. If the number of Common Shares to which a Warrantholder would otherwise be entitled upon the exercise of a Warrant is not a whole number then the number of Common Shares to be issued shall be rounded down to the next whole number and the holder of such Warrant Certificate shall not be entitled to any compensation in respect of any fractional Common Share.

                                      14.

SECTION 4.04    WARRANT CERTIFICATES FOR FRACTIONS OF COMMON SHARES:

To the extent that the holder of a Warrant Certificate is entitled to receive on the exercise or partial exercise thereof a fraction of a Common Share, such right may only be exercised in respect of such fraction in combination with another Warrant Certificate which in the aggregate entitles the Warrantholder to receive a whole number of Common Shares.

SECTION 4.05    EXPIRATION OF WARRANTS:

After the Time of Expiry all rights under any Warrant in respect of which the right of subscription and purchase therein and herein provided shall not theretofore have been exercised shall wholly cease and terminate and such Warrant shall be void, of no force or effect and of no value whatsoever.

                                  ARTICLE FIVE
                                   ADJUSTMENTS

SECTION 5.01 ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF COMMON SHARES PURCHASABLE UPON EXERCISE:

The Exercise Price and the number of Common Shares purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time in the events and in the manner provided in the following subsections:

                a) STOCK DIVIDEND; DISTRIBUTION OF COMMON SHARES; SUBDIVISION; CONSOLIDATION: If at any time after the Effective Date but prior to the Expiry Date, the Corporation shall:

                i) fix a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the holders of Common Shares as a stock dividend or otherwise, other than as a Dividend Paid In The Ordinary Course,

                ii) fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares, other than as a Dividend Paid In The Ordinary Course,

                iv) subdivide, redivide or change the outstanding Common Shares into a greater number of Common Shares, or

                iv) consolidate, reduce or combine the outstanding Common Shares into a lesser number of Common Shares,

                (any of such events in subclauses (i), (ii), (iii) and (iv) above being herein called a "Share Reorganization"), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Share Reorganization and the effective date of the Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

                        A. the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Share Reorganization; and

                        B. the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such date).

                                      15.

                To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection 00 as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right. Any Warrantholder who has not exercised his right to subscribe for and purchase Common Shares on or prior to the record date of such stock dividend or distribution or the effective date of such subdivision or consolidation, as the case may be, upon the exercise of such right thereafter shall be entitled to receive and shall accept in lieu of the number of Common Shares then subscribed for and purchased by such Warrantholder, at the Exercise Price determined in accordance with this subsection 0 the aggregate number of Common Shares that such Warrantholder would have been entitled to receive as a result of such Share Reorganization, if, on such record date or effective date, as the case may be, such Warrantholder had been the holder of record of the number of Common Shares so subscribed for and purchased.

                b) ISSUE OF RIGHTS, OPTIONS OR WARRANTS: If at any time after the Effective Date but prior to the Expiry Date, the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than forty-five days after the record date for such issue (such period being the "Rights Period"), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Common Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being called a "Rights Offering"), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

                i)      the numerator of which shall be the aggregate of

                        A. the number of Common Shares outstanding on the record date for the Rights Offering, and

                        B.      the quotient determined by dividing

                                I. either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

                                II. the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

                ii) the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged or converted).

                If by the terms of the rights, options, or warrants referred to in this subsection 00, there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be

                                      16.

                calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection 00 as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this subsection 00, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

                c) SPECIAL DISTRIBUTIONS: If at any time after the Effective Date but prior to the Expiry Date, the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of:

                i) shares of the Corporation of any class other than Common Shares;

                ii) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or shares of any other class or securities exchangeable or convertible into any such shares;

                iii)    evidences of indebtedness of the Corporation; or

                iv) cash, securities or any property or assets of the Corporation;

                and if such issue or distribution does not constitute a Dividend Paid In The Ordinary Course, a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

                        A. the numerator of which shall be the difference between

                                I.      the product of the number of Common
                                        Shares outstanding on such record date
                                        and the Current Market Price of the
                                        Common Shares on such record date, and

                                II.     the fair value, as determined by the
                                        directors of the Corporation, to the
                                        holders of Common Shares of the shares,
                                        rights, options, warrants, evidences of
                                        indebtedness or property or assets to be issued or distributed in the Special Distribution, and

                        B. the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

                Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection 00 as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this subsection 0, the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect based upon the number of Common Shares issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

                                      17.

                d) RECLASSIFICATION OF COMMON SHARES; CONSOLIDATION; AMALGAMATION; MERGER: If at any time after the Effective Date but prior to the Expiry Date there shall occur:

                i) a reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Share Reorganization;

                ii) a consolidation, amalgamation or merger of the Corporation with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities;

                iii) the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

                (any of such events being called a "Capital Reorganization"), after the effective date of the Capital Reorganization the Warrantholder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Warrantholder was theretofor entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Warrantholder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Common Shares which the Warrantholders was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Indenture with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants. Any such adjustments shall be made by and set forth in an indenture supplemental hereto approved by action by the Directors and shall for all purposes be conclusively deemed to be an appropriate adjustment.

        c) If at any time after the Effective Date but prior to the Expiry Date any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of subsections 00, 00 or 00 of this Indenture, then the number of Common Shares purchasable upon the subsequent exercise of Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

SECTION 5.02 RULES REGARDING CALCULATION OF ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF COMMON SHARES PURCHASABLE UPON EXERCISE:

For the purposes of section 0 hereof the following subsections shall apply:

                a)      SUCCESSIVE ADJUSTMENTS: Any adjustment made pursuant to
                section 0 hereof shall be cumulative and made successively whenever an event referred to therein shall occur, subject to the following subsections of this section 0.

                b) MINIMUM ADJUSTMENTS: No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least 1% in the Exercise Price and no adjustment shall be made in the number of Common Shares purchasable upon exercise of a Warrant unless it would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which, except for the provisions of this subsection 0, would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment, and provided further that in no event shall the Corporation be obligated to issue fractional Common Shares upon exercise of Warrants. Notwithstanding any other provision of section 0 hereof, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Common Shares issuable upon exercise of a Warrant (except in respect of the Share Reorganization described in paragraph 0 hereof or a Capital Reorganization described in paragraph 0 hereof).

                c) MUTATIS MUTANDIS ADJUSTMENT: Subject to the prior written consent of the Toronto Stock Exchange, no adjustment in the Exercise Price or in the number of Common Shares purchasable upon exercise of a Warrant shall be made in respect of any event described in section 0 hereof if Warrantholders are entitled to participate in such event on the same terms MUTATIS MUTANDIS as if Warrantholders had exercised their Warrants prior to or on the effective date or record date, as the case may be, of such event.

                d) NO ADJUSTMENT FOR CERTAIN EVENTS: No adjustment in the Exercise Price or in the number of Common Shares purchasable upon the exercise of Warrants shall be made pursuant to section 0 hereof in respect of the issue from time to time of Common Shares pursuant to this Indenture or pursuant to any stock option, stock purchase or stock bonus plan in effect from time to time for directors, officers or employees of the Corporation and/or any Subsidiary of the Corporation and any such issue, and any grant of options in connection therewith, shall be deemed not to be a Share Reorganization, a Rights Offering nor any other event described in section 0 hereof.

                e) DISPUTES: If a dispute shall at any time arise with respect to adjustments of the Exercise Price or the number of Common Shares purchasable upon exercise of Warrants, such disputes shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the Directors and acceptable to the Warrant Agent and any such determination shall be conclusive evidence of the correctness of any adjustment made under section 0 hereof and shall be binding upon the Corporation, the Warrant Agent and the Warrantholders.

                f) OTHER ACTIONS: If at any time after the Effective Date but prior to the Expiry Date the Corporation shall take any action affecting the Common Shares, other than an action described in section 0 hereof, which in the opinion of the Directors would have a material effect upon the rights of Warrantholders, either or both the Exercise Price and the number of Common Shares purchasable upon exercise of Warrants shall be adjusted in such manner and at such time, by action by the Directors, in their sole discretion, acting reasonably and in good faith, but subject to the prior written consent of the Toronto Stock Exchange, as may be equitable in the circumstances. Failure of the taking of action by the Directors so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Common Shares shall be deemed to be conclusive evidence that the Directors have determined that it is equitable to make no adjustment in the circumstances.

                g) ABANDONMENT OF EVENT: If the Corporation shall set a record date to determine the holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such Shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of any Warrant shall be required by reason of the setting of such record date.

                h) DEEMED RECORD DATE: In the absence of a resolution of the Directors fixing a record date for a Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the date of the issue of the rights, options or warrants issued pursuant to the Rights Offering.

                i) CORPORATE AFFAIRS: As a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to the Warrants, including the Exercise Price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of Counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable all the shares or other securities which all holders of Warrants are entitled to receive in accordance with the provisions thereof.

SECTION 5.03    POSTPONEMENT OF SUBSCRIPTION:

In any case in which this article five shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event:

                a) issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event, the additional Common Shares or other securities issuable upon such exercise by reason of the adjustment required by such event; and

                b) delivering to such holder any distributions declared with respect to such additional Common Shares after such exercise date and before such event;

provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable on the exercise of any Warrant and to such distributions declared with respect to any additional Common Shares issuable on the exercise of any Warrant.

SECTION 5.04 NOTICE OF ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF COMMON SHARES PURCHASABLE UPON EXERCISE:

                a) NOTICE OF EFFECTIVE OR RECORD DATE: At least 14 days prior to the effective date or record date, as the case may be, of any event which requires or might require an adjustment in any of the subscription rights pursuant to any of the Warrants, including the Exercise Price and the number of Common Shares which are purchasable upon the exercise thereof, the Corporation shall:

                i) file with the Warrant Agent a Certificate of the Corporation specifying the particulars of such event to the extent then known including, if determinable, the required adjustment and the computation of such adjustment; and

                ii) give notice to the Warrantholders in the manner provided for in article 12 hereof of the particulars of such event (including the record date or the effective date for such event) to the extent then known including, if determinable, the required adjustment.

                b) ADJUSTMENT NOT DETERMINABLE: In case any adjustment for which a notice pursuant to subsection 0 hereof has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable:

                i) file with the Warrant Agent a computation of such adjustment; and

                ii) give notice to the Warrantholders in the manner provided for in article twelve hereof of the adjustment.

                Where a notice pursuant to this subsection has been given, the Warrant Agent shall be entitled to act and rely on any adjustment calculation of the Corporation or of the auditors of the Corporation.

                c) DUTY OF WARRANT AGENT: Subject to subsection 0 hereof, the Warrant Agent shall not:

                i) at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment in the Exercise Price or number of Common Shares issuable upon the exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment;

                ii) be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the exercise of any Warrant; or iii) be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Warrants for the purpose of exercise, or to comply with any of the covenants contained in this section 0.

                                   ARTICLE SIX
                          PURCHASES BY THE CORPORATION

SECTION 6.01    OPTIONAL PURCHASES BY THE CORPORATION:

The Corporation may from time to time purchase Warrants on any stock exchange, in the open market, by private contract or otherwise. Any such purchase may be made in such manner, from such persons, at such prices and on such terms as the Corporation in its sole discretion may determine. The Warrant Certificates representing the Warrants purchased pursuant to this section 0 shall forthwith be delivered to and cancelled by the Warrant Agent.

SECTION 6.02    SURRENDER OF WARRANT CERTIFICATES:

Warrant Certificates representing Warrants purchased pursuant to section 0 hereof shall be surrendered to the Warrant Agent for cancellation and shall be accompanied by a direction of the Corporation to cancel the Warrants represented thereby.

                                  ARTICLE SEVEN
                          COVENANTS OF THE CORPORATION

SECTION 7.01    GENERAL COVENANTS OF THE CORPORATION:

The Corporation covenants with the Warrant Agent that so long as any Warrants remain outstanding:

                a) the Corporation will at all times maintain its corporate existence, will carry on and conduct its business in a proper, efficient and business like manner and in accordance with good business practice;

                b) the Corporation will cause certificates representing the Common Shares, if any, from time to time subscribed and paid for pursuant to the exercise of Warrants to be issued and delivered in accordance with the terms hereof;

                c) all Common Shares which are issued upon exercise of the right to subscribe for and purchase provided for herein, upon payment of the Exercise Price herein provided for, shall be fully paid and non-assessable shares;

                d) the Corporation will reserve and keep available a sufficient number of Common Shares for the purpose of enabling the Corporation to satisfy its obligations to issue Common Shares upon the exercise of the Warrants;

                e) the Corporation will give to the Warrantholders, in the manner provided in article twelve hereof, and to the Warrant Agent, notice of its intention to fix a record date, or effective date, as the case may be, for any event referred to in section 0 hereof which may give rise to an adjustment in the Exercise Price or in the number of Common Shares purchasable upon the exercise of Warrants and, in each case, such notice shall specify the particulars of such event and the record date, or the effective date, for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given, and such notice shall be given in each case not less than 14 days prior to the applicable record date or effective date, as the case may be;

                f) the Corporation will not close its transfer books nor take any other action which might deprive a Warrantholder of the opportunity of exercising the right of purchase pursuant to the Warrants held by such person during the period of ten days after the giving of a notice required by this section 0 or unduly restrict such opportunity;

                g) the Corporation will, at all times, use commercially reasonable efforts to preserve and maintain its status as a "reporting issuer" or the equivalent thereof under the SECURITIES ACT (Ontario) and the securities legislation of each of the other provinces of Canada under which the Corporation has or obtains status as a reporting issuer or the equivalent thereof prior to the Expiry Date which contain continuous disclosure requirements and shall in a timely fashion file or deposit all documents and reports with the relevant securities commissions and similar securities authorities required to be filed or deposited pursuant to such legislation;

                h) the Corporation will, upon request in writing from a Warrantholder, provide such Warrantholder with a copy of all of the financial statements of the Corporation mailed to the holders of Common Shares after the date hereof and until the Warrants owned by such Warratholder remain outstanding;

                i) the Corporation will use commercially reasonable efforts to maintain a listing of the Common Shares on the Toronto Stock Exchange;

                j) if the Corporation is a party to any transaction in which the Corporation is not the continuing corporation, the Corporation shall use commercially reasonable efforts to obtain all consents which may be necessary or appropriate under Canadian law to enable the continuing corporation to give effect to the Warrants;

                k) generally, the Corporation will use commercially reasonable efforts to perform and carry out all of the acts or things to be done by the Corporation as provided in this Indenture; and

                l) the Corporation will promptly advise the Warrant Agent and the Warratholders in writing of any default of the Corporation under the terms of this Indenture.

SECTION 7.02    WARRANT AGENT'S REMUNERATION AND EXPENSES:

The Corporation covenants that it will pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and the Corporation will pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in the administration or execution of its duties hereunder (including the reasonable compensation and the disbursements of its counsel and all other advisers not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Warrant Agent's own negligent action, negligent failure to act, wilful misconduct or bad faith.

SECTION 7.03    NOTICE OF ISSUE:

The Corporation will give written notice of the issue of Common Shares pursuant to the exercise of any Warrants, in such detail as may be required, to each securities commission or similar regulatory authority in each jurisdiction in Canada in which there is legislation or regulations requiring the giving of any such notice in order that such issue of Common Shares and the subsequent disposition of the Common Shares so issued will not be subject to the prospectus requirements, if any, of such legislation or regulations.

SECTION 7.04    PERFORMANCE OF COVENANTS BY WARRANT AGENT:

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Warrant Agent may notify the Warrantholders of such failure on the part of the Corporation or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Warrantholders that it is so doing. All amounts so expended or advanced by the Warrant Agent shall be repayable upon request of the Warrant Agent as provided in section 0 hereof. No such performance or advance by the Warrant Agent shall be deemed to relieve the Corporation of any default hereunder.

                                  ARTICLE EIGHT
                                   ENFORCEMENT

SECTION 8.01    SUITS BY WARRANTHOLDERS, ETC.:

All or any of the rights conferred upon the holder of any Warrant Certificate by the terms of such Warrant Certificate or the provisions of this Indenture may be enforced by the holder of such Warrant Certificate by appropriate legal proceedings but without prejudice to the right which is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholder.

SECTION 8.02    IMMUNITY OF SHAREHOLDERS, ETC.:

By the acceptance of the Warrant Certificate, Warrantholders and the Warrant Agent hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, Shareholder, Director, officer, employee or agent of the Corporation for the issue of Common Shares pursuant to the exercise of any Warrant.

SECTION 8.03    LIMITATION OF LIABILITY:

The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future Directors or Shareholders of the Corporation or of any successor corporation or to any of the past, present or future officers, employees or agents of the Corporation or any successor corporation, but only the property of the Corporation or any successor corporation shall be bound in respect hereof.

                                  ARTICLE NINE
                           MEETINGS OF WARRANTHOLDERS

SECTION 9.01    RIGHT TO CONVENE MEETINGS:

The Warrant Agent may at any time and from time to time and shall on receipt of a Written Request of the Corporation or of a Warrantholders' Request and upon receiving sufficient funds and being indemnified to its reasonable satisfaction by the Corporation or by the Warrantholders signing such Warrantholders' Request, as the case may be, against the costs which may be incurred by the Warrant Agent in connection with the calling and holding of such meeting, convene a meeting of the Warrantholders. In the event of the Warrant Agent failing within 15 days after receipt of such written request by the Corporation or of a Warrantholders' Request and of the required funds and indemnity as aforesaid to give notice to convene a meeting, the Corporation or such Warrantholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Toronto, Ontario, or at such other place as may be approved or determined by the Warrant Agent.

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

SECTION 9.02    NOTICE:

At least 21 days' notice of any meeting of Warrantholders shall be given to the Warrantholders in the manner provided in article twelve hereof and a copy thereof shall be sent by prepaid mail to the Warrant Agent unless the meeting has been called by it and to the Corporation unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat. It shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this article nine. The notice convening any such meeting may be signed by an appropriate officer of the Warrant Agent or of the Corporation or the person or persons designated by the Warrantholders signing such Warrantholders' Request, as the case may be.

SECTION 9.03    CHAIRMAN:

An individual (who need not be a Warrantholder) nominated in writing by the Warrant Agent shall be chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, or if such person is unable or unwilling to act as chairman, the Warrantholders present in person or by proxy shall choose some individual to be chairman.

SECTION 9.04    QUORUM:

Subject to the provisions of section 0 hereof, at any meeting of the Warrantholders a quorum shall consist of Warrantholders present in person or by proxy and entitled to subscribe for and purchase at least 10% of the aggregate number of Common Shares which could be subscribed for and purchased pursuant to all of the Warrant Certificates outstanding as of the date of the meeting, provided that at least two persons entitled to vote thereat are personally present. If a quorum of the Warrantholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Warrantholders or on a Warrantholders' Request, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next following week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally called notwithstanding that they may not be entitled to subscribe for and purchase at least 10% of the aggregate number of Common Shares which can be subscribed for and purchased pursuant to all of the then outstanding Warrant Certificates.

SECTION 9.05    POWER TO ADJOURN:

Subject to the provisions of section 0 hereof, the chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

SECTION 9.06    SHOW OF HANDS:

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of such fact. Any Warrantholder present in person or by proxy can demand a poll at any meeting in accordance with the provisions of section 0 hereof.

SECTION 9.07    POLL:

On every Extraordinary Resolution, and on any other question submitted to a meeting and after a vote by show of hands in respect of such question if requested by the chairman or by one of or more of the Warrantholders acting in person or by proxy and entitled to subscribe for and purchase in the aggregate at least 5% of the aggregate number of Common Shares which could be subscribed for and purchased pursuant to all of the Warrant Certificates then outstanding, a poll shall be taken in such manner as the chairman shall direct. Questions other than Extraordinary Resolutions shall be decided by a majority of the votes cast on the poll.

SECTION 9.08    VOTING:

On a show of hands every person who is present and entitled to vote, whether as a Warrantholder or as a proxy for one or more absent Warrantholders or both, shall have one vote. On a poll, each Warrantholder present in person or represented by a proxy appointed by instrument in writing shall be entitled to one vote in respect of each one Common Share which such Warrantholder is entitled to purchase pursuant to the Warrant Certificates then held by him. A proxy need not be a Warrantholder. The chairman of any meeting shall be entitled both on a show of hands and on a poll to vote in respect of the Warrants, if any, held or represented by him.

SECTION 9.09    REGULATIONS:

The Warrant Agent or the Corporation with the approval of the Warrant Agent may from time to time make regulations and from time to time vary such regulations as it shall from time to time think fit:

                a) for the deposit of instruments appointing proxies at such place and time as the Warrant Agent, the Corporation or the Warrantholder calling the meeting, as the case may be, may direct in the notice calling the meeting;

                b) for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or telecopied before the meeting to the Corporation or to the Warrant Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

                c) for the form of the instrument appointing a proxy, the manner in which it may be executed and verification of the authority of a person who executes it on behalf of a Warrantholder; and

                d) generally for the calling of meetings of Warrantholders and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Warrant Certificates, or as entitled to vote or be present at the meeting in respect thereof, shall be registered holders of Warrant Certificates or proxies thereof.

SECTION 9.10    CORPORATION AND WARRANT AGENT MAY BE REPRESENTED:

The Corporation and the Warrant Agent, by their respective employees, officers or directors, and the legal advisers of the Corporation and the Warrant Agent, may attend any meeting of the Warrantholders, but shall have no vote as such.

SECTION 9.11    POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION:

In addition to all other powers conferred upon them by any other provision of this Indenture or by law, the Warrantholders at a meeting shall have the following powers exercisable from time to time by Extraordinary Resolution:

                a) power to consent and agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Warrantholders or, with the reasonable consent of the Warrant Agent, of the Warrant Agent (in its capacity as trustee hereunder or on behalf of the Warrantholders) with the Corporation, whether such rights arise under this Indenture or the Warrant Certificates or otherwise;

                b) subject to arrangements as to financing and indemnity satisfactory to the Warrant Agent, power to direct or authorize the Warrant Agent (i) to enforce any of the covenants of the Corporation contained in this Indenture or the Warrant Certificates, (ii) to enforce any of the rights of the Warrantholders in any manner specified in such Extraordinary Resolution, or (iii) to refrain from enforcing any such covenant or right;

                c) power to waive and direct the Warrant Agent to waive any default on the part of the Corporation in complying with any provision of this Indenture or the Warrant Certificates, either unconditionally or upon any conditions specified in such Extraordinary Resolution;

                d) power to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Corporation (i) for the enforcement of any of the covenants of the Corporation contained in this Indenture or the Warrant Certificates, or (ii) to enforce any of the rights of the Warrantholders;

                e) power to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith;

                f)      power to appoint any persons (whether Warrantholders or
                not) as a committee to represent the interests of the Warrantholders and to confer upon such committee any powers or discretions which the Warrantholders could themselves exercise by Extraordinary Resolution or otherwise;

                g) power from time to time and at any time to remove the Warrant Agent and to appoint a successor Warrant Agent.

                h) power to amend, alter or repeal any Extraordinary Resolution previously passed;

                i) power to assent to any change in or omission from the provisions contained in the Warrant Certificates and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission; and

                j) power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation.

SECTION 9.12    EXTRAORDINARY RESOLUTION:

                a) EXTRAORDINARY RESOLUTION: If, at any meeting called for the purpose of passing an Extraordinary Resolution, Warrantholders entitled to purchase 35% of the aggregate number of Common Shares which can be subscribed for and purchased pursuant to all of the outstanding Warrant Certificates as of the date of such meeting are not present in person or by proxy within 30 minutes from the time fixed for holding the meeting, then the meeting, if called by Warrantholders or on a Warrantholders' Request, shall be dissolved, but in any other case it shall stand adjourned to such day, being not less than 5 Business Days or more than 21 Business Days later, and to such place and time as may be determined by the chairman. Not less than three Business Days' notice to Warrantholders shall be given of the time and place of such adjourned meeting in the manner provided in article twelve hereof. Such notice shall state that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum notwithstanding the provisions of this subsection 0 to the contrary and may transact the business for which the meeting was originally called and a motion proposed at such adjourned meeting and passed by the affirmative vote of Warrantholders entitled to subscribe for and purchase not less than 66 2/3% of the aggregate number of Common Shares which can be subscribed for and purchased pursuant to all of the Warrants represented at the adjourned meeting and voted on the motion shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that Warrantholders entitled to purchase 35% of the aggregate number of Common Shares which can be subscribed for and purchased pursuant to all of the then outstanding Warrant Certificates are not present in person or by proxy at such adjourned meeting.

                b) POLL TO BE TAKEN: Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

SECTION 9.13    POWERS CUMULATIVE:

It is hereby declared and agreed that any one or more of the powers in this Indenture, stated to be exercisable by the Warrantholders by Extraordinary Resolution or otherwise, may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the right of the Warrantholders to exercise such power or powers then or thereafter from time to time.

SECTION 9.14    MINUTES:

Minutes of all resolutions and Extraordinary Resolutions and proceedings at every meeting of Warrantholders shall be made and entered in books to be from time to time provided for that purpose by the Warrant Agent at the expense of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions or Extraordinary Resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Warrantholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been called and held, and all resolutions passed thereat or proceedings taken, to have been passed and taken.

SECTION 9.15    INSTRUMENTS IN WRITING:

All actions which may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided in this article nine may also be taken and exercised by Warrantholders entitled to subscribe for and purchase 66 2/3% of the aggregate number of Common Shares which can be subscribed for and purchased pursuant to all of the then outstanding Warrant Certificates, by an instrument in writing signed in one or more counterparts by such Warrantholders in person or by attorney appointed in writing and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed. In such instance, the Warrant Agent shall give notice to the Warrantholders of the effect of such instrument in writing within three Business Days after the receipt of such instrument in writing.

SECTION 9.16    BINDING EFFECT OF RESOLUTIONS:

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this article nine at a meeting of Warrantholders shall be binding upon all of the Warrantholders, whether present or absent at such meeting, and every instrument in writing signed by Warrantholders in accordance with the provisions of section 0 hereof shall be binding upon all of the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

SECTION 9.17    HOLDINGS BY CORPORATION DISREGARDED:

In determining whether Warrantholders are present at a meeting of Warrantholders for the purpose of determining a quorum or have concurred in any consent, resolution, Extraordinary Resolution, Warrantholders' Request, waiver or other action under this Indenture, Warrants owned beneficially by the Corporation or any Subsidiary of the Corporation shall be deemed not to be outstanding and shall be disregarded. The Corporation shall provide the Warrant Agent with a Certificate of the Corporation providing details of any Warrants owned beneficially by the Corporation or by a Subsidiary of the Corporation upon the written request of the Warrant Agent.

                                   ARTICLE TEN
                             SUPPLEMENTAL INDENTURES

SECTION 10.01   PROVISION FOR SUPPLEMENTAL INDENTURES FOR CERTAIN PURPOSES:

From time to time the Corporation (when authorized by action by the Directors) and the Warrant Agent may, subject to the provisions of this Indenture, and they shall, when so directed by the provisions of this Indenture, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

                a) setting forth adjustments pursuant to the provisions of article five hereof;

                b) increasing the number of Warrants, and the number of Common Shares issuable upon the exercise of Warrants, which the Corporation is authorized to issue under this Indenture and any consequential amendment thereto as may be required by the Warrant Agent acting on the advice of counsel;

                c) listing the Warrants, or arranging for the Warrants to be traded, on any stock exchange or market;

                d) adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that the same are not, in the opinion of the Warrant Agent, prejudicial to the interests of the Warrantholders;

                e) giving effect to any resolution or Extraordinary Resolution passed as provided in article nine hereof;

                f) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Warrant Agent, prejudicial to the interests of the Warrantholders;

                g) adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrant Certificates, or making any modification in the form of the Warrant Certificates which does not affect the substance thereof;

                h) modifying any of the provisions of this Indenture or relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that no such modification or relief shall be or become operative or effective in such manner as to impair any of the rights of the Warrantholders or of the Warrant Agent and provided further that the Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative; or

                i) any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Warrant Agent, the rights of the Warrant Agent and of the Warrantholders are in no way prejudiced thereby.

SECTION 10.02   SUCCESSOR CORPORATION:

In the case of a consolidation, amalgamation, merger, separation or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety, the successor entity resulting from such consolidation, amalgamation, merger, separation or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the performance and observance of each and every covenant and obligation contained in this Indenture to be performed by the Corporation, as the case may be.

                                 ARTICLE ELEVEN
                          CONCERNING THE WARRANT AGENT

SECTION 11.01   TRUST INDENTURE LEGISLATION:

                a) MANDATORY REQUIREMENTS: If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

                b) APPLICABLE LEGISLATION: The Corporation and the Warrant Agent agree that each of them will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with, and be entitled to the benefits of, Applicable Legislation.

SECTION 11.02   RIGHTS AND DUTIES OF WARRANT AGENT:

                a) DEGREE OF SKILL: In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Warrant Agent shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Warrant Agent from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct or bad faith.

                b) CONDITIONS FOR ACTION: Subject to subsection 0 hereof, the Warrant Agent shall not be bound to do any thing or take any act or action for the enforcement of any of the obligations of the Corporation under this Indenture unless and until the Warrant Agent shall have received a Warrantholders' Request setting out the action which the Warrant Agent is required to take and the obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice by the Warrant Agent, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and hold harmless the Warrant Agent against the costs, charges, expenses and liabilities to be incurred thereby and any loss or damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

                c) DEPOSIT OF WARRANT CERTIFICATES: The Warrant Agent may, before commencing or at any time during the continuance of any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders hereunder, require the Warrantholders at whose instance it is acting to deposit with the Warrant Agent the Warrant Certificates held by them, for which Warrant Certificates the Warrant Agent shall issue receipts.

                d) SUPREMACY OF APPLICABLE LEGISLATION: Every provision of this Indenture that by its terms relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation and of this article eleven.

SECTION 11.03   EVIDENCE:

                a) ENTITLEMENT TO RELY ON EVIDENCE: Whenever it is provided in this Indenture that the Corporation shall deposit with the Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof of the facts and opinions stated in all documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Warrant Agent take the action to be based thereon. The Warrant Agent may rely and shall be protected in acting upon any such documents deposited with it in purported compliance with any such provision or for any other purpose hereof, but may, in its discretion, require further evidence before acting or relying thereon. The Warrant Agent may also rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

                b) ADDITIONAL EVIDENCE: In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to the Corporation.

                c) STATUTORY DECLARATIONS: Whenever Applicable Legislation requires that evidence referred to in subsection 0 hereof be in the form of a statutory declaration, the Warrant Agent may accept such statutory declaration in lieu of a Certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by one or more of the President, any Vice-President, the Chief Financial Officer, the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer of the Corporation.

                d) PROOF OF EXECUTION: Proof of execution of an instrument in writing by any Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Warrant Agent may consider adequate.

SECTION 11.04   EXPERTS AND ADVISERS:

The Warrant Agent may employ or retain, at the expense of the Corporation, such counsel, accountants or other experts or advisers as it may reasonably require, said counsel, accountants, experts or advisers to be designated jointly by the Warrant Agent and the Corporation for the purpose of determining and discharging its duties hereunder, may pay reasonable remuneration for all services performed by any of them without taxation of any costs of any counsel and shall not be responsible for any misconduct on the part of any of them. The Warrant Agent may act or not act and shall be protected in acting or not acting in good faith on the opinion or advice of or information obtained from any counsel, accountant or other expert or adviser, whether retained or employed by the Corporation or by the Warrant Agent, in relation to any matter arising in relation to this Indenture.

SECTION 11.05   WARRANT AGENT NOT REQUIRED TO GIVE SECURITY:

The Warrant Agent shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of these premises.

SECTION 11.06   PROTECTION OF WARRANT AGENT:

                a) PROTECTION: By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

                i) the Warrant Agent shall not be liable for, or by reason of, any statement of fact or recital in this Indenture or in the Warrant Certificates (except the representation contained in section 0 hereof and in the countersignature of the Warrant Agent on the Warrant Certificates) or required to verify the same, but all such statements or recitals are, and shall be deemed to be made by, the Corporation;

                ii) the Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof;

                iii) the Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of Directors, officers, employees, agents or servants of the Corporation;

                iv) the Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in shares of the Corporation and in the Warrant Certificates and generally may contract and enter into financial transactions with the Corporation or any corporation related to the Corporation without being liable to account for any profit made thereby; and

                v) nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto.

                b) INDEMNITY: In addition to and without limiting any protection of the Warrant Agent hereunder or otherwise by law, the Corporation agrees to indemnify and save harmless the Warrant Agent and its directors, officers and employees from all liabilities, suits, damages, costs, expenses and actions which may be brought against or suffered by it arising out of or connected with performance by it of its duties hereunder except to the extent that such liabilities, suits, damages, costs and actions are attributable to the negligence or wilful misconduct of the Warrant Agent. Notwithstanding any other provision hereof, this indemnity shall survive any removal or resignation of the Warrant Agent, discharge of this Indenture and termination of any trusts hereunder.

SECTION 11.07   REPLACEMENT OF WARRANT AGENT; SUCCESSOR BY MERGER:

                a) RESIGNATION: The Warrant Agent may resign its trust and be discharged from all further duties and liabilities hereunder, subject to this subsection 0, by giving to the Corporation not less than 30 days' prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Warrantholders, by Extraordinary Resolution, shall have power at any time to remove the Warrant Agent and to appoint a new trustee. In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new trustee unless such Extraordinary Resolution has appointed a new trustee; failing such appointment by the Corporation, the retiring Warrant Agent, at the expense of the Corporation, or any Warrantholder may apply to a judge of the Ontario Court of Justice (General Division), on such notice as such judge may direct for the appointment of a new trustee; provided that any new Warrant Agent so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Warrantholders. Any new trustee appointed under this subsection 0 shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario and, if required by Applicable Legislation of any other province in Canada, in such other provinces. On any such appointment the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent without any further assurance, conveyance, act or deed, but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring the same to the new trustee, provided that, following any resignation or removal of the Warrant Agent and appointment of a successor trustee, the successor trustee shall have executed an appropriate instrument accepting such appointment and, at the request of the Corporation, the predecessor Warrant Agent shall execute and deliver to the successor trustee an appropriate instrument transferring to such successor trustee all rights and powers of the Warrant Agent hereunder so ceasing to act.

                b) NOTICE OF SUCCESSOR: Upon the appointment of a successor trustee, the Corporation shall promptly notify the Warrantholders thereof in the manner provided for in article twelve hereof.

                c) NO FURTHER ACT FOR MERGER: Any corporation into or with which the Warrant Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom, or any corporation succeeding to the corporate trust business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor trustee under subsection 0 hereof.

                d) CERTIFICATION: Any Warrant Certificate countersigned but not delivered by a predecessor Warrant Agent may be delivered by the successor trustee in the name of the predecessor or successor trustee.

SECTION 11.08   CONFLICT OF INTEREST:

                a) REPRESENTATION: The Warrant Agent represents to the Corporation that at the time of the execution and delivery hereof no material conflict of interest exists in the Warrant Agent's role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its trust hereunder to a successor trustee approved by the Corporation and meeting the requirements set forth in subsection 0 hereof.

                b) DEALING IN SECURITIES: Subject to subsection 0 hereof, the Warrant Agent or a successor trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any Subsidiary of the Corporation without being liable to account for any profit made thereby.

SECTION 11.09   ACCEPTANCE OF TRUST:

The Warrant Agent hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions hereinbefore set forth unless and until discharged therefrom.

SECTION 11.10   ACTIONS BY WARRANT AGENT TO PROTECT INTEREST:

The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interest and the interests of the Warrantholders.

SECTION 11.11   DOCUMENTS, MONEY, ETC. HELD BY WARRANT AGENT:

Any securities, documents of title or other instruments that may at any time be held by the Warrant Agent subject to the trusts hereof may be placed in the deposit vaults of the Warrant Agent or of any bank listed in Schedule I of the BANK ACT (Canada), as amended, or deposited for safekeeping with any such bank. Unless herein otherwise expressly provided, any money so held pending the application or withdrawal thereof under any provisions of this Indenture, may be deposited in the name of the Warrant Agent in any such bank at the rate of interest, if any, then current on similar deposits or, with the consent of the Corporation, may be deposited in the deposit department of the Warrant Agent or any other loan or trust company or chartered bank authorized to accept deposits under the laws of Canada or a province thereof. All interest or other income received by the Warrant Agent in respect of such deposits and investments shall belong to the Corporation.

SECTION 11.12   WARRANT AGENT NOT TO BE APPOINTED RECEIVER:

The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

                                 ARTICLE TWELVE
                            NOTICE TO WARRANTHOLDERS

SECTION 12.01   NOTICE:

                a) NOTICE: Unless herein otherwise expressly provided, a notice to be given hereunder to Warrantholders will be deemed to be validly given if the notice is sent by ordinary surface or air mail, postage prepaid, addressed to the Warrantholders or delivered (or so mailed to certain Warrantholders and so delivered to the other Warrantholders) at their respective addresses appearing on the registers of holders described in section 0 hereof, provided, however, that if, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian postal employees, the notice could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is so delivered or is given by publication twice in the Report on Business section in the national edition of The Globe and Mail newspaper.

                b) DATE OF NOTICE: A notice so given by mail or so delivered will be deemed to have been given on the third Business Day after it has been mailed or on the day on which it has been delivered, as the case may be, and a notice so given by publication will be deemed to have been given on the second day on which it has been published as required. In determining under any provision hereof the date when notice of a meeting or other event must be given, the date of giving notice will be included and the date of the meeting or other event will be excluded. Accidental failure or omission in giving notice or accidental failure to mail notice to any Warrantholder will not invalidate any action or proceeding founded thereon.

                                ARTICLE THIRTEEN
                                     GENERAL

SECTION 12.02   NOTICE TO THE CORPORATION AND THE WARRANT AGENT:

                a) NOTICES: Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or to the Warrant Agent shall be deemed to be validly given if delivered by prepaid courier, if transmitted by telecopier or other means of prepaid, transmitted, recorded communication or if sent by registered mail, postage prepaid:

                i)      to the Corporation:

                        Breakwater Resources Ltd.
                        Suite 950
                        95 Wellington Street West
                        Toronto, Ontario
                        M5J 2N7

                        Attention:       President
                        Facsimile:       416-363-1315

                        with a copy to:

                        Fraser Milner Casgrain LLP
                        Suite 3900
                        100 King Street West
                        Toronto, Ontario
                        M5X 1B2

                        Attention:       Mr. Frank Davis
                        Facsimile:       416-863-4592

                ii)     to the Warrant Agent:

                        Computershare Trust Company of Canada
                        9th Floor
                        100 University Avenue
                        Toronto, Ontario
                        M5J 2Y1

                        Attention:       Manager, Corporate Trust Services
                        Facsimile:       416-981-9777

                and any such notice delivered or transmitted in accordance with the foregoing shall be deemed to have been received on the date of delivery or transmission or, if mailed, on the third Business Day following the date of the postmark on such notice. The original of any notice sent by facsimile transmission to the Warrant Agent shall be subsequently mailed to the Warrant Agent.

                b) CHANGE OF ADDRESS: The Corporation or the Warrant Agent may from time to time notify the other in the manner provided in subsection 0 hereof of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Warrant Agent, as the case may be, for all purposes of this Indenture.

                c) POSTAL DISRUPTION: If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered by prepaid courier or transmitted by telecopier or other means of prepaid, transmitted, recorded communication, such notice to be deemed to have been received on the date of delivery or transmission.

SECTION 13.02   TIME OF THE ESSENCE:

Time shall be of the essence of this Indenture.

SECTION 13.03   COUNTERPARTS:

The Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to be dated as of January 28, 2004.

SECTION 13.04   SATISFACTION AND DISCHARGE OF INDENTURE:

Upon all Common Shares required to be issued in respect of Warrant Certificates delivered to the Warrant Agent prior to the Time of Expiry having been issued, this Indenture shall cease to be of further force or effect and the Warrant Agent, on demand of and at the cost and expense of the Corporation and upon delivery to the Warrant Agent of a Certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

SECTION 13.05 PROVISIONS OF INDENTURE AND WARRANT CERTIFICATE FOR THE SOLE BENEFIT OF PARTIES AND WARRANTHOLDERS:

Nothing in this Indenture or the Warrant Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the holders of the Warrant Certificates, as the case may be, any legal or equitable right, remedy or claim under this Indenture or the Warrant Certificates, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

        IN WITNESS WHEREOF the parties have executed this Indenture as of the day and year first above written.


                                           BREAKWATER RESOURCES LTD.
                                           By:


                                           ------------------------------------
                                           Name:
                                           Title:

                                           COMPUTERSHARE TRUST COMPANY OF CANADA
                                           By:


                                           ------------------------------------
                                           Name:
                                           Title:



                                           ------------------------------------
                                           Name:
                                           Title:

                       SCHEDULE A TO THE WARRANT INDENTURE
                      DATED AS OF JANUARY 28, 2004 BETWEEN
                          BREAKWATER RESOURCES LTD AND
                      COMPUTERSHARE TRUST COMPANY OF CANADA


                               WARRANT CERTIFICATE

[CERTIFICATES REPRESENTING WARRANTS SOLD TO U.S. PERSONS OR PERSONS IN THE UNITED STATES MUST BEAR THE FOLLOWING LEGEND:

"THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT."]

                                                               CUSIP 106 902 158


        EXERCISABLE ONLY PRIOR TO 5:00 P.M., TORONTO TIME, ON JANUARY 28, 2009 AFTER WHICH TIME THIS WARRANT CERTIFICATE SHALL BE NULL AND VOID.

--------------------------------               ---------------------------------
 NUMBER ________                                CERTIFICATE FOR
--------------------------------               ---------------------------------
                                                WARRANTS
                                               ---------------------------------

                        WARRANT TO PURCHASE COMMON SHARES
                          OF BREAKWATER RESOURCES LTD.

        THIS IS TO CERTIFY THAT, for value received, (the "holder") is entitled to subscribe for and to purchase, AT ANY TIME PRIOR TO 5:00 P.M., TORONTO TIME, ON JANUARY 28, 2009 (the "Expiry Date"), _____________ fully paid and non-assessable common shares ("Common Shares") of Breakwater Resources Ltd. (the "Corporation") as constituted on the date hereof (as hereinafter defined), on the basis of one Common Share for each one Warrant, at an exercise price of $1.00 (Canadian) per Common Share, by surrendering this Warrant Certificate to the Warrant Agent (as hereinafter defined) with a subscription form (FORM 1) properly completed and executed, and a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation, for the total purchase price of the Common Shares so subscribed for and purchased. The holder of this Warrant Certificate may subscribe for and purchase less than the number of Common Shares entitled to be subscribed for and purchased on surrender of this Warrant Certificate. If the subscription does not exhaust the Warrants represented by this Warrant Certificate, a Warrant Certificate representing the balance of the Warrants will be issued to the holder.

        No Warrant Certificate representing fractional Warrants will be issued and the holder hereof understands and agrees that such holder will not be entitled to any cash payment or other form of compensation in respect of a fractional Warrant. By acceptance hereof, the holder expressly waives any right to receive fractional Common Shares upon exercise hereof. If the number of Common Shares to which a Warrantholder would otherwise be entitled upon the exercise of this Warrant Certificate is not a whole number, then the number of Common Shares to be issued will be rounded down to the next whole number.

        The principal office of Computershare Trust Company of Canada (the "Warrant Agent") in the City of Toronto, Ontario, has been appointed the warrant agent to receive subscriptions for Common Shares and payments from holders of Warrant Certificates. This Warrant Certificate, the subscription form (FORM 1), and a certified cheque, bank draft or money order shall be deemed to be surrendered to the Warrant Agent only upon personal delivery thereof or, if sent by post or other means of transmission, upon receipt thereof by the Warrant Agent at the office specified above. The Corporation may also provide for other places at which this Warrant Certificate may be surrendered for exchange or exercise. If mail is used for delivery of a Warrant Certificate, for the protection of the holder, registered mail should be used and sufficient time should be allowed to avoid the risk of late delivery. Subject to adjustment hereof in the events and in the manner set forth in the Warrant Indenture hereafter mentioned and summarized below, the price payable for each Common Share upon exercise of this Warrant Certificate shall be $1.00 (Canadian).

        THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND THE COMMON SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). Execution of the subscription form (FORM 1) will constitute a representation by the holder to the Corporation that the person exercising the Warrants is not a U.S. Person, or a Person in the United States, and is not acquiring any of the Common Shares issuable upon the exercise of the Warrants for, a U.S. Person or a Person in the United States other than the Original U.S. Purchaser. For purposes hereof, (a) "United States" means the United States of America, its territories or possessions, any state thereof or the District of Columbia, (b) a "U.S. Person" means any natural person resident in the United States, any partnership or corporation organized or incorporated under the laws of the United States, any estate of which any executor or administrator is a U.S. Person, any trust of which any trustee is a U.S. Person, any agency or branch of a foreign entity located in the United States, any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized or incorporated, or, if an individual, resident, in the United States or any partnership or corporation organized or incorporated under the laws of a country other than the United States if formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act and (c) "Original U.S. Purchaser" means the U.S. Person or Person in the United States who purchased the Warrants from the Corporation. In addition to the subscription form (FORM 1), the Original U.S. Purchaser must also provide an executed letter to the Warrant Agent and the Corporation substantially in the form of schedule B attached to the Warrant Indenture, a copy of which may be obtained upon request from the Warrant Agent. No Common Shares issuable upon exercise of Warrants will be delivered into the United States other than as set forth in this paragraph.

        Certificates representing Common Shares subscribed for and purchased will be mailed to the persons specified in the subscription form (FORM 1) at the respective addresses specified therein or, if so specified in the subscription form (FORM 1), delivered to such persons at the office of the Warrant Agent where the applicable Warrant Certificate was surrendered, when the transfer books of the Corporation have been opened for three Business Days after the due surrender of such Warrant Certificate and payment as aforesaid, including any applicable taxes.

        This Warrant Certificate may, upon compliance with the reasonable requirements and charges of the Warrant Agent, be divided by completing and executing FORM 2 and delivering the Warrant Certificate to the Warrant Agent.

        The Warrants represented by this Warrant Certificate may only be transferred, upon compliance with the conditions prescribed in the Warrant Indenture, on the register of transfers to be kept at the principal office of the Warrant Agent in Toronto, Ontario, by the holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Warrant Agent and, upon compliance with such requirements and such other reasonable requirements as the Warrant Agent may prescribe, such transfer will be duly recorded on such register of transfers by the Warrant Agent. Notwithstanding the foregoing, the Corporation will be entitled, and may direct the Warrant Agent, to refuse to record any transfer of any Warrant on such register if such transfer would constitute a violation of the securities laws of any jurisdiction.

        This Warrant Certificate represents warrants of the Corporation issued or issuable under the provisions of an indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the "Warrant Indenture") dated as of January 28, 2004, between the Corporation and the

Warrant Agent, to which reference is hereby made for particulars of the rights of the holders of the Warrant Certificates, the Corporation and the Warrant Agent in respect thereof and the terms and conditions upon which the Warrants represented hereby are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth in full, to all of which the holder of this Warrant Certificate by acceptance hereof assents, it being expressly understood that the provisions of the Warrant Indenture and this Warrant Certificate are for the sole benefit of the Corporation, the Warrant Agent and the Warrantholders. A copy of the Warrant Indenture may be obtained on request without charge from the secretary of the Corporation, at Suite 950, 95 Wellington Street West, Toronto, Ontario M5J 2N7, telephone: 416-363-4798. Words and terms in this Warrant Certificate with the initial letter or letters capitalized and not defined herein shall have the meanings ascribed to such capitalized words and terms in the Warrant Indenture.

        Nothing contained in this Warrant Certificate, the Warrant Indenture or otherwise shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or other shareholder of the Corporation or any other right or interest except as herein and in the Warrant Indenture expressly provided.

        The Warrant Indenture provides for adjustments to the exercise price of the Warrants and to the number and kind of securities purchaseable upon exercise upon the happening of certain stated events including the subdivision or consolidation of the Common Shares, certain distributions of Common Shares or securities exchangeable for or convertible into Common Shares or of other assets or property of the Corporation, certain offerings of rights, warrants or options and certain reorganizations.

        This Warrant Certificate, the Warrants represented by this Warrant Certificate and the Warrant Indenture shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

        The Warrant Indenture provides for the giving of notice by the Corporation prior to taking certain actions specified therein. The Corporation may from time to time purchase any of the Warrants by private contract or otherwise. Any such Warrants purchased by the Corporation shall be cancelled.

        This Warrant Certificate shall not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent for the time being under the Warrant Indenture.

        IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its officers or other individuals duly authorized in that behalf as of January 28, 2004.

                                                  BREAKWATER RESOURCES LTD.



                                                  By:      _____________________

        This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Indenture.

                                                  COMPUTERSHARE TRUST COMPANY OF
                                                  CANADA



                                                  By:      _____________________

                                SUBSCRIPTION FORM

                                    (FORM 1)

THE HOLDER HEREBY SUBSCRIBES FOR _____________ Common Shares of Breakwater Resources Ltd. at $1.00 (Canadian) per Common Share and on the other terms set out in the Warrant Certificate and Warrant Indenture and encloses herewith a certified cheque, bank draft or money order in Canadian dollars payable to "Breakwater Resources Ltd." in payment of the aggregate subscription price therefor.

The undersigned hereby irrevocably directs that the Common Shares be delivered, subject to the conditions set out in this certificate and the provisions of the Warrant Indenture, and that the said Common Shares be registered as follows:


Name(s) in Full and Social Address(es) (include postal  Number of Common Shares
Insurance Number(s)        code)
-------------------------- ---------------------------- -----------------------

-------------------------- ---------------------------- -----------------------

-------------------------- ---------------------------- -----------------------

-------------------------- ----------------------------

                                                 TOTAL:
                                                        ------------------------

Please print full name in which certificate(s) are to be issued. If any of the Common Shares are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Warrant Agent all requisite taxes or other government charges, if any and complete a Form of Transfer (FORM

By executing this subscription form, the undersigned represents and warrants that the undersigned is:

                the Original U.S. Purchaser; or

                not a U.S. Person, or a Person in the United States, and is not acquiring any of the Common Shares issuable upon the exercise of the Warrants for the account or benefit of, a U.S. Person or Person in the United States and none of the persons listed above is a U.S. Person or a Person in the United States other than the Original U.S. Purchaser. For purposes hereof, (a) "United States" means the United States of America, its territories or possessions, any state thereof or the District of Columbia, (b) a "U.S. Person" means any natural person resident in the United States, any partnership or corporation organized or incorporated under the laws of the United States, any estate of which any executor or administrator is a U.S. Person, any trust of which any trustee is a U.S. Person, any agency or branch of a foreign entity located in the United States, any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized or incorporated, or, if an individual, resident, in the United States or any partnership or corporation organized or incorporated under the laws of a country other than the United States if formed by a U.S. Person principally for the purpose of investing in securities not registered under the United States SECURITIES ACT OF 1933, as amended and (c) "Original U.S. Purchaser" means the U.S. Person or Person in the United States who purchased the Warrants from the Corporation.

In addition to this subscription form, the Original U.S. Purchaser must also provide an executed letter to the Warrant Agent and the Corporation substantially in the form of schedule B to the Warrant Indenture, a copy of which may be obtained upon request from the Warrant Agent.

                DATED this ______ day of ______, 20____.


__________________________________             _________________________________
Signature of Warrantholder                          Witness

Print name and address of Warrantholder in full below:

Name            ________________________________________________________________

Address         ________________________________________________________________

                ________________________________________________________________

                ________________________________________________________________
                (Include Postal Code)

[ ]     Please check box if certificates representing the Common Shares are to be delivered at the office of the Warrant Agent where this Warrant Certificate is surrendered, failing which the certificates will be mailed to the address set forth above.

PRIVACY NOTICE: In the course of providing services to you, the Warrant Agent receives non-public personal information about you, including, but not limited to, your name, address, social insurance number, securities holdings and transactions. The Warrant Agent uses this information in order to administer your account, to better serve you and for other lawful purposes. The Warrant Agent has prepared a PRIVACY CODE to tell you more about its information practices and how your privacy is protected. A copy of such code is available of the website of the Warrant Agent (computershare.com) or by request in writing at Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1. You are required to provide your social insurance number if you will receive income on the securities represented by this Warrant Certificate. The Warrant Agent will use your social insurance number for income reporting. The Warrant Agent may also ask for your social insurance number as an identification-security measure if you call or write to request service on your account, however, you may decline this usage.

MAIL TO:

Computershare Trust Company of Canada
9th Floor
100 University Avenue
Toronto, Ontario
M5J 2Y1

                    TO DIVIDE OR COMBINE WARRANT CERTIFICATES

                                    (FORM 2)

Fill in and sign this FORM 2 and surrender this Warrant Certificate to the Warrant Agent in ample time for new Warrant Certificates to be issued and used.

Deliver to the undersigned Warrantholder, at the address mentioned below, new certificates as follows:

_______________________________   _________________________ Certificate(s) for
                  Warrants each

_______________________________   _________________________ Certificate(s) for
                  Warrants each

_______________________________   _________________________ Certificate(s) for
                  Warrants each

                DATED this ______ day of ______, 20____.


________________________________
Signature of Warrantholder

Print name and address of Warrantholder in full below.

Name            ________________________________________________________________

Address         ________________________________________________________________

                ________________________________________________________________
                (Include Postal Code)

MAIL TO:

Computershare Trust Company of Canada
9th Floor
100 University Avenue
Toronto, Ontario
M5J 2Y1

                                FORM OF TRANSFER

                                    (FORM 3)

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the Warrants represented by this Warrant Certificate to:

Name            ________________________________________________________________

Address         ________________________________________________________________

                ________________________________________________________________

                ________________________________________________________________
                (Include Postal Code)

Social Insurance Number(s)  ____________________________________________________

and hereby irrevocably constitutes and appoints  _______________________________
                                                      (LEAVE THIS SPACE BLANK)
as the attorney of the undersigned to transfer the Warrants on the books of Breakwater Resources Ltd. with full power of substitution.


                DATED this ___ day of __________, 20____.

Signature of Transferor guaranteed by:

_______________________________  ___________________________________
Name of Bank or Trust Company        Signature of Transferor


Print name and address of Transferor in full below:

Name            ________________________________________________________________

Address         ________________________________________________________________

                ________________________________________________________________

                ________________________________________________________________
                (Include Postal Code)


The signature of the transferor must correspond in every particular respect with the surname and the first name(s) or initials shown on the face of this certificate and the endorsement must be signature guaranteed, in either case, by a Canadian chartered bank or a member of a recognized securities transfer agents medallion program (STAMP). The stamp affixed thereon by the guarantor must bear the actual words "signature guarantee", or "signature medallion guaranteed" and otherwise be in accordance with industry standards.

PRIVACY NOTICE: In the course of providing services to you, the Warrant Agent receives non-public personal information about you, including, but not limited to, your name, address, social insurance number, securities holdings and transactions. The Warrant Agent uses this information in order to administer your account, to better serve you and for other lawful purposes. The Warrant Agent has prepared a PRIVACY CODE to tell you more about its information practices and how your privacy is protected. A copy of such code is available of the website of the Warrant Agent (computershare.com) or by request in writing at Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1. You are required to provide your social insurance number if you will receive income on the securities represented by this Warrant Certificate. The Warrant Agent will use your social insurance number for income reporting. The Warrant Agent may also ask for your social insurance number as an identification-security measure if you call or write to request service on your account, however, you may decline this usage.

MAIL TO:

Computershare Trust Company of Canada
9th Floor
100 University Avenue
Toronto, Ontario
M5J 2Y1

                       SCHEDULE B TO THE WARRANT INDENTURE
                      DATED AS OF JANUARY 28, 2004 BETWEEN
                          BREAKWATER RESOURCES LTD. AND
                      COMPUTERSHARE TRUST COMPANY OF CANADA

                      Form of Letter to be Delivered by an
                             Original U.S. Purchaser
                            upon Exercise of Warrants


Breakwater Resources Ltd.

- and to -

Computershare Trust Company of Canada,
as Warrant Agent

Dear Sirs:


We are delivering this letter in connection with the purchase of common shares (the "Shares") of Breakwater Resources Ltd. (the "Corporation"), a corporation existing under the CANADA BUSINESS CORPORATIONS ACT, upon the exercise of warrants of the Corporation ("Warrants"), issued under the warrant indenture dated as of January 28, 2004 between the Corporation and Computershare Trust Company of Canada.

We hereby confirm that:

        (i) we are an institutional "accredited investor" within the meaning of Rule 501 (a)(1),(2),(3) or (7) of Regulation D under the United States SECURITIES ACT OF 1933 (the "U.S. Securities Act");

                we are purchasing the Shares for our own account;

                we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Shares;

                we are not acquiring the Shares with a view to distribution thereof or with any present intention of offering or selling any of the Shares, except (A) to the Corporation, (B) outside the United States in accordance with Rule 904 under the U.S. Securities Act or (C) inside the United States (1) in accordance with the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if applicable, and in compliance with applicable state securities laws or (2) in a transaction that does not require registration under the U.S. Securities Act or applicable state securities laws and the seller has furnished to the Corporation an opinion to such effect of counsel of recognized standing reasonably satisfactory to the Corporation prior to such offer, sale or transfer;

                we acknowledge that we have had access to such financial and other information as we deem necessary in connection with our decision to purchase the Shares; and

                we acknowledge that we are not purchasing the Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.


We understand that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the U.S. Securities Act and that the Shares have not been and will not be registered under the U.S. Securities Act. We further understand that any Shares acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph (d) above.

We acknowledge that you will be relying upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate or complete.

                                                    ____________________________
                                                    (Name of Purchaser)


                                                    By:_________________________
                                                    Name:
                                                    Title:

                                SCHEDULE 1.1(TT)

                        MINERAL AND OTHER PROPERTY RIGHTS

1.      MINERAL CLAIMS

--------------------------------------------------------------------------------
TENURE NUMBER CLAIM NAME  MAP NUMBER           STATUS           MINING DIVISION
--------------------------------------------------------------------------------
    201415       #W 56     092F12E    Good Standing 2007.12.22     01 Alberni
--------------------------------------------------------------------------------
    201491       W-87      092F12E    Good Standing 2007.11.08     01 Alberni
--------------------------------------------------------------------------------
    201493     W-116 FR.   092F12E    Good Standing 2007.08.13     01 Alberni
--------------------------------------------------------------------------------
    201492       W-100     092F12E    Good Standing 2007.06.13     01 Alberni
--------------------------------------------------------------------------------
    201366     W. NO. 3    092F12E    Good Standing 2007.05.24     01 Alberni
--------------------------------------------------------------------------------
    201367     W. NO. 4    092F12E    Good Standing 2007.05.24     01 Alberni
--------------------------------------------------------------------------------
    201368     W. NO. 5    092F12E    Good Standing 2007.05.24     01 Alberni
--------------------------------------------------------------------------------
    201369     W. NO. 6    092F12E    Good Standing 2007.05.24     01 Alberni
--------------------------------------------------------------------------------
    201370     W. NO. 7    092F12E    Good Standing 2007.05.24     01 Alberni
--------------------------------------------------------------------------------
    201371     W. NO. 8    092F12E    Good Standing 2007.05.24     01 Alberni
--------------------------------------------------------------------------------
    201372     W. NO. 10   092F12E    Good Standing 2007.05.24     01 Alberni
--------------------------------------------------------------------------------
    201373     W. NO. 12   092F12E    Good Standing 2007.05.24     01 Alberni
--------------------------------------------------------------------------------
    201374     W. NO. 13   092F12E    Good Standing 2007.05.24     01 Alberni
--------------------------------------------------------------------------------
    201375     W. NO. 14   092F12E    Good Standing 2007.05.24     01 Alberni
--------------------------------------------------------------------------------
    201376     W. NO. 15   092F12E    Good Standing 2007.05.24     01 Alberni
--------------------------------------------------------------------------------
    201377     W. NO. 16   092F12E    Good Standing 2007.05.24     01 Alberni
--------------------------------------------------------------------------------
    201378     W. NO. 17   092F12E    Good Standing 2007.05.24     01 Alberni
--------------------------------------------------------------------------------
    201379     W. NO. 18   092F12E    Good Standing 2007.05.24     01 Alberni
--------------------------------------------------------------------------------
    201380     W. NO. 19   092F12E    Good Standing 2007.05.24     01 Alberni
--------------------------------------------------------------------------------
    201381     W. NO. 20   092F12E    Good Standing 2007.05.24     01 Alberni
--------------------------------------------------------------------------------
    201486       W-80      092F12E    Good Standing 2007.05.17     01 Alberni
--------------------------------------------------------------------------------
    201487       W-81      092F12E    Good Standing 2007.05.17     01 Alberni
--------------------------------------------------------------------------------
    201488       W-82      092F12E    Good Standing 2007.05.17     01 Alberni
--------------------------------------------------------------------------------
    201494       W-121     092F12E    Good Standing 2007.05.08     01 Alberni
--------------------------------------------------------------------------------
    201495       W-122     092F12E    Good Standing 2007.05.08     01 Alberni
--------------------------------------------------------------------------------
    201459       W 72      092F12E    Good Standing 2007.04.03     01 Alberni
--------------------------------------------------------------------------------
    201460       W 74      092F12E    Good Standing 2007.04.03     01 Alberni
--------------------------------------------------------------------------------
    201461       W 75      092F12E    Good Standing 2007.04.03     01 Alberni
--------------------------------------------------------------------------------
    201462       W 76      092F12E    Good Standing 2007.04.03     01 Alberni
--------------------------------------------------------------------------------
    201463       W 77      092F12E    Good Standing 2007.04.03     01 Alberni
--------------------------------------------------------------------------------
    201464       W 78      092F12E    Good Standing 2007.04.03     01 Alberni
--------------------------------------------------------------------------------
    201465       W 79      092F12E    Good Standing 2007.04.03     01 Alberni
--------------------------------------------------------------------------------
    201403     W. NO. 59   092F12E    Good Standing 2007.01.18     01 Alberni
--------------------------------------------------------------------------------
    201404     W. NO. 61   092F12E    Good Standing 2007.01.18     01 Alberni
--------------------------------------------------------------------------------
    201405     W. NO. 62   092F12E    Good Standing 2007.01.18     01 Alberni
--------------------------------------------------------------------------------
    201406     W. NO. 63   092F12E    Good Standing 2007.01.18     01 Alberni
--------------------------------------------------------------------------------
    201407     W. NO. 64   092F12E    Good Standing 2007.01.18     01 Alberni
--------------------------------------------------------------------------------
    201408     W. NO. 65   092F12E    Good Standing 2007.01.18     01 Alberni
--------------------------------------------------------------------------------
    201409     W. NO. 66   092F12E    Good Standing 2007.01.18     01 Alberni
--------------------------------------------------------------------------------
    201410     W. NO. 67   092F12E    Good Standing 2007.01.18     01 Alberni
--------------------------------------------------------------------------------
    201411     W. NO. 68   092F12E    Good Standing 2007.01.18     01 Alberni
--------------------------------------------------------------------------------
    201412     W. NO. 69   092F12E    Good Standing 2007.01.18     01 Alberni
--------------------------------------------------------------------------------
    201413     W. NO. 70   092F12E    Good Standing 2007.01.18     01 Alberni
--------------------------------------------------------------------------------
    201414     W. NO. 71   092F12E    Good Standing 2007.01.18     01 Alberni

2.      MINING LEASES


--------------- ------------------ ------------------- ---------- ---------------- ----------------- ------------
TENURE          DISPOSITION        GRANT TYPE          HA         DUE DATE         END OF TERM       NTS
NUMBER          NAME
--------------- ------------------ ------------------- ---------- ---------------- ----------------- ------------
201320          Lease 26           Crown lease         496.2      March 27, 2005   March 27, 2007    092F/12E

--------------- ------------------ ------------------- ---------- ---------------- ----------------- ------------
201321          Lease 27           Crown      mineral  680.2      March 27, 2005   March 27, 2007    092F/12E
                                   lease
--------------- ------------------ ------------------- ---------- ---------------- ----------------- ------------
201322          Lease 28           Crown      mineral  508.1      March 27, 2005   March 27, 2007    092F/12E
                                   lease
--------------- ------------------ ------------------- ---------- ---------------- ----------------- ------------
201323          Lease 29           Crown      mineral  493.8      March 27, 2005   March 27, 2007    092F/12E
                                   lease
--------------- ------------------ ------------------- ---------- ---------------- ----------------- ------------
201324          Lease 51           Crown      mineral  31.67      July 4, 2005     July 4, 2021      092F/12E
                                   lease
--------------- ------------------ ------------------- ---------- ---------------- ----------------- ------------

3.      CROWN GRANTED MINERAL RIGHTS

The following undersurface rights were granted to BWCL by the Crown:

---------------------------- ----------------------------- -------------- -------------------------------
Parcel Identifier Number     Charge Nos.                   District Lot   Claim Name
---------------------------- ----------------------------- -------------- -------------------------------
000 049 336                  EM88535 (see 292650G, as      1659           Mink Mineral Claim
                             assigned by EC62566 and
                             E88098)
---------------------------- ----------------------------- -------------- -------------------------------
000 049 425                  EM88535 (see 292650G, as      1665           Red Squirrel Mineral Claim
                             assigned by EC62566 and
                             E88098)
---------------------------- ----------------------------- -------------- -------------------------------
000 049 476                  EM88535 (see 292650G, as      1667           Bessie B. Mineral Claim
                             assigned by EC62566 and
                             E88098)
---------------------------- ----------------------------- -------------- -------------------------------
000 312 592                  EM88536 (see A10737 as        1971           Boulder Mineral Claim
                             assigned by EC62568 and )
                             EM88099
---------------------------- ----------------------------- -------------- -------------------------------
000 312 631                  EM88536 (see A10737 as        1972           Barite Mineral Claim
                             assigned by EC62568 and
                             EM88099)
---------------------------- ----------------------------- -------------- -------------------------------
000 312 649                  EM88536 (see A10737 as        1973           Raven Mineral Claim
                             assigned by EC62568 and
                             EM88099)
---------------------------- ----------------------------- -------------- -------------------------------

---------------------------- ----------------------------- -------------- -------------------------------
000 312 665                  EM88536 (see A10737 as        1974           Betty Mineral Claim
                             assigned by EC62568 and
                             EM88099)
---------------------------- ----------------------------- -------------- -------------------------------
000 049 328                  EM88533 (see 295908G, as      1341           betty Mineral Claim (lowercase)
                             assigned by EC62564 and
                             EM88096)
---------------------------- ----------------------------- -------------- -------------------------------
000 312 584                  EM88533 (see 295908G, as      1342           Elwood Mineral Claim
                             assigned by EC62564 and
                             EM88096)
---------------------------- ----------------------------- -------------- -------------------------------
000 049 387                  EM88533 (see 295908G, as      1663           Blue Grouse Mineral Claim
                             assigned by EC62564 and
                             EM88096)
---------------------------- ----------------------------- -------------- -------------------------------
000 049 409                  EM88533 (see 295908G, as      1664           Blue Jay Mineral Claim
                             assigned by EC62564 and
                             EM88096)
---------------------------- ----------------------------- -------------- -------------------------------
000 312 576                  EM88533 (see 295908G, as      1340           Pearl Mineral Claim
                             assigned by EC62564 and
                             EM88096) and EM88534 (see
                             313324G, as assigned by
                             EC62565 and EM88097)
---------------------------- ----------------------------- -------------- -------------------------------
000 039 195                  EM88532 (see A10735 as        1344           Bear Paw Mineral Claim
                             assigned by EC62567 and
                             EM88095)
---------------------------- ----------------------------- -------------- -------------------------------
000 039 209                  EM88532 (see A10735 as        1345           Beaver Paw Mineral Claim
                             assigned by EC62567 and
                             EM88095)
---------------------------- ----------------------------- -------------- -------------------------------
000 039 187                  EM88532 (see A10735 as        1346           Right Paw Mineral Claim
                             assigned by EC62567 and
                             EM88095)
---------------------------- ----------------------------- -------------- -------------------------------
000 039 217                  EM88532 (see A10735 as        1347           Left Paw Mineral Claim
                             assigned by EC62567 and
                             EM88095)
---------------------------- ----------------------------- -------------- -------------------------------
000 049 352                  EM88533 (see 295908G, as      1660           Lynx Mineral Claim
                             assigned by EC62564 and
                             EM88096) and EM88534 (see
                             313324G, as assigned by
                             EC62565 and EM88097)
---------------------------- ----------------------------- -------------- -------------------------------
000 049 379                  EM88533 (see 295908G, as      1661           Cougar Mineral Claim
                             assigned by EC62564 and
                             EM88096) and EM88534 (see
                             313324G, as assigned by
                             EC62565 and EM88097)
---------------------------- ----------------------------- -------------- -------------------------------

---------------------------- ----------------------------- -------------- -------------------------------
000 049 468                  EM88533 (see 295908G, as      1666           Grey Squirrel Mineral Claim
                             assigned by EC62564 and
                             EM88096) and EM88534 (see
                             313324G, as assigned by
                             EC62565 and EM88097)
---------------------------- ----------------------------- -------------- -------------------------------
000 049 492                  EM88532 (see A10735 as        1668           South Paw Mineral Claim
                             assigned  by EC62567 and
                             EM88095)
---------------------------- ----------------------------- -------------- -------------------------------
000 049 506                  EM88532 (see A10735 as        1669           West Paw Mineral Claim
                             assigned by EC62567 and
                             EM88095)
---------------------------- ----------------------------- -------------- -------------------------------
000 049 557                  EM88532 (see A10735 as        1670           North Paw Mineral Claim
                             assigned by EC62567 and
                             EM88095)
---------------------------- ----------------------------- -------------- -------------------------------
000 049 573                  EM88532 (see A10735 as        1671           East Paw Mineral Claim
                             assigned by EC62567 and
                             EM88095)
---------------------------- ----------------------------- -------------- -------------------------------

4.      OTHER PROPERTY RIGHTS

------------ -------------------------------------- ----------------------
PERMIT NO.   PERMIT DESCRIPTION                     ISSUING AGENCY
------------ -------------------------------------- ----------------------
ST9710029    Thelwood Power (was PUP 1261)          MWLAP - BC Parks
------------ -------------------------------------- ----------------------
ST9710035    Main Permit (was PUP 1363)             MWLAP - BC Parks
------------ -------------------------------------- ----------------------
ST9710036    Tennent Power (was PUP 1364, PUP 473)  MWLAP - BC Parks
------------ -------------------------------------- ----------------------

                                SCHEDULE 1.1(BBB)

                             PERMITTED ENCUMBRANCES

The following are Permitted Encumbrances under the Agreement:

(a) the reservations, limitations, provisos, exceptions and conditions contained in the original grant from the Crown;

(b) the provisions of the Land Act (British Columbia), and sections 23(2) and 26 of the Land Title Act (British Columbia);

(c) the provisions of the Mineral Tenure Act (British Columbia) governing, inter alia, the location, recording, transferring and maintenance of mineral claims and mining leases;

(d) the endorsements on certificates of title in favour of Governmental Authorities;

(e) charges granted by public utilities in respect of their interest, if any, in a property;

(f)     liens for Taxes which are not yet due;

(g) undetermined or inchoate liens and charges incidental to current construction or current operation which have not been filed or registered in accordance with applicable law or of which written notice has not at the time been duly given in accordance with applicable law or which relate to obligations not at the time due or delinquent;

(h) liens, charges and encumbrances incidental to the conduct of business which, in the aggregate, do not materially detract from the value of the Business or materially impair the operation of the Business; and

(i) a claim of right, title or jurisdiction which may be made or established to or over any lands, waters or products harvested therefrom by any aboriginal peoples by virtue of and relying solely upon their status as aboriginal peoples.

                                 SCHEDULE 3.1(A)

                                  JURISDICTIONS


1.      Canada (Federal) (3524396)
2.      British Columbia (A0047906)
3.      Alberta (217975234)
4.      Saskatchewan (626253)
5.      Manitoba (3888577)
6.      Ontario (1309137)

                                 SCHEDULE 3.1(J)

                             DIRECTORS AND OFFICERS

1.      Directors:

        David Bazowski
        Jan Johansson
        Marianne Lindholm

2.      Officers: None appointed

                                 SCHEDULE 3.2(A)

                              FINANCIAL STATEMENTS

See attached. These are draft audited financial statements only. The auditor has not yet received information from the actuary and therefore cannot confirm that the employee future benefits will not change as a result of the actuary's calculations.

FINANCIAL STATEMENTS ARE INCORPORATED HEREIN BY REFERENCE TO THE "AUDITORS' REPORT AND CONSOLIDATED FINANCIAL STATEMENTS OF BOLIDEN WESTMIN (CANADA) LIMITED
- DECEMBER 31, 2003 AND 2002" IN THE BUSINESS ACQUISITION REPORT FILED ON OCTOBER 6, 2004 ON SEDAR AT WWW.SEDAR.COM.


SCHEDULE 3.3(C)

                                     PERMITS

1.      MINE PERMITS

------------------ --------------------------------------------- ------------------------------------- ------------------
PERMIT NO.         PERMIT DESCRIPTION                            ISSUING AGENCY                        DATE ISSUED
------------------ --------------------------------------------- ------------------------------------- ------------------
M-26               Mining, Exploration and Reclamation           Ministry of Energy and Mines          June 7, 1979
------------------ --------------------------------------------- ------------------------------------- ------------------

2.      PARK USE PERMITS

------------------ --------------------------------------------- ------------------------------------- ------------------
PERMIT NO.         PERMIT DESCRIPTION                            ISSUING AGENCY                        DATE ISSUED
------------------ --------------------------------------------- ------------------------------------- ------------------
ST9710029          Thelwood Power (was PUP 1261) includes        MWLAP - BC Parks                      June 1, 1983
                   Resources Permit #2081
------------------ --------------------------------------------- ------------------------------------- ------------------
ST9710035          Main Permit (was PUP 1363)                    MWLAP - BC Parks                      June 1, 1985
------------------ --------------------------------------------- ------------------------------------- ------------------
ST9710036          Tennent Power (was PUP 1364, PUP 473)         MWLAP - BC Parks                      June 1, 1985
------------------ --------------------------------------------- ------------------------------------- ------------------

3.      ENVIRONMENTAL PERMITS

-------------------- ------------------------------------------- -------------------------------- -----------------------
PERMIT NO.           PERMIT DESCRIPTION                          ISSUING AGENCY                   DATE ISSUED
-------------------- ------------------------------------------- -------------------------------- -----------------------
PA-02408             Air Emissions                               MWLAP - Waste Management         June 21, 1974
-------------------- ------------------------------------------- -------------------------------- -----------------------
PE-06858             Effluent                                    MWLAP - Waste Management         June 4, 1984
-------------------- ------------------------------------------- -------------------------------- -----------------------
PR-02561             Refuse Dump                                 MWLAP- Waste Management          May 21, 1974
-------------------- ------------------------------------------- -------------------------------- -----------------------
99-HPAC-PA3-000-00016TDF Seismic Upgrade - Myra Creek instream   Government of Canada -           July 19, 1999,
                     works S. 35(2) Authorization for Works or   Fisheries and Oceans Canada      amended September 7,
                     Undertakings Affecting Fish Habitat                                          2001
-------------------- ------------------------------------------- -------------------------------- -----------------------
                     Metal Mine Effluent Regulations -           Environment Canada               December 6, 2002
                     Transitional Authorization to discharge
                     effluent with pH range 6 to 11
-------------------- ------------------------------------------- -------------------------------- -----------------------

4.      CONDITIONAL WATER LICENSES

-------------------- ------------------------------------------- -------------------------------- -----------------------
LICENSE NO.          PERMIT DESCRIPTION                          ISSUING AGENCY                   DATE ISSUED
-------------------- ------------------------------------------- -------------------------------- -----------------------
CWL-064124           Tennent Creek, Patchette Creek, Moulder     MSRM - Land & Water              April 3, 1986
                     Creek, McNish Lake, Ellis Lake, Griffiths
                     Lake, Moulder Lake and Patchette Lake -
                     storage/power
-------------------- ------------------------------------------- -------------------------------- -----------------------
CWL-064123           Jim Mitchell Lake & Thelwood Creek -        MSRM - Land & Water              April 3, 1986
                     storage and use
-------------------- ------------------------------------------- -------------------------------- -----------------------
CWL-063974           Thelwood Creek - storage/power              MSRM - Land & Water              January 5, 1987
-------------------- ------------------------------------------- -------------------------------- -----------------------
CWL-061484           Myra Creek - diversion & use                MSRM - Land & Water              April 3, 1986
-------------------- ------------------------------------------- -------------------------------- -----------------------
CWL-058458           Myra Creek - diversion & use                MSRM - Land & Water              May 15, 1985
-------------------- ------------------------------------------- -------------------------------- -----------------------


-------------------- ------------------------------------------- -------------------------------- -----------------------
LICENSE NO.          PERMIT DESCRIPTION                          ISSUING AGENCY                   DATE ISSUED
-------------------- ------------------------------------------- -------------------------------- -----------------------
CWL-043379           Arnica Creek - diversion & use              MSRM - Land & Water              November 1, 1971
-------------------- ------------------------------------------- -------------------------------- -----------------------
CWL-043113           Webster Creek - diversion & use             MSRM - Land & Water              September 3, 1974
-------------------- ------------------------------------------- -------------------------------- -----------------------
CWL-032063           Tennent Lake - diversion                    MSRM - Land & Water              March 15, 1967
-------------------- ------------------------------------------- -------------------------------- -----------------------
CWL-101665           Myra Creek - #4 Pumphouse glandwater        MSRM - Land & Water              June 22, 2001
-------------------- ------------------------------------------- -------------------------------- -----------------------
CWL-029102           Tennent Creek Works                         MSRM - Land & Water              August 25, 1964
-------------------- ------------------------------------------- -------------------------------- -----------------------

5.      OTHER PERMITS

------------------ -------------------------------------------------- -------------------------------- ------------------
PERMIT NO.         PERMIT DESCRIPTION                                 ISSUING AGENCY                   DATE ISSUED
------------------ -------------------------------------------------- -------------------------------- ------------------
1440494            Drinking Water System, Decal No. 00689             Ministry of Health Services      August 12, 1992
------------------ -------------------------------------------------- -------------------------------- ------------------
BC-1390            TDG Exemption - to transport explosives on site    Ministry of Transportation       December 1, 1991
                   w/o documentation
------------------ -------------------------------------------------- -------------------------------- ------------------
BC-1239 / 2015     TDG Exemption - to haul concentrates to town w/o   Insurance Corporation of B.C.    February 4, 1998
                   documentation                                      (Commercial Transportation and
                                                                      Inspection Board)
------------------ -------------------------------------------------- -------------------------------- ------------------
10976-3-05.0       Radioisotope License (1 Ronan, 3 Kay-Ray) Cs-137   Canadian Nuclear Safety          November 17, 2003
                   sources - Nuclear Substances and Radiation         Commission -
                   Devices Licence Number (Supersedes 09-05509-99
                   from Atomic Energy C.B.)
------------------ -------------------------------------------------- -------------------------------- ------------------
113-3175980        Radio Station License for 2 frequencies (Company   Dept. of Communications          April 1, 1990
                   code 080016968)
------------------ -------------------------------------------------- -------------------------------- ------------------
BC 495             Explosive Storage and use Permit                   Ministry of Energy and Mines     December 10, 1993
------------------ -------------------------------------------------- -------------------------------- ------------------
OTH00108           Gas Annual Permit (Unit Name: Other / Unit         Ministry of Community,           N/A
                   Class: 8 Other)                                    Aboriginal and Women's Services
------------------ -------------------------------------------------- -------------------------------- ------------------

                                 SCHEDULE 11.10

              ASSIGNMENT AND ASSUMPTION OF SHARE EXCHANGE AGREEMENT


WHEREAS:
Boliden Limited ("BOLIDEN") and Breakwater Resources Ltd. ("BREAKWATER") entered into a share exchange agreement dated July ___, 2004 ("SHARE EXCHANGE AGREEMENT") whereby Breakwater agreed to purchase all of the issued and outstanding shares of Boliden Westmin (Canada) Limited ("BWCL"). As permitted by
Section 11.10 of the Share Exchange Agreement, Breakwater now wishes to assign its rights and benefits under the Share Exchange Agreement to its wholly-owned Canadian subsidiary ("SUBCO") in consideration of Subco agreeing to assume certain of Breakwater's obligations under the Share Exchange Agreement. In consideration of the premises, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Breakwater, Subco and Boliden hereby covenant and agree as follows:

1. DEFINED TERMS. All words and phrases which are defined in the Share Exchange Agreement shall have the same respective meaning when used in this Assignment.

2. ASSIGNMENT. From and after the date hereof, Breakwater hereby irrevocably grants, assigns and sets over unto Subco all of its right, title, benefit and interest in, under and to the Share Exchange Agreement to have and to hold with full power to Subco to take all such measures for the enjoyment of the rights under the Share Exchange Agreement as Breakwater might take.

3. ASSUMPTION. In consideration of the above assignment, Subco expressly assumes and undertakes to pay, satisfy, discharge, perform and fulfil those certain obligations and liabilities of Breakwater under the Share Exchange Agreement as agreed upon by Breakwater and Subco (the "ASSUMED OBLIGATIONS").

4. BREAKWATER OBLIGATIONS. Breakwater and Subco agree that, notwithstanding the terms of this Assignment, Breakwater will remain jointly and severally liable with Subco, as principal and not as surety, with respect to all of the representations, warranties, covenants, indemnities and agreements under the Share Exchange Agreement that relate to or form part of the Assumed Obligations. For greater clarity, Breakwater will remain liable as principal covenantor with respect to all of the representations, warranties, covenants, indemnities and agreements under the Share Exchange Agreement whether or not they form part of the Assumed Obligations. Nothing contained in this Assignment should be construed as a release of Breakwater from the Assumed Obligations under the Share Exchange Agreement.

5. CORPORATE CHANGES. Until such time as Breakwater and Subco, as the case may be, fully satisfy their obligations under Section 5.4 of the Share Exchange Agreement, Subco will remain a wholly owned subsidiary of Breakwater, BWCL will remain a wholly-owned subsidiary of Subco and the Myra Falls Mine and Discovery Terminal will be owned or leased, and the Business will be owned and operated, by a corporation that is, directly or indirectly, a wholly-owned subsidiary of Breakwater.

6. STATUS OF ORIGINAL AGREEMENT. Each of the parties to this Assignment agree that the Share Exchange Agreement is in full force and effect, unamended and unmodified save as amended by this Assignment, and that the Share Exchange Agreement and this Assignment will henceforth be read together.

7. ASSIGNMENT. None of the parties hereto may assign this Assignment, and neither Boliden nor Breakwater may further assign the Share Exchange Agreement, without the prior written consent of the other parties to this Assignment or the Share Exchange Agreement, as the case may be.

8. AMENDMENTS. No amendment, supplement, restatement or termination of the whole or any part of this Assignment is binding unless it is in writing and signed by each of the parties hereto at the time of the amendment, supplement, restatement or termination.

9. FURTHER ASSURANCES. Breakwater shall and will at all times hereafter, at the request of Subco or Boliden, as the case may be, execute such further and other documents and instruments and do such further and other acts and things as may be necessary to implement and carry out the intent and purpose of this Assignment.

10. ENUREMENT. This Assignment shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11. EXECUTION. This Assignment may be executed by the parties and transmitted by facsimile and if so executed and transmitted, this Assignment shall be for all purposes as effective as if the parties had delivered an executed original Agreement.

IN WITNESS WHEREOF the parties have executed this Assignment as of the ____ day of ___________, 2004.


BREAKWATER RESOURCES LTD.                        BOLIDEN LIMITED



Per:     _______________________                 Per:     ______________________
         Authorized Signatory                             Authorized Signatory

SUBCO



Per:     _______________________
         Authorized Signatory